Exhibit 10.3
CUSIP: Deal - 48668UAE5
Revolver - 48668UAF2
Term - 48668UAG0
REVOLVING AND TERM LOAN AGREEMENT
by and between
KBSIII 500 West Madison, LLC,
a Delaware limited liability company
as Borrower
And
U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Joint Lead Arranger, Co-Book Runner, and Administrative Agent
And
BANK OF AMERICA, N.A.,
a national banking association,
as Joint Lead Arranger, Co-Book Runner, and Syndication Agent
And
THE LENDERS REFERENCED HEREIN

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Section 9.4	No Responsibility for Advances; Recitals, etc	80
Section 9.5	Action on Instructions of Lenders	80
Section 9.6	Employment of Administrative Agent and Counsel	81
Section 9.7	Reliance of Documents; Counsel	81
Section 9.8	Protective Advances	81
Section 9.9	Foreclosure	81
Section 9.10	Administrative Agent's Reimbursement and Indemnification	83
Section 9.11	Notice of Event of Default	83
Section 9.12	Rights as a Lender	83
Section 9.13	Lender Credit Decision, Legal Representation	84
Section 9.14	Successor Administrative Agent	84
Section 9.15	Delegation to Affiliates	85
Section 9.16	Borrower, Collateral and Guarantor Releases	85
Section 9.17	No Advisory or Fiduciary Responsibility	86
Section 9.18	Documentation Agent, Syndication Agent, etc	86
Section 9.19	Pro Rata Treatment	86
Section 9.20	Security Interest in Deposits	87
Section 9.21	Ratable Payments	87
Section 9.22	Defaulting Lenders	87
Section 9.23	Special Advances	89
Section 9.24	Certain ERISA Matters	89
Section 9.25	Approval of Lenders	90

ARTICLE X MISCELLANEOUS		91
Section 10.1	General Indemnities	91
Section 10.2	Binding Effect; Waivers; Cumulative Rights and Remedies	91
Section 10.3	Reduction of Aggregate Commitment	92
Section 10.4	Survival	93
Section 10.5	Governing Law; Waiver of Jury Trial; Jurisdiction	93
Section 10.6	Counterparts	93
Section 10.7	Notices	93
Section 10.8	Administrative Agent's Sign	94
Section 10.9	No Third Party Reliance	94
Section 10.10	Assignments	94
Section 10.11	Participations	97
Section 10.12	Amendments	98
Section 10.13	Time of Essence	99
Section 10.14	Entire Agreement; No Oral Modifications	95
Section 10.15	Captions	95
Section 10.16	Borrower-Lender Relationship	95
Section 10.17	Joint and Several Liability	95
Section 10.18	Severability	95
Section 10.19	[Reserved.]	95
Section 10.20	[Reserved.]	95
Section 10.21	Defenses	95
Section 10.22	Designated Representative(s)	95

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SCHEDULES

SCHEDULE 1	Commitments
EXHIBITS

EXHIBIT A	Improvements
EXHIBIT B	Legal Description
EXHIBIT C EXHIBIT D	Permitted Encumbrances Form of Draw Request
EXHIBIT E	Financial Covenant Compliance Certificate Form
EXHIBIT F	[Reserved]
EXHIBIT G	Ownership and Control of Borrower
Exhibit H	Commercial Real Estate Standard Insurance Requirements
EXHIBIT I	Form of Promissory Note
EXHIBIT J	Form of Assignment and Assumption Agreement
EXHIBIT K	[Reserved]
EXHIBIT L	List of Leases
EXHIBIT M	Form of Notice of Obligations

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REVOLVING AND TERM LOAN AGREEMENT
THIS REVOLVING AND TERM LOAN AGREEMENT (this "Agreement") is made and entered into this November 2, 2020, by and among KBSIII 500 West Madison, LLC, a Delaware limited liability company (the "Borrower"), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank") in its capacity as Administrative Agent (hereinafter defined), and (iii) the Lenders (as hereinafter defined).
Borrower has requested that the Lenders provide the Loan (as hereinafter defined) to Borrower in the initial principal sum of up to $375,000,000.00 for the purposes set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Advances (as hereinafter defined) to be made by Administrative Agent and the Lenders pursuant to this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
Section 1.1    Definitions. For purposes of this Agreement, the following terms have the following respective meanings, unless the context hereof clearly requires otherwise:
“Accenture” shall mean Accenture LLP, an Illinois limited liability partnership, as successor-in-interest to Acquity Group, L.L.C. under the Accenture Lease.
“Accenture Expansion Space” shall mean (i) the Expansion Space, as defined in the Accenture Lease, (ii) all “Additional Expansion Space” that Accenture elects to expand into under the Accenture Lease, and (iii) and any additional space leased by Accenture at the Project.
“Accenture Lease” shall mean that certain Office Lease dated as of July 14, 2011, as amended by that certain First Amendment to Office Lease dated June 30, 2014, that certain Second Amendment to Office Lease and Consent to Extension of Sublease dated August 19, 2015, that certain Third Amendment to Office Lease dated July 10, 2019, that certain Fourth Amendment to Office Lease executed March 13, 2020, that certain Fifth Amendment to Office Lease executed July 20, 2020, each by and between Borrower (and/or its predecessors in interest) and Accenture (as tenant), and as may be further amended or modified.
"Accessibility Laws": Means any Laws, including under the ADA, relating to accessibility to facilities or properties for disabled, handicapped and/or physically challenged persons, or other persons covered by the ADA.
"ADA": Means the United States Americans With Disabilities Act of 1990, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

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"Administrative Agent": Means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article IX, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article IX.
"Administrative Questionnaire": Means the Administrative Questionnaire completed by each Lender and delivered to Administrative Agent in a form supplied by Administrative Agent to the Lenders from time to time.
"Advance(s)": Means any portion of the Loan advanced by the Lenders on the same Borrowing Date to or for the benefit of Borrower as required or permitted under this Agreement or any other Loan Document.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Affected Lender": Has the meaning given to such term in Section 2.12.
"Affiliate": Means, as to any Person, any other Person (a) directly or indirectly Controlling, Controlled by or under common Control with such Person, or (b) that is a director or officer of such Person or an Affiliate of such Person.
"Aggregate Commitment": Means, as of any date of determination, the aggregate Commitments of all of the Lenders. Initially, the Aggregate Commitment will be $375,000,000, consisting of the Revolving Portion plus the Non-Revolving Portion less the amount of any principal paydowns of the Non-Revolving Portion, and the undisbursed Loan proceeds, if any, that have been cancelled (i) by the Borrower in writing in accordance with the terms and conditions of this Agreement including, without limitation, the provisions set forth in Section 10.3, and (ii) in accordance with Section 2.1(g), in each case subject to the availability of the Tenant Improvement Allocation.
"Agreement": Has the meaning given to such term in the introductory paragraph hereof.
"Alteration Threshold": Means Two Million Five Hundred Thousand Dollars ($2,500,000.00).
“Alternate Base Rate”: Means, for any day, a rate of interest per annum equal to the highest of (a) zero, (b) the Prime Rate for such day and (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from the effective date of such change.
"Annualized Net Operating Income": Means annualized Net Operating Income before payment of debt service from the Project securing the Loan as of the date of calculation, calculated by annualizing the Net Operating Income for the immediately preceding prior two calendar quarters; provided that if the Debt Service Coverage Ratio is being calculated within 60 days after the end of a calendar quarter (and prior to the quarterly reporting for the most recent calendar quarter end being available and/or delivered to Administrative Agent), the Net Operating Income shall be calculated by looking at the Net Operating Income during the two

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calendar quarters preceding the immediately prior calendar quarter; e.g., if the most recent calendar quarter end reporting is not yet delivered to Administrative Agent and the Debt Service Coverage Ratio is being calculated on January 10, 2021, the six-month period (if that is the relevant calculation period under the following provisions of this definition) would be the period commencing on April 1, 2020 and ending on September 30, 2020, and if the Debt Service Coverage Ratio is being calculated on March 20, 2021, the six-month period would be the period commencing on July 1, 2020, and ending on December 31, 2020).
“Anti-Corruption Laws”: Means all laws, rules, and regulations of any jurisdiction applicable to Borrower, Guarantor or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: Means with respect to Advances at the LIBOR Based Rate or the Base Rate, if applicable, 225 basis points.
"Appraisal": Means an appraisal meeting the Required Appraisal Standard.
“Approved Fund”: Means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Approved Lease": means a Lease entered into in accordance with Section 6.29.
"Assignment and Assumption": Means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.10) and accepted by Administrative Agent, in the form of Exhibit J or any other form approved by Administrative Agent.
"Assignment and Subordination of Management Agreement": Means the Assignment and Subordination of Management Agreement and Management Fees by and between the Property Manager, Borrower and Administrative Agent, for the benefit of itself and the Lenders, as the same may be amended, modified or supplemented from time to time.
“Availability Amount” Shall mean the lesser of (i) the then applicable Aggregate Commitment or (ii) the then applicable Borrowing Base Amount (determined as of the most recent DSCR Testing Date).
"Availability Period": Has the meaning given such term in Section 3.1.
“Bail-In Action”: Means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: Means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United

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Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"Bankruptcy Code": Means Title 11 of the United States Code, as the same may be amended or replaced from time to time.
"Base Rate": Means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin for such day, in each case, changing when and as the Alternate Base Rate changes.
“Benchmark Replacement”: Means the sum of: (a) an alternative benchmark rate that has been selected by Administrative Agent in consultation with Borrower and in accordance with Section 2.5 giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. syndicated credit facilities denominated in Dollars that are substantially similar to the credit facilities under this Agreement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment”: Means, with respect to any replacement under this Agreement of LIBOR with an alternative benchmark rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent in consultation with Borrower and Lenders and in accordance with Section 2.5, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate at such time for U.S. syndicated credit facilities denominated in Dollars that are substantially similar to the credit facilities under this Agreement, which adjustment or method for calculating or determining such spread adjustment pursuant to clause (b) is published on an information service as selected by Administrative Agent from time to time and as may be updated periodically.
“Benchmark Replacement Conforming Changes”: Means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides may be appropriate (in consultation with Borrower ) to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with then-prevailing market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as

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Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date”: Means the earliest to occur of the following events with respect to LIBOR:
(a)in the case of clauses (ii), (iii) or (iv) of Section 2.5(b), the later of:
the date of the public statement or publication of information referenced therein and the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR;
(b)in the case of clause (i) of Section 2.5(b), the earlier of
(i)the date of the public statement or publication of information referenced therein; and
(ii)the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to Borrower, Administrative Agent (in the case of such determination and notice by the Required Lenders) and the Lenders; or
(c)in the case of clause (v) of Section 2.5(b), the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to Borrower, Administrative Agent (in the case of such determination and notice by the Required Lenders) and the Lenders.
“Benchmark Transition Event”: Is defined in Section 2.5(b).
“Benchmark Unavailability Period”: Means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced hereunder with a Benchmark Replacement, the period (y) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Loan Documents in accordance with Section 2.5(b) and (z) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Loan Documents pursuant to Section 1.8.
"Beneficial Ownership Certification": Means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation": Means 31 C.F.R. § 1010.230.
“Benefit Plan”: Means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower”: Has the meaning given to such term in the introductory paragraph hereof.
“Borrower Certification”: shall have the meaning set forth in Section 6.15(a)(2).
"Borrower's Organizational Documents": Means Borrower's limited liability company agreement and related formation documents, including any amendments thereof and supplements to the foregoing.
"Borrowing Base Amount": Shall mean the Loan balance resulting in a Debt Service Coverage Ratio equal to the Minimum Borrowing Base DSCR, calculated by dividing (i) Annualized Net Operating Income for the Project by (ii) the product obtained by multiplying (A) the Minimum Borrowing Base DSCR by (B) the Borrowing Base Loan Constant.
"Borrowing Base Loan Constant": Shall mean the greater of (i) a loan constant of 0.07 (which is based on an interest rate of five and three-quarter percent (5.75%) per annum and principal amortization based on a 30-year amortization schedule), and (ii) a loan constant, expressed as a decimal, based on an interest rate of one and three-quarters percent (1.75%) per annum in excess of the Treasury Rate as of the date of calculation, and principal amortization based on a 30-year amortization schedule, as reasonably determined by Administrative Agent.
"Borrowing Date": Means a date on which an Advance is made hereunder or under any other Loan Document.
“Business Day”: Means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities.
“Capitalized Lease”: Means, of a Person, any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations”: Means, of a Person, the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Change in Law”: Means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory

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authorities, in each case pursuant to Basel III, will in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
"Change of Control": Means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 10% or more of the outstanding direct or indirect membership interests or other ownership interests of Borrower on a fully diluted basis; (b) any change in the ownership of a Controlling interest partners, shareholders or members in Borrower or any Guarantor, any addition to, withdrawal of or other change in the partners, shareholders or members in Borrower or any Guarantor, any addition to, or any sale or transfer of, or other change in the ownership of, any general partnership or interest in Borrower or any Guarantor, or any change in the limited partners in, or sale or transfer of any limited partnership interest in, Borrower, unless said interests are publicly traded, or any change in the manager of Borrower; or (c) within any twelve-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (x) nominated by the board of directors of Borrower nor (y) appointed or approved by directors so nominated.
"Closing Date": Means November 2, 2020.
"Code": Means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
"Collateral": Means (a) all of the collateral covered by a Security Instrument, this Agreement or any other Loan Document, and (b) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.
"Commitment": Means, for each Lender, the obligation of such Lender to make disbursements (on a Pro Rata Share basis) of a portion of the Loan to Borrower, on a revolving basis as to the Revolving Portion, in an amount (at any one time outstanding) not exceeding the amount set forth in Schedule 1, as such commitment may be (i) reallocated as set forth in Section 2.1(g) or (ii) reduced in accordance with Section 10.3 and any principal reductions otherwise required under and pursuant to the Loan Documents, and (iii) modified from time to time as a result of an assignment that has become effective pursuant to Section 10.10 or otherwise pursuant to the terms hereof.
"Commodity Exchange Act": Means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
"Contingent Liabilities": Means, with respect to Borrower or Guarantor, as the case may be, all of any such Person's liabilities and obligations for moneys borrowed or payments of moneys owed on claims which have been liquidated in amount, which are contingent upon and will not mature unless and until the occurrence of some event or circumstance, including such

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Person's liability under or with regard to guaranties and indemnities, purchase agreements, letters of credit, and recourse indebtedness on projects sold to other Persons.
"Control": Means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. For the purposes of this definition, a Person is deemed to "Control" another Person if such controlling Person owns 10% or more of any class of voting securities or other ownership interests of such controlled Person. "Controlled" and "Controlling" have correlative meanings.
“Covered Entity”: Means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party”: Is defined in Section 10.30.
"Debt Service Coverage Ratio": Shall mean a fraction, the numerator of which is the Annualized Net Operating Income, and the denominator of which is the product obtained by multiplying (a) the outstanding principal balance of the Loan as of the date of calculation by (b) the Borrowing Base Loan Constant.
“Debtor Relief Laws”: Means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies or recourse of creditors generally, including the Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loan.
"Default": Means any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.
“Defaulting Lender”: Means any Lender that (a) has failed to (i) fund all or any portion of its Pro Rata Share of the Loan within two (2) Business Days of the date such Pro Rata Share was required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) reimburse Administrative Agent for its Pro Rata Share of any Protective Advance within two Business Days after notice from Administrative Agent, or (iii) pay to Administrative Agent or any other Lender any other amount required to be paid by such Lender hereunder within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent or any other Lender in writing that it does not intend to comply with its funding obligations hereunder,

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or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund such Lender’s Pro Rata Share hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become subject of a proceeding under the Bankruptcy Code or any other Debtor Relief Laws of the United States or other applicable jurisdictions from time to time in effect, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation or its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender) upon delivery of written notice of such determination to Borrower and each Lender. Notwithstanding the foregoing, if any Lender is a Defaulting Lender solely under clause (d) above and is a Lender who is generally entitled to issue covered mortgage bonds under German Pfandbrief legislation and is in this capacity (and under the terms of this Agreement) entitled to assign, pledge or otherwise transfer its interest in the Loan to a trustee, administrator, receiver or any Person (or their respective nominees, agent or collateral agents or collateral trustees) in each case in connection with the issuance of covered mortgage bonds under German Pfandbrief legislation (a “Pfandbrief Pledging Lender”), (A) such Lender’s right to participate in the administration of such Lender’s Pro Rata Share of the Loan and otherwise receive payments hereunder, this Agreement or the other Loan Documents as set forth herein solely with respect to such Lender’s Pro Rata share of the Loan, if any, shall not be suspended so long as such Lender (i) continues to meet its monetary obligations under the Loan Documents and (ii) responds to any communication or request within ten (10) Business Days after receipt thereof (or such lesser time as may be required by the Loan Documents), and (B) such Lender shall not be deemed to be a Defaulting Lender for purposes of the definition of “Required Lenders” so long as such Lender responds to any communication or request within ten (10) calendar days after receipt thereof (or such lesser time as may be required by the Loan Documents). Any Pfandbrief Pledging Lender that is a Defaulting Lender that is still permitted to participate during any period in the administration of the Loans and the Loan Documents pursuant to the foregoing sentence and is still meeting all monetary obligations as a Lender under the Loan Documents will be referred to hereinafter as a “Pfandbrief Defaulting Lender” for such period. Notwithstanding the foregoing, and for the avoidance of doubt, except as expressly as set

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forth in this Agreement the rights and remedies of Non-Defaulting Lenders and of Borrower under this Agreement with respect to Defaulting Lenders shall apply in all respects with respect to any Pfandbrief Defaulting Lender.
"Default Rate": Means the lesser of 5% per annum in excess of the Loan Rate or the maximum lawful rate of interest which may be charged, if any.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"Designated Representative": Has the meaning set forth in Section 10.22.
“Dollar”: Means the lawful currency of the United States of America.
“Draw Request” A written request by Borrower, in the form attached hereto as Exhibit D, for an advance of Loan proceeds under this Agreement
“DSCR Testing Date” Has the meaning set forth in Section 6.33 of this Agreement.
“E-SIGN”: Means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
"EEA Financial Institution": Means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country": Means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority": Means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee”: Means (i) a Person (or its direct or indirect parent) shall be either (A) a commercial lender organized under the laws of the United States, or any state thereof, and having total assets in excess of Two Billion Dollars ($2,000,000,000) or (B) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or China, including any landesbank, pfandbriefbank or hypothenkenbank, which has total assets in excess of Two Billion Dollars ($2,000,000,000) or (C) a real estate investment trust, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, in each case organized under the laws of the United States or any state thereof or of any other country that is a member of the Organization for Economic Cooperation and Development or China and, in each case, which has total assets in excess of Two Billion Dollars ($2,000,000,000); and (ii) the senior

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unsecured debt of such assignee (or its direct or indirect parent) shall have a rating of Baa 2 (stable outlook) or higher from Moody's Investors Service, Inc. or a comparable rating agency.
"Environmental Insurance Policy": Means the environmental insurance policy or policies covering the Project, in form and substance reasonably acceptable to Administrative Agent, naming Administrative Agent (on behalf of Lenders) as additional insured.
"Environmental Law": Means all federal, state, regional, county and local statutes, regulations, ordinances, rules, regulations and policies, all court and administrative orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever, including those relating to the presence, manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Substances; air, water (including surface water, groundwater, and stormwater) or soil (including subsoil) contamination or pollution; the presence or Release of Hazardous Substances, protection of wildlife, endangered species, wetlands or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing, including the following statutes, and regulations adopted thereunder: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; RCRA; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Occupational Safety and Health Act, 19 U.S.C. § 6251 et seq.; the applicable provisions of the California Health and Safety Code (including, without limitation, Sections 25220 et. seq.); and the California Water Code (or similar law); and any similar or like laws in any other jurisdiction where the Project is located, as each of the foregoing may be amended from time to time.
"Environmental Liability": Means any claim, demand, obligation, cause of action, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, diminution in value or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the presence or use of Hazardous Substances, the violation or alleged violation of any Environmental Law, or the imposition of any Environmental Lien.
"Environmental Lien": Means a Security Interest in favor of any Person for: (a) any liability under an Environmental Law; or (b) damages arising from or costs incurred by such Person in response to any actual or threatened Release.
"Environmental Report": Means, the Phase I Environmental Site Assessment dated September 24, 2020, prepared by Partner Engineering and Science, Inc., Project No. 20-292019.1.

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“Equipment”: Means all furniture, fixtures, equipment and personal property owned by Borrower and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Land or the Improvements.
"ERISA": Means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.
"ERISA Affiliate": Means any trade or business (whether or not incorporated) which is a member of a group of which Borrower is a member and which is under common control within the meaning of Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
"EU Bail-In Legislation Schedule": Means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Event of Default": Has the meaning given to such term in Section 8.1.
"Excluded Swap Obligation": Means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion will apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
"Excluded Taxes": Means, in the case of each Lender or applicable Lending Installation and Administrative Agent, (i) Taxes imposed on its overall net income, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender or Administrative Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender's applicable Lending Installation is located, (ii) in the case of a Non-U.S. Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Non-U.S. Lender pursuant to the laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 2.10(a), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, or is attributable to the Non-U.S. Lender's failure to comply with Section 2.10(f), and (iii) any U.S. federal withholding Taxes imposed by FATCA.

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"Extension Fee": Means a non-refundable fee in the amount of 0.125% of an amount equal to the then existing total Aggregate Commitment.
"FATCA": Means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate”: Means, for any day, the greater of (a) zero and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.
"Fee Letter": Means the confidential letter agreement dated as of November 2, 2020 among Borrower and Administrative Agent, or as otherwise agreed from time to time.
"Fees": Means the Loan Fee, each Extension Fee and any other fees now or hereafter due and payable by Borrower in accordance with any or all of the Loan Documents.
"Financial Covenant Compliance Certificate": Means a certificate, in the form attached hereto as Exhibit E, certifying the Financial Covenants set forth in the Guaranty.
"First Option Maturity Date": Has the meaning set forth in Section 2.8.
"Fiscal Year": Means the period from January 1 of any year through the following December 31.
"Fund": Means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
"GAAP": Means generally accepted accounting principles in the United States of America as of the date of the applicable financial statement, consistently applied and maintained throughout the period indicated.
"Governmental Authority": Means any court, board, agency, commission, office, department, bureau, instrumentality or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipality, city or otherwise) whether now or hereafter in existence.

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“Governmental Requirements”: Means all Laws applicable to Borrower, Guarantor, Administrative Agent, any Lender or the Project (including the construction or renovation of all or any part thereof), including Environmental Laws, Accessibility Laws, building and zoning codes and ordinances, energy and pollution control Laws, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or any part thereof, including any which may (a) require repairs, modifications or alterations in or to the Project or any part thereof, or (b) in any way limit the use and enjoyment thereof.
"Gross Operating Income": Shall mean the sum of any and all (A) Rental Income, excluding any income from any lease if the tenant under such lease (a) is in monetary or other material default (after expiration of any applicable notice and cure periods and except (i) as expressly specified in subsection (d) below or (ii) the default has not been in effect for more than 30 days beyond the Closing Date for any tenants in default as of the Closing date and 60 days following the occurrence of any tenant default after the Closing Date, the only notice sent as to such default is a reservation of rights notice (not specifying any particular action will be taken, including without limitation, lease termination or exercise of offset rights), tenant and Borrower are negotiating (and continue to negotiate) in good faith a cure of such default (including, but not limited to, waiving such default, modifying the lease to cure such default, or taking some other action to bring said lease back into good standing (in each case, to the extent Administrative Agent has consented to such actions or such actions are permitted to be taken under the applicable lease without the consent of Administrative Agent)), (b) is in bankruptcy (unless such tenant has affirmed and assumed its lease obligations in the bankruptcy proceeding), (c) has given notice of termination or otherwise exercised any termination right under the lease (and such lease termination shall be effective within six (6) months from the applicable test date), but including, without duplication, the annualized rental income for any newly executed leases for such space, or (d) is scheduled to pay rent during such testing period and such rent has been deferred for more than four (4) months in the aggregate from the Closing Date (so that any then existing deferred rent time periods shall not count against such four (4) month period), except to the extent any portion of such rent is actually paid during such period (provided the exclusion in this clause (d) may be waived subject to approval of Administrative Agent), and (B) all other normal and recurring (but not extraordinary) cash income accrued during the applicable time period in question or another, from the ownership, use and operation of the Project and paid, whether paid in the applicable period of time in question or another, from the ownership, use and operation of the Projects that continue to then be encumbered by the Security Instrument and contribute to the Borrowing Base Amount.  Additionally, Gross Operating Income shall be adjusted to the extent a tenant has agreed to a rent deferral and is in a catch-up period, so that the portion of the payment attributed to the rent catch-up shall not be included in Gross Operating Income (i.e., only the originally scheduled rent for such period shall be included in the calculation of Gross Operating Income unless such deferred rent was granted to the applicable tenant as part of the additional lease term).  Regarding clause (d) above and for the avoidance of doubt, (i) if a tenant is scheduled to pay rent during such testing period and the tenant has not been granted more than four months of rent deferrals in the aggregate after the Closing Date (so that any then-existing deferred rent time periods shall not count against such four (4) month period), such scheduled rents shall be included in the calculation of Gross Operating Income as if they were paid during the applicable testing period, and (ii) upon tenant commencing originally

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scheduled rental payments, such tenant shall then be included in Gross Operating Income on a going forward basis assuming the tenant had paid rent for the testing period in question.
"Guarantor": Means KBS REIT Properties III, LLC, a Delaware limited liability company.
"Guarantor's Organizational Documents": Means the limited liability company agreement of Guarantor dated as of May 24, 2011, delivered to Administrative Agent prior to the Closing Date, including any amendments thereof and supplements thereto.
"Guaranty" or, collectively, "Guaranties": Means, collectively, (a) the Payment Guaranty Agreement, and (b) the Recourse Carve-Out Guaranty Agreement, each dated as of the Closing Date and given by Guarantor in favor of Administrative Agent, for the benefit of itself and the Lenders, as any of the same may be amended, supplemented or modified from time to time.
"Hazardous Substance(s)": Means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is defined or regulated under any Environmental Law, and includes, without limitation, (a) mold, asbestos, polychlorinated biphenyls, and petroleum (including petroleum products or derivatives, crude oil or any fraction thereof), and (b) any material classified or regulated as "hazardous waste" pursuant to RCRA.
"HVCRE": Means a loan that is categorized as a high volatility commercial real estate loan exposure pursuant to Part 217 of Chapter II of title 12 of the Code of Federal Regulations.
“Improvements”: Means all buildings and improvements that are now existing on the Land or are added in the future, or otherwise as expressly permitted hereunder or approved in writing by Administrative Agent, including those described on Exhibit A attached hereto. Improvements will also include all tenant improvements, whether constructed before or after the Closing Date.
"Indebtedness": Means, in all cases without duplication, with respect to any Person, all items of indebtedness or liability such Person, at any time which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of such Person as of the date of determination, including: (a) indebtedness for borrowed money; (b) Capitalized Lease Obligations; (c) obligations under direct or indirect guaranties of indebtedness or obligations of others referred to in clause (a) or (b) above; (d) any indebtedness secured by any Security Interest on any property of such Person; (e) liabilities in respect of unfunded vested benefits under any Pension Plan for which the minimum funding standards of Section 302 of ERISA have not been met; (f) Contingent Liabilities; and (g) Swap Obligations with a Swap Counterparty.
"Indemnified Taxes": Means Taxes imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Loan Document, other than Excluded Taxes and Other Taxes.

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“Indemnity”: Means the Environmental Indemnification Agreement dated as of the Closing Date executed by Borrower, as the same may be amended, supplemented or modified from time to time.
"Initial Maturity Date": Means November 2, 2023.
“Land”: Means the real property that is more specifically described on Exhibit B attached hereto.
"Laws": Means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
"Lease(s)": Means any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Land, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
"Lender-Provided Swap": Means a Swap provided to Borrower, Guarantor or any Affiliate thereof by a Person that, either at the time such Swap is entered into or, as to any Swap entered into before the Closing Date, on the Closing Date, is a Lender or an Affiliate thereof. It is acknowledged and agreed that all Lender-Provided Swaps shall be provided to Guarantor and shall not be secured by the Project, unless otherwise consented to by the Lenders.
"Lenders": Means, initially, the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns, and any New Lenders that become a party to this Agreement pursuant to the terms hereof.
"Lending Installation": Means, with respect to a Lender or Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or Administrative Agent listed on the signature pages hereof (in the case of Administrative Agent) or on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or Administrative Agent.
“LIBOR”: Means the London interbank offered rate.
"LIBOR Based Rate": Means a rate of interest per annum equal to the sum of (a) the LIBOR Rate in effect on such day plus (b) the Applicable Margin.

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“LIBOR Rate”: Means the greater of (1) (x) in the case of any Loan or portion thereof that has been identified by Borrower to Administrative Agent in writing as being subject to a Lender-Provided Swap for the purpose of hedging and protecting against interest rate fluctuation risks with respect to such Loan or a portion thereof, zero percent (0%), and (y) in the case of any Loan or portion thereof not being subject to a Lender-Provided Swap at any time during the Loan term (including during any extension periods), one half of one percent (0.50%) and (2) the one-month LIBOR rate quoted by Administrative Agent from Reuters Screen LIBOR01 Page (or any successor or substitute page) which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset monthly on each Rate Adjustment Date. If the initial Advance occurs other than on the Rate Adjustment Date, the initial one-month LIBOR rate will be that one-month LIBOR rate in effect two New York Banking Days prior to the later of (a) the immediately preceding Rate Adjustment Date and (b) the Closing Date.
"Liens": Means any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise, but excluding liens for ad valorem taxes that are not delinquent), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Project or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialman's, construction and other similar liens and encumbrances.
“Loan”: Means, the aggregate principal amount that the Lenders agree to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement.
"Loan Documents": Means all documents now or hereafter entered into which evidence, secure and/or govern the Loan and/or any of the Obligations, including this Agreement, the Notes, the Security Instrument, the Guaranties, the Indemnity, the Fee Letter, the Assignment and Subordination of Management Agreement, and any other documents, agreements or instruments entered into by Borrower and/or Guarantor with respect to the Loan, and any amendments, supplements or modifications to any of the same from time to time.
“Loan Fee”: Means the fees agreed to by Borrower and Administrative Agent pursuant to the Fee Letter.
“Loan Rate”: Means, as of any date, the LIBOR Based Rate or, if applicable pursuant to Section 2.5, the Base Rate. Notwithstanding anything else to the contrary contained in the Loan Documents, in no event (including during any extension periods) shall the Loan Rate be less than (x) with respect to any portion of the Loan that is subject to a Lender Provided Swap, two and one-quarter percent (2.25%) and (y) in the case of any loan that is not subject to a Lender-Provided Swap, two and three-quarters percent (2.75%), including, without limitation, any interest rate derived from LIBOR and following any Benchmark Transition Event.

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“Loan to Value Requirement”: Means that, as of any date of determination, the sum of the then principal balance of the Loan plus the aggregate remaining unfunded amounts of all of the Commitments is, for purposes of (a) Section 2.8, less than or equal to 60% of the “as stabilized” value of the Project, (b) Section 2.9, less than or equal to 60% of the “as is” value of the Project, (c) Section 3.2(e), less than or equal to 60% of the “as stabilized” value of the Project, and (d) any requirements under the Security Instrument, less than 60% of the “as is” value of the Project, in each case as determined by Administrative Agent based upon the most recent Appraisal.
"Losses": Has the meaning given such term in Section 10.1.
"Material Adverse Change": Means any occurrence of whatsoever nature (including any material and adverse determination in any litigation, arbitration or governmental investigation or proceeding) which Administrative Agent reasonably determines could materially and adversely affect the then present or prospective financial condition or operations of Borrower or any Guarantor, the value, financial condition or operation of the Project, or impair the ability of Borrower or Guarantor to perform its obligations as and when required under any of the Loan Documents.
"Material Alteration": Has the meaning set forth in Section 5.26(a) hereof.
"Maturity Date": Means the Initial Maturity Date, subject to being extended as set forth in Section 2.8 and Section 2.9.
"Minimum Borrowing Base DSCR": Shall mean 1.25 to 1.
"Municipality": Means each county, city, town, or other district possessing corporate existence and its own governing body, in which the Project or any portion thereof is located.
"Net Operating Income": Shall mean the amount of (a) Gross Operating Income for the applicable period of time in question, less (b) the amount of Operating Expenses for such period of time, less (c) a replacement reserve equal to $0.25 per square foot for all of the Improvements. Subject to (1) approval by the Administrative Agent of such adjustment (but not of any such Lease to the extent that such approval by Administrative Agent is not otherwise required under the terms of this Agreement or any other Loan Documents), and (2) satisfactory review by Administrative Agent of the existing or proposed lease terms and, to the extent available, financial information of the tenant, for Leases that include a free rent period, Administrative Agent shall adjust the Net Operating Income to include the base rents payable under executed Leases with a rental commencement date to occur within one-hundred eighty (180) days of the applicable testing date. Additionally, the Accenture Expansion Space carries a 15-month free rent period, which is estimated to expire on October 31, 2023. On and after the Closing Date through the December 31, 2023 reporting period, subject to the last sentence of this definition, Net Operating Income will be adjusted upward to include a triple-net rent, inclusive of $29.00 per rentable square foot in base rent plus any applicable triple-net expense reimbursements for the Accenture Expansion Space (collectively, the “Accenture Rent Adjustments”). If the Accenture Expansion Space is already occupied by a third-party tenant (given that Accenture Lease covers a portion of the Project that is currently leased and occupied by various third-party tenants), that third-party tenant’s rents shall be adjusted upwards to assume that tenant was paying a rent equivalent to Accenture’s year-one Accenture Expansion Space rent as set forth

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above. Notwithstanding the foregoing, (i) if the Accenture Lease is terminated or otherwise is no longer in place, or if a material default occurs thereunder (following expiration of any applicable grace or notice and cure periods), including an Accenture filing under any Debtor Relief Laws (unless Accenture has affirmed and assumed its lease obligations in the bankruptcy proceeding), any rental income allocable to the Accenture Lease (including any Accenture Rent Adjustments) shall be excluded from Net Operating Income for all purposes under this Agreement, and (ii) to the extent the Expansion Space Commencement Date (as defined in the Accenture Lease) for any portion of the Expansion Space (as defined in the Accenture Lease) does not occur by December 1, 2022, the Accenture Rent Adjustment shall no longer apply to such portion and any rental income allocable to that space shall instead be calculated using the standard Net Operating Income as set forth in this definition above.
"Net Proceeds": Has the meaning given to such term in the Security Instrument.
“New York Banking Day”: Means any date (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.
“Non-Defaulting Lender”: Means any Lender that is not a Defaulting Lender.
"Non-Revolving Portion": Shall mean, at any time, and from time to time, seventy-five percent (75%) of the then Aggregate Commitment (as such Aggregate Commitment may decrease pursuant to the terms of this Agreement).
"Non-U.S. Lender": Means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.
"Notes": Means, collectively, the Promissory Notes executed and delivered by Borrower to the order of each of the Lenders, substantially in the form of Exhibit I, as the same may be amended, restated, supplemented or replaced from time to time.
"Notice": Has the meaning given to such term in Section 10.7.
"Obligations”: Means, collectively: (a) Borrower’s obligations for the payment of the Loan, including interest and other charges, all Fees and all Lender-Provided Swaps (to the extent entered into by Borrower or secured by the Project, in each case to the extent approved by the Lenders); and (b) the payment and performance of each and every obligation of Borrower contained herein and in any other Loan Document, provided, that (x) obligations in respect of Lender-Provided Swaps shall be “Obligations” only if previously approved by the Lenders and owed to U.S. Bank or one of its Affiliates or if Administrative Agent has received notice in the form of Exhibit M from the relevant Lender, together with such supporting documentation as Administrative Agent reasonably requests and (y) "Obligations" excludes all Excluded Swap Obligations and all obligations under the Indemnity and the Guaranties.
"OFAC": Means the U.S. Department of the Treasury's Office of Foreign Assets Control, and any successor thereto.
“Operating Account”: Means the account maintained by Borrower with Administrative Agent into which the gross revenues from the Project are deposited.

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"Operating Budget and Business Plan": Means a detailed listing of all anticipated annual income and expenses from and for managing, maintaining and operating the Project, prepared by Borrower or its agent and in form and substance acceptable to Administrative Agent.
"Operating Expenses": Shall mean any and all costs and expenses incurred in connection with the Project during the applicable time period in question, including without limitation (a) taxes and assessments imposed upon the Project payable by Borrower which are reasonably allocable to such time period, (b) bond assessments which are reasonably allocable to such time period, (c) insurance premiums for casualty insurance and liability insurance carried in connection with the Project which are reasonably allocable to such time period, and (d) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Project which are reasonably allocable to such time period. Operating Expenses shall not include any interest, principal, loan fees, extension fees or other payments on the Loan or capital expenditures (such as building improvements, tenant improvements or leasing costs).
"Operating Statement": Means, for the Project, a current, detailed and unaudited statement of income and expenses from and for managing, maintaining and operating the Land and the Improvements (or any portion thereof) pertaining to the Project, in form and substance acceptable to Administrative Agent, certified as true, correct and complete by the Borrower's advisor's account controller or any other authorized agent, and expressly showing all variations from the Operating Budget and Business Plan for the period covered thereby.
"Other Taxes": Means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
"Participant": Has the meaning given such term in Section 10.11(a).
"Participant Register": Has the meaning given such term in Section 10.11(c).
"PATRIOT Act": Means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time, and any successor statute and any regulations promulgated thereunder.
"Pension Plan": Means each employee benefit plan covered by Title IV of ERISA whether now in existence or hereafter instituted, of Borrower or any ERISA Affiliate.
"Permitted Encumbrances": Means the Liens, charges and encumbrances on title to the Land listed on Schedule B-I to the Title Policy on the Closing Date and more particularly described on Exhibit C, and such other matters of title thereafter approved by Administrative Agent in writing. In no event will any mechanics', labor, materialmen's and other similar lien claims constitute Permitted Encumbrances; provided in no event will Borrower be in default hereunder with respect to the foregoing (even if such liens and claims are not Permitted Encumbrances) to the extent any such liens or claims are being contested in accordance with the terms of this Agreement or any other Loan Documents.

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"Person": Means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
"Post-Foreclosure Plan": Has the meaning given to such term in Section 9.9.
“Prime Rate”: Means the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes..
“Project”: Means the Land, the Improvements and the Equipment.
"Project Financing Statement": Means the UCC-1 financing statements required by Administrative Agent in connection with the establishment and maintenance of the Loan.
“Property” Means, any and all property, whether real, personal, tangible, intangible, or mixed, of a Person, or other assets owned, leased or operated by such Person.
“Property Management Agreement”: Means the Property Management Agreement dated December 18, 2013 by and between Borrower and Property Manager, as amended by the First Amendment to Property Management Agreement dated as of August 20, 2020, as the same may be further amended, restated, supplemented or modified from time to time.
“Property Manager”: Means Transwestern Commercial Services Illinois, L.L.C., d/b/a Transwestern, a Delaware limited liability company. In addition to the foregoing Property Manager employed by Borrower for the Project as of the date hereof, Administrative Agent hereby approves of any of the following as Borrower’s Property Manager: (i) CB Richard Ellis, Inc., a Delaware corporation; (ii) PM Realty Group, L.P.; (iii) Jones Lang LaSalle; (iv) Cassidy Turley; (v) Cushman and Wakefield; and (vii) Hines.
"Pro Rata Share": Means, with respect to any Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Pro Rata Share" of each Lender means the percentage obtained by dividing (a) the aggregate amount of the outstanding Advances of such Lender at such time by (b) the aggregate amount of the outstanding Advances of all Lenders at such time; and provided, further, that any outstanding Special Advance made by a Lender will be included in the determining the aggregate amount of outstanding Advances of such Lender pursuant to clause (a).
"Protective Advance": Means all sums expended by Administrative Agent in accordance with the provisions of Section 9.8 to (a) protect the priority, validity and enforceability of any lien on, and security interests in, any Collateral and the instruments evidencing and securing the Obligations, (b) prevent the value of any Collateral from being diminished, or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken.

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“PTE”: Means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
"Purchasers": Has the meaning set forth in Section 10.10(a).
“QFC”: Has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support”: Is defined in Section 10.30.
“Rate Adjustment Date”: Means the first day of each month.
“Recipient”: Means (a) Administrative Agent or (b) any Lender, as applicable.
"RCRA": Means the Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
"Register": Has the meaning given such term in Section 10.10(d).
"Related Party": Means any one or more of the following: (a) Guarantor, (b) an Affiliate of Borrower or Guarantor, or (c) any of the shareholders, partners, members or other equity holders of Borrower, Guarantor, and any Affiliate of any of the foregoing.
"Release": Means, without limitation, (a) any intentional, unintentional, knowing or unknowing presence, spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance at, on or into the indoor or outdoor environment or otherwise in, onto, from or about the air, water (including surface waters and groundwater), soils, subsoils or any other surface or media on-site or off-site, and (b) the abandonment or discarding of barrels, drums, containers, underground tanks, or any other receptacles ever containing any Hazardous Substances.
“Relevant Governmental Body”: Means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto
"Rental Income": Shall mean the accrued rental income earned for the applicable period of time in question and paid (whether in the applicable period of time in question or another), excluding any adjustments for straight-line rents, above and below-market rent amortization, and lease incentive amortization by Borrower for the applicable period of time in question from the tenant leases of the Improvements which are then in effect (and as to which the tenants thereunder are paying rent).
"Required Appraisal Standard": Means that, with respect to any appraisal, such appraisal must be: (a) ordered by and addressed to Administrative Agent, (b) prepared by a MAI licensed appraiser, engaged by Administrative Agent, (c) in conformance with the regulations promulgated by the appropriate federal regulatory agency pursuant to Section 1110 of the

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Financial Institutions Reform, Recovery and Enforcement Act of 1989 (12 U.S.C. § 3339), as amended from time to time, and the regulations thereunder, and (d) in form and substance satisfactory to Administrative Agent.
"Required Lenders": Non-Defaulting Lenders (other than Pfandbrief Defaulting Lenders in compliance with the requirements set forth in the definition of Defaulting Lenders) holding, in the aggregate, not less than sixty-six and two-thirds of one percent (66 ⅔%) of the Aggregate Commitment or, if no such principal amount is then outstanding, not less than sixty-six and two-thirds of one percent (66 ⅔%) of the Commitment Percentages; provided, notwithstanding the foregoing, if at any time there are two or more Non-Defaulting Lenders, at least two Lenders holding an aggregate of not less than 66 ⅔% of the Aggregate Commitment shall be required to constitute the Required Lenders. The Commitments and Pro Rata Shares of the Loan of any Defaulting Lender(s) (other than Pfandbrief Defaulting Lenders in compliance with the requirements set forth in the definition of Defaulting Lenders) will be disregarded in determining Required Lenders at any time.
“Resolution Authority”: means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"Restricted Party": Means Borrower, Guarantor, and any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner, of Borrower or Guarantor, from time to time.
"Revolving Portion": Shall mean, at any time, and from time to time, that portion of the then Aggregate Commitment that is not the Non-Revolving Portion, which shall include the Tenant Improvement Allocation, provided the amount allocated to the Tenant Improvement Allocation shall only be available as provided in Section 3.5, and shall not be available on a revolving basis unless and until the conditions set forth in Section 3.6 have been satisfied, and an amount equal to the Restricted Commitment shall not be available for disbursement, unless and until a Successful Syndication has occurred.
"Sanctions": Means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority.
"Second Option Maturity Date": Has the meaning given to such term in Section 2.9.
“Security Instrument”: Means the first priority mortgage, deed of trust, deed to secure debt with assignment of leases or similar security agreement, dated as of the date of this Agreement, executed and delivered by Borrower as security for the Obligations which encumbers the Project, as the same may be amended, restated, supplemented or modified from time to time.
"Security Interest": Means any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or

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otherwise or the agreement by Borrower, Guarantor, any of its or their Subsidiaries, or any other Person, to grant any lien, security interest or pledge, mortgage or encumber any asset.
"Special Advance": Has the meaning given to such term in Section 9.23.
"Subsidiary": Means, with respect to any Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which is at the time owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which is at the time so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means the respective Subsidiaries of Borrower.
“Successful Syndication” shall mean that U.S. Bank has successfully syndicated $40,000,000 (or such lesser amount in its sole discretion to the extent approved by U.S. Bank) of its Commitment to an Eligible Assignee.
“Supported QFC”: Is defined in Section 10.30.
“Survey”: Means a survey of the Land and the Improvements, as applicable, certified in a manner acceptable to Administrative Agent, and otherwise in form and substance satisfactory to Administrative Agent.
“Swap”: Means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Swap Obligations”: Means, with respect to any Person, any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swaps and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap.

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"Swap Counterparty": Means a Lender or an Affiliate of a Lender, in its capacity as counterparty under any Lender-Provided Swap.
“Syndication Failure” shall have the meaning set forth in Section 2.1(g).
"Taxes": Means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.
“Temporary Permitted Debt Service Coverage Ratio” Shall mean 1.1 to 1.0.
“Tenant Improvements” All finish improvements to the Improvements for tenant space within the Improvements.
“Tenant Improvement Allocation” Shall have the meaning ascribed to such term in Section 2.1(f) of this Agreement.
"Title Company": Means Commonwealth Land Title Insurance Company.
“Title Policy”: Means an ALTA extended coverage mortgagee’s title insurance policy (ALTA Loan Policy 2006 Loan Policy of Title Insurance, or equivalent, or other form satisfactory to Administrative Agent), with such endorsements as Administrative Agent may require, issued by the Title Company in the amount of the Loan insuring the lien of the Security Instrument to be a first and prior lien upon the Project as security for all Advances of the Loan pursuant to the terms of this Agreement subject only to the Permitted Encumbrances and insuring against any lien claims that could arise out of the construction of any Improvements, including, without limitation, all mechanics', labor, materialmen's and other similar lien claims.
“Treasury Rate”: Means, as of any date, the rate of interest per annum on U.S. Treasury Notes having a maturity of 10 years as shown in the 10 year listing in the “this week” column under the heading “Treasury Constant Maturities”, of the FEDERAL RESERVE statistical release FORM H 15 which has been most recently published (or, if for any reason that published rate as of a date not more than 10 days prior to the date of determination is not available, another rate determined by Administrative Agent to be comparable, in its discretion, will be used for this purpose).
“U.S. Bank”: Has the meaning given to such a term in the introductory paragraph hereof.
“U.S. Special Resolution Regimes”: Is defined in Section 10.30.
"UCC": Means the Uniform Commercial Code enacted in the State of Illinois or, as applicable, the Uniform Commercial Code enacted in the applicable jurisdiction, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

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"UETA": Means the Uniform Electronic Transactions Act as in effect in the State of Illinois, or any applicable state statute covering such matters, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“UK Financial Institution”: Means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: Means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"Undisclosed Administration": Means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable Law requires that such appointment is not to be publicly disclosed.
“Write-Down and Conversion Powers”: Means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Singular and Plural Terms. Any defined term used in the plural in any Loan Document refers to all members of the relevant class and any defined term used in the singular refers to any number of the members of the relevant class.
Section 1.3    Accounting Principles. Any accounting term used and not specifically defined in any Loan Document will be construed in conformity with, and all financial data required to be submitted under any Loan Document must be prepared in conformity with GAAP (including Financial Accounting Standards Board Accounting Standards Codification 840 (Leases)) or in accordance with such other principles or methods as are consistently applied and are reasonably acceptable to Administrative Agent. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower, Administrative Agent or the Required Lenders so requests, Administrative Agent, Lenders and Borrower must negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement will continue

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to be computed in accordance with GAAP prior to such change therein and Borrower must provide to Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.
Section 1.4    References and Other Terms. Any reference to any Loan Document or other document includes such document both as originally executed and as it may from time to time be amended, restated, supplemented or modified. References herein to Articles, Sections and Exhibits will be construed as references to this Agreement unless a different document is named. References to subparagraphs will be construed as references to the same Section in which the reference appears. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include) without limitation.” The term “shall” has the same meaning as the term “will.” The terms “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refers to this Agreement as a whole and not to any particular provision of this Agreement.
Section 1.5    Exhibits Incorporated. All exhibits to this Agreement, as now existing and as the same may from time to time be modified, are incorporated herein by this reference.
Section 1.6    Inconsistency. In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern (provided that, notwithstanding anything that may be construed to the contrary herein, all obligations of Borrower and Guarantor under the Indemnity and all obligations of Guarantor under the Guaranties are not secured by the Security Instrument).
Section 1.7    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it will be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person will be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.8    LIBOR Notification. The Loan Rate is determined by reference to the LIBOR Rate, which is derived from LIBOR. Section 2.5(b) provides a mechanism for (a) determining an alternative rate of interest if LIBOR is no longer available or in the other circumstances set forth in Section 2.5(b) and (b) modifying this Agreement to give effect to such alternative rate of interest. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of LIBOR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.5(b), will have the same value as, or be economically equivalent to, the LIBOR Rate.

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ARTICLE II
LOAN
Section 2.1    Principal.
(a)Subject to the terms and conditions hereof, the Lenders severally agree to lend to Borrower (each in accordance with their Pro Rata Shares) and Borrower agrees to borrow from the Lenders, the proceeds of the Loan, from time to time in accordance with the terms hereof until the Maturity Date; provided, however, (i) no Lender will be required to fund more than such Lender's respective Commitment and (ii) the aggregate amount of all Advances may not exceed, at any time, the then applicable Availability Amount (taking into account changes in the Aggregate Commitment as provided in this Agreement). In no event will the Lenders be obligated hereunder to lend to Borrower more than Borrower has qualified to receive under the terms of this Agreement. Should the outstanding principal balance of the Loan ever, at any time, exceed the then applicable Availability Amount, unless Borrower is in a Compliance Period and is subject to the paydown requirements in accordance with Section 6.33, Borrower shall pay down the outstanding principal amount of the Loan in accordance with Section 6.32 so that such outstanding principal balance is equal to or lesser than the Availability Amount. As of the date hereof, the Aggregate Commitment is $375,000,000 and the initial Revolving Portion is $93,750,000 (a portion of which shall be held back as part of the Tenant Improvement Allocation which has not yet been funded and shall be funded subject to the satisfaction of the conditions set forth in Section 3.5 below), and the Non-Revolving Portion is initially $281,250,000. Amounts borrowed under the Revolving Portion and repaid can be reborrowed (other than the portion allocated to the Tenant Improvement Allocation until the conditions in Section 3.6 have been met), subject to the satisfaction of the terms and conditions set forth in this Agreement. The Non-Revolving Portion may not be repaid and reborrowed.
(b)All Advances made by the Lenders will be evidenced by the Notes. The entire principal balance of each of the Notes will mature and be payable on the Maturity Date.
(c)Administrative Agent will enter in its records the amount of each Advance, the rate of interest borne on each Advance, and the payments of the principal balance received by Administrative Agent, for the benefit of itself and the Lenders, and such records will be conclusive evidence of the subject matter thereof, absent manifest error.
(d)On the Maturity Date, the entire principal amount of the Loan, and all accrued and unpaid interest, and all other sums owing under the Loan Documents not otherwise paid when due, shall be immediately due and payable in full.
(e)Borrower shall use the proceeds of the Loan solely for working capital, capital expenditures, real property acquisitions and other lawful corporate purposes (and in no event shall any proceeds of the Loan be used for personal, family or household purposes).
(f)The Loan contains an allocation for Tenant Improvements and leasing commissions relating to the Accenture Lease (the "Tenant Improvement Allocation") in the amount of $30,000,000 and all or some of which may be disbursed by Administrative Agent in

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accordance with the terms and conditions set forth in Article III below. For avoidance of doubt, the amount of the Tenant Improvement Allocation shall be reduced, in each case, on a dollar-for-dollar basis, as Borrower continues to draw on the same, in connection with any Tenant Improvements and Leasing Commissions relating to the Accenture Lease and/or any Other Accenture Work and such draws shall reduce the Tenant Improvement Allocation and shall thereafter become a part of the Revolving Portion, and Borrower may re-pay and re-borrow such funds. To the extent Borrower spends any other funds (separate from Loan funds) to pay such Tenant Improvements and Leasing Commissions relating to the Accenture Lease and/or any Other Accenture Work, so long as Administrative Agent has approved and received reasonably acceptable evidence of same, and the Title Policy has been endorsed or otherwise covers the Aggregate Commitment, such payment shall also reduce the Tenant Improvement Allocation and the amount reduced shall thereafter become a part of the Revolving Portion as set forth above.
(g)$40,000,000 of the Commitment held by U.S. Bank (the “Restricted Commitment”) is subject to cancellation or reduction in the event a Successful Syndication is not achieved within 120 days of the Closing Date (a “Syndication Failure”). In the event of a Syndication Failure (or a partial Successful Syndication where less than the full Restricted Commitment is syndicated), U.S. Bank’s Commitment may be reduced by up to $40,000,000 (in U.S. Bank’s sole discretion), availability for such funds would be permanently terminated, and the Pro Rata Share and Commitment allocation of the Lenders shall be reallocated accordingly (and Schedule 1 will be updated and appropriate adjustments to each Lender’s portion of the outstanding Loan amount shall be made to align such Lender’s portion with the adjusted Pro Rata Shares (which, for purposes of clarification, may result in a Lender having to disburse additional funds to Administrative Agent in connection with any such readjustment). Notwithstanding anything else to the contrary in this Agreement, the availability of the Revolving Portion shall be reduced by the amount of the Restricted Commitment unless and until a Successful Syndication has been achieved so that, the maximum availability until such time under the Loan shall be $305,000,000 plus any availability with respect to the Tenant Improvement Allocation, and shall increase only to the extent of a Successful Syndication for the portion that was syndicated. In the event of a Syndication Failure as to the entire Restricted Commitment, the updated initial Revolving Portion would be $83,750,000 (a portion of which shall be held back as part of the Tenant Improvement Allocation which has not yet been funded and shall be funded subject to the satisfaction of the conditions set forth in Section 3.5 below), and the updated Non-Revolving Portion would be $251,250,000, and Schedule 1 Commitments would be updated as reflected thereon. If a partial Successful Syndication occurs, the Revolving Portion and Non-Revolving Portion shall be revised so that the Non-Revolving Portion is equal to 75% of the then applicable Aggregate Commitment.
Section 2.2    Interest.
(a)Borrower will pay interest on the outstanding principal balance of each Advance computed at the Loan Rate. Interest at the Loan Rate will accrue on each and every Advance from and including the date it is made by the Lenders and to but excluding the date such Advance is repaid in the manner specified herein. Interest on each Advance computed at the Loan Rate will be payable, as accrued, on the first day of each calendar month, commencing on the first day of the next calendar month following the calendar month in which the initial Advance is made hereunder or (as applicable) on the date of any prepayment of any Advance

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(whether or not as a result of acceleration) on the amount prepaid, and all unpaid, accrued interest must be paid in full at the time all Advances are required to be paid in full. Interest on all Advances and fees will be calculated for actual days elapsed on the basis of a 360-day year, except that interest computed by reference to the Alternate Base Rate will be calculated for actual days elapsed on the basis of a 365/366-day year.
(b)[Intentionally Deleted.]
(c)Notwithstanding anything to the contrary in Section 2.2(a), if any Event of Default has occurred and is continuing, then the aggregate amount of all outstanding Advances and, to the extent permitted by law, all accrued and unpaid interest in respect thereof, and any other amounts due pursuant to the Loan Documents, will with respect to any Event of Default that occurs under Section 8.1(f), and will, with respect to any other Event of Default, at the option of the Required Lenders and without notice to Borrower, accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.
(d)In the event that the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, contravenes a legal or statutory limitation applicable to the Loan, if any, Borrower will pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower will pay all amounts provided for herein. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts will be applied to principal, unless principal has been fully paid, in which event such excess amount will be refunded to Borrower.
Section 2.3    Payments.
(a)All payments and prepayments of principal, interest, fees, expenses and other Obligations under the Loan Documents payable to Administrative Agent or the Lenders must be made, without deduction, setoff, or counterclaim, in immediately available funds on the dates due, to Administrative Agent at the office specified opposite its signature below, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower. Each payment delivered to Administrative Agent for the account of any Lender must be delivered promptly by Administrative Agent to such Lender at its address opposite its signature below or any Lending Installation specified in a notice received by Administrative Agent from such Lender. Whenever any payment to be made hereunder or under any other Loan Document is stated to be due on a day which is not a Business Day, such payment must be made on the next succeeding Business Day and such extension of time will be included in the computation of any interest or fees. Borrower authorizes Administrative Agent to charge Borrower’s debt service account maintained at U.S. Bank for the amount of any payment under the Loan or other amount owing pursuant to any of the other Loan Documents.
(b)After an Event of Default has occurred, all amounts received by Administrative Agent will be applied by Administrative Agent in accordance with Section 8.3 hereof.

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(c)Any Net Proceeds received by Administrative Agent which Administrative Agent is not required to make available to Borrower in accordance with the Security Instrument will be applied by Administrative Agent in such amounts, order and priority as the Required Lenders determine in their discretion, subject to Section 9.19 hereof.
(d)Notwithstanding anything to the contrary set forth above in this Section 2.3, Excluded Swap Obligations with respect to any Guarantor may not be paid with amounts received from such Guarantor or its assets.
(e)Unless Borrower notifies Administrative Agent prior to the date on which it is scheduled to make a payment to Administrative Agent of a payment of principal, interest or fees to Administrative Agent for the account of the Lenders, that it will not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but is not obligated to, make the amount of such payment available to Lenders in reliance upon such assumption. If Borrower has not in fact made such payment to Administrative Agent, any Lender receiving such payment will, on demand by Administrative Agent, repay to Administrative Agent the amount so distributed to such Lender with interest thereon in respect of each day during the period commencing on the date such amount was distributed by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.4    Prepayment.
(a)The unpaid principal balance of the Loan and accrued interest thereon may be prepaid in full or in part, without premium or penalty (other than as specified in this Section 2.4), upon not less than five (5) Business Days’ prior written notice to Administrative Agent given in accordance with the terms hereof. Each notice must specify the date of prepayment and the principal amount of the prepayment. Promptly following receipt of any such notice, Administrative Agent will advise the Lenders of the contents thereof. Subject to Section 9.19, any partial prepayment will be made for the account of the Lenders pro rata in accordance with their respective Pro Rata Shares and reduce (in the case of a paydown of the Non-Revolving Portion) each Lender’s Commitment by such Lender’s Pro Rata Share of a like amount. Notwithstanding anything else in this Agreement to the contrary, in all events, the applicable counterparty to the Swap must pay all sums payable with respect to any Swap termination or Swap breakage fees and all other costs relating to the Loan.
(b)In addition to all other sums then owing hereunder, in connection with the payment of the Loan in whole, except as set forth in the proviso below, Borrower shall pay to Administrative Agent for the benefit of Lenders (i) an exit fee equal to one-half percent (0.5%) of the principal amount of the Loan that is paid prior to November 1, 2021, (ii) an exit fee equal to one-quarter percent (0.25%) of the principal amount of the Loan that is paid on and after November 1, 2021 but prior to May 1, 2022, and (iii) no exit fee shall be due and payable for any payment that is made on or following May 1, 2022; provided, however, that no exit fee shall be payable in connection with (1) any prepayment of the Loan or any reduction of the Aggregate Commitment to the extent such prepayment or reduction is made to meet any financial test or

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covenant, (2) a reduction of the Aggregate Commitment made pursuant to Section 10.3 below, or (3) any prepayment of the Loan as a result of an arms-length third party sale of the Project.
(c)So long as no Event of Default exists, in the event that any payment of the Loan would be applied against the Non-Revolving Portion, Administrative Agent shall use commercially reasonably efforts to notify Borrower and confirm Borrower would like the payment so applied, provided in no event shall Administrative Agent have any liability for failing to do so.
Section 2.5    Availability of LIBOR; Adequacy of Interest Rate.
(a)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if Administrative Agent in good faith determines (which determination shall be conclusive absent manifest error) that:
(i)deposits of a type and maturity appropriate to match fund Advances at the LIBOR Based Rate are not available to such Lenders in the relevant market, or
(ii)the LIBOR Based Rate is not ascertainable or available (including because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining Advances at the LIBOR Based Rate, then Administrative Agent shall suspend the availability of Advances at the LIBOR Based Rate and require any affected Advances to be repaid or to bear interest at the Base Rate.
(b)Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, if Administrative Agent in good faith determines (which determination shall be conclusive absent manifest error) or if Borrower notifies Administrative Agent in writing that Borrower has determined, that any one or more of the following (each, a “Benchmark Transition Event”) has occurred:
(i)the circumstances set forth in Section 2.5(a)(ii) have arisen (including a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR described in clause (ii) of this Section 2.5(b) announcing that LIBOR is no longer representative) and such circumstances are unlikely to be temporary,
(ii)ICE Benchmark Administration (or any Person that has taken over the administration of LIBOR for deposits in Dollars that is acceptable to Administrative Agent) discontinues its administration and publication of LIBOR for deposits in Dollars,
(iii)a public statement or publication of information by or on behalf of the administrator of LIBOR described in clause (ii) of this Section 2.5(b) announcing that such administrator has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement, there is no successor administrator that is acceptable to Administrative Agent that will continue to provide LIBOR after such specified date,

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(iv)a public statement by the supervisor for the administrator of LIBOR described in clause (ii) of this Section 2.5(b), the U.S. Federal Reserve System, an insolvency official with jurisdiction over such administrator for LIBOR, a resolution authority with jurisdiction over such administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over such administrator for LIBOR, which states that such administrator of LIBOR has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement or publication, there is no successor administrator that is acceptable to Administrative Agent that will continue to provide LIBOR after such specified date; or
(v)syndicated credit facilities substantially similar to the credit facilities under this Agreement being executed at such time, or that include language substantially similar to that contained in this Section 2.5(b), are being executed or amended, as the case may be, to incorporate or adopt a new benchmark interest rate to replace LIBOR for deposits in Dollars, then Administrative Agent and Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 10.12, any such amendment with respect to a Benchmark Transition Event (A) pursuant to any of clauses (i) through (iv) of this Section 2.5(b) will become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders or (B) pursuant to clause (v) of this Section 2.5(b), will become effective without any further action or consent of any other party to this Agreement on the date that Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.5(b) will occur prior to the date set forth in the applicable amendment.
In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
Administrative Agent will promptly notify Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event (other than pursuant to clause (v) of this Section 2.5(b)), (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or the Lenders pursuant to this Section 2.5(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.5(b).

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Upon notice to Borrower by Administrative Agent in accordance with Section 10.7 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 2.5(b), any request for an Advance may be revoked by the Borrower and if not revoked such Borrowing shall bear interest at the Base Rate.
Section 2.6    Yield Protection; Capital Adequacy.
(a)Increased Costs. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, within five (5) Business Days following written request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered
(c)Certificates for Reimbursement; Delay in Requests. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.6 and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on

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any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to Section 2.6 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to Section 2.6 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.7    Fees. In addition to the interest and other consideration to Administrative Agent and the Lender herein, Borrower agrees to pay to Administrative Agent the Fees, as and when due in accordance with the terms of the Loan Documents. No termination or reduction of the Commitments and no failure of Borrower to satisfy the conditions set forth in Article III will entitle Borrower to a refund of any portion of such Fees.
Section 2.8    First Extension of Maturity Date. At the option of Borrower, the Initial Maturity Date may be extended for a period of twelve (12) months to November 2, 2024 (the "First Option Maturity Date") if all of the following conditions are satisfied, in the discretion of Administrative Agent, as to such extension:
(a)Borrower has given written notice of their request for an extension to Administrative Agent by no earlier than 120 days and by no later than 45 days prior to the Initial Maturity Date;
(b)On or prior to the Initial Maturity Date, Borrower pays to Administrative Agent the Extension Fee, for the ratable benefit of the Lenders, and all other Fees due and payable to Administrative Agent hereunder and under the other Loan Documents, together with all costs and expenses incurred by or on behalf of Administrative Agent in connection with such extension, including appraisal fees, internal or external appraisal review fees, inspection fees, legal fees, survey costs, costs of environmental studies and reports, and such other professional services, any of which Administrative Agent requires or are deemed necessary by Administrative Agent pursuant to Administrative Agent's or any Lender's internal policies or pursuant to applicable Laws, rules or regulations; the payment by Borrower of these costs and expenses will not be credited, in any way or to any extent, against any portion of the outstanding balance of the Loan;
(c)As of the date of request and on the Initial Maturity Date there exists no Default or Event of Default;
(d)As of the Initial Maturity Date, the outstanding principal balance of the Loan shall not exceed the then current Availability Amount (based on evidence satisfactory to Administrative Agent, including updated Appraisals of the Projects commissioned by Administrative Agent and approved by Administrative Agent and Lenders); provided, however, if the outstanding principal balance of the Loan exceeds the then current Availability Amount, Borrower may pay down the outstanding principal balance of the Loan prior to the Initial Maturity Date to an amount equal to or less than the Availability Amount;

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(e)Administrative Agent has obtained, at Borrower’s sole cost and expense, an Appraisal, which Appraisal must evidence compliance with the Loan to Value Requirement; provided that, in the event the Loan to Value Requirement is not satisfied, Borrower will have the option to (i) pay down the principal balance of the Loan in accordance with Section 2.4 hereof, and/or (ii) to agree to cancel the unfunded portion, if any, of the Aggregate Commitment, in such an amount as is necessary to satisfy the Loan to Value Requirement, in which event each Lender’s Commitment will automatically be reduced by such Lender’s Pro Rata Share of the total reduction in the Aggregate Commitment;
(f)The Debt Service Coverage Ratio, calculated as of the last applicable required quarterly reporting period, is greater than or equal to 1.25:1.00; provided that, in the event that such Debt Service Coverage Ratio requirement is not satisfied, Borrower will have the option to (i) pay down the principal balance of the Loan in accordance with Section 2.4 hereof, and/or (ii) to agree to cancel the unfunded portion, if any, of the Aggregate Commitment, in such an amount as is necessary to satisfy such Debt Service Coverage Ratio requirement, as such amount is reasonably determined by Administrative Agent, in which event each Lender’s Commitment will automatically be reduced by such Lender’s Pro Rata Share of the total reduction in the Aggregate Commitment;
(g)Borrower shall be in compliance with the financial covenants contained in the Loan Documents; Guarantor shall be in compliance with all of the financial covenants set forth in the Guaranty, and Administrative Agent shall have received a certificate from Guarantor certifying such compliance and such other information reasonably required by Administrative Agent to confirm that Guarantor is in compliance with such financial covenants to the extent such information is required pursuant to Section 6.15 below; and
(h)Borrower causes to be delivered to Administrative Agent, for the benefit of itself and the Lenders, at Borrower’s expense, an endorsement to or reissuance of the Title Policy bringing current the effective date of such coverage and stating that the coverage afforded by the Title Policy is not affected because of such extension, subject only to the Permitted Encumbrances.
In the event that, for any reason, Borrower fails to satisfy all of the foregoing conditions, the Loan will mature and be due and payable in full on the Initial Maturity Date.
Section 2.9    Second Extension of Maturity Date. At the option of Borrower, the First Option Maturity Date may be extended for a period of twelve (12) months to November 2, 2025 ("Second Option Maturity Date") if all of the following conditions are satisfied, in the discretion of Administrative Agent, as to such extension:
(a)Borrower has given written notice of their request for an extension to Administrative Agent by no earlier than 120 days and by no later than 45 days prior to the First Option Maturity Date;
(b)On or prior to the First Option Maturity Date, Borrower pays to Administrative Agent the Extension Fee, for the ratable benefit of the Lenders, and all other Fees due and payable to Administrative Agent hereunder and under the other Loan Documents, together with

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all costs and expenses incurred by or on behalf of Administrative Agent in connection with such extension, including appraisal fees, internal or external appraisal review fees, inspection fees, legal fees, survey costs, costs of environmental studies and reports, and such other professional services, any of which Administrative Agent requires or are deemed necessary by Administrative Agent pursuant to Administrative Agent's or any Lender's internal policies or pursuant to applicable Laws, rules or regulations; the payment by Borrower of these costs and expenses will not be credited, in any way or to any extent, against any portion of the outstanding balance of the Loan;
(c)As of the date of request and on the First Option Maturity Date there exists no Default or Event of Default;
(d)As of the First Option Maturity Date, the outstanding principal balance of the Loan shall not exceed the then current Availability Amount (based on evidence satisfactory to Administrative Agent, including updated Appraisals of the Projects commissioned by Administrative Agent and approved by Administrative Agent and Lenders); provided, however, if the outstanding principal balance of the Loan exceeds the then current Availability Amount, Borrower may pay down the outstanding principal balance of the Loan prior to the Initial Maturity Date to an amount equal to or less than the Availability Amount;
(e)Administrative Agent has obtained, at Borrower’s sole cost and expense, an Appraisal, which Appraisal must evidence compliance with the Loan to Value Requirement; provided that, in the event the Loan to Value Requirement is not satisfied, Borrower will have the option to (i) pay down the principal balance of the Loan in accordance with Section 2.4 hereof, and/or (ii) to agree to cancel the unfunded portion, if any, of the Aggregate Commitment, in such an amount as is necessary to satisfy the Loan to Value Requirement, in which event each Lender’s Commitment will automatically be reduced by such Lender’s Pro Rata Share of the total reduction in the Aggregate Commitment;
(f)The Debt Service Coverage Ratio, calculated as of the last applicable required quarterly reporting period is greater than or equal to 1.25:1.00; provided that, in the event that such Debt Service Coverage Ratio requirement is not satisfied, Borrower will have the option to (i) pay down the principal balance of the Loan in accordance with Section 2.4 hereof, and/or (ii) to agree to cancel the unfunded portion, if any, of the Aggregate Commitment, in such an amount as is necessary to satisfy such Debt Service Coverage Ratio requirement, as such amount is reasonably determined by Administrative Agent, in which event each Lender’s Commitment will automatically be reduced by such Lender’s Pro Rata Share of the total reduction in the Aggregate Commitment;
(g)Borrower shall be in compliance with the financial covenants contained in the Loan Documents; Guarantor shall be in compliance with all of the financial covenants set forth in the Guaranty, and Administrative Agent shall have received a certificate from Guarantor certifying such compliance and such other information reasonably required by Administrative Agent to confirm that Guarantor is in compliance with such financial covenants to the extent such information is required pursuant to Section 6.15 below; and

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(h)Borrower causes to be delivered to Administrative Agent, for the benefit of itself and the Lenders, at Borrower’s expense, an endorsement to or reissuance of the Title Policy bringing current the effective date of such coverage and stating that the coverage afforded by the Title Policy is not affected because of such extension, subject only to the Permitted Encumbrances.
In the event that, for any reason, Borrower fails to satisfy all of the foregoing conditions, the Loan will mature and be due and payable in full on the First Option Maturity Date.
Section 2.10    Taxes.
(a)Any and all payments by or on account of any obligation of Borrower under any Loan Document must be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of any applicable withholding agent) requires the deduction or withholding of any Tax from any such payment, then the applicable withholding agent will be entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by Borrower will be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10) the applicable Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Borrower must timely pay to the relevant Governmental Authority in accordance with applicable Law or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Borrower will indemnify the Lender or Administrative Agent, within 15 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) payable or paid by such Lender or Administrative Agent or required to be withheld or deducted from a payment to such Lender or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.
(d)Each Lender will severally indemnify Administrative Agent, within 15 days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.11(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with

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respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent will be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (d).
(e)As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.10, Borrower must deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(f)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, will deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(f)(i)(A), (i)(B) and (i)(D) below) will not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing,
(A)any Lender that is a United States Person for U.S. federal income Tax purposes will deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Non-U.S. Lender will, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as is requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-

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8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such Tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" related to Borrower as described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.
(C)any Non-U.S. Lender will, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as is requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender will deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" includes any amendments made to FATCA after the date of this Agreement.

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(ii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it will pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, will repay to such indemnified party the amount paid over pursuant to this Section 2.10(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.10(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.10(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph may not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party's obligations under this Section 2.10 survives the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.11    Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity.
(a)Each Lender may book its Advances at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement will apply to any such Lending Installation and the Loan and any Notes issued hereunder will be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to Administrative Agent and Borrower in accordance with Section 10.7, designate replacement or additional Lending Installations through which Advances will be made by it and for whose account Loan payments are to be made.
(b)To the extent reasonably possible, each Lender will designate an alternate Lending Installation with respect to its Advances to reduce any liability of Borrower to such Lender under Sections 2.6 and 2.10, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender will deliver a written statement of such Lender to Borrower (with a copy to Administrative Agent) as to the amount due, if any, under Section 2.6 or 2.10. Such written statement must set forth in reasonable detail the calculations upon which such Lender determined such amount and will be final, conclusive and binding on

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Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with an Advance will be calculated as though each Lender funded its Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Based Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender will be payable within ten (10) Business Days after receipt by Borrower of such written statement. The obligations of Borrower under 2.6 and 2.10 will survive payment of the Obligations and termination of this Agreement.
Section 2.12    Replacement of Lender. If Borrower is required pursuant to Sections 2.6 or 2.10 to make any additional payment to any Lender or if any Lender defaults in its obligation to make it portion of an Advance or declines to approve an amendment or waiver that is approved by the Required Lenders or otherwise becomes a Defaulting Lender (any Lender so affected an “Affected Lender”), Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement with another bank or other entity which is reasonably satisfactory to Borrower and Administrative Agent, provided that no Default or Event of Default has occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) such other bank or entity will not suffer from and is not impacted by the issue or event causing the replacement of the Affected Lender, will agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 10.10 applicable to assignments, and (ii) Borrower will pay to Administrative Agent (for the benefit of such Affected Lender) in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by Borrower hereunder to and including the date of termination, including payments due to such Affected Lender under Sections 2.6 and 2.10.
ARTICLE III
CONDITIONS TO CLOSING AND ADVANCES
Section 3.1    No Obligation to Close or Advance. No Lender is required to make any Advance until all of the requirements and conditions set forth in this Article III have been completed and fulfilled, at Borrower’s sole cost and expense. At any time from and after the Closing Date through and including the day immediately prior to the Maturity Date (the "Availability Period"), provided that all of the terms and conditions set forth in this Article III have been satisfied or waived in writing by Administrative Agent, Borrower shall have the right to request and receive, from time to time, an additional Advance of the Loan in connection with any Revolving Portion of the Loan, when added to the existing outstanding principal balance of the Loan, does not exceed the then existing Availability Amount.
Section 3.2    Conditions to Closing.

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(a)On or before the Closing Date, Borrower must provide to Administrative Agent each of the following relating to the Land and the existing Improvements, in form and substance acceptable to Administrative Agent:
(i)A pro forma Title Policy, or a marked-up commitment to issue the Title Policy, signed by an officer of the Title Company, in form and substance satisfactory to Administrative Agent and including all endorsements as required by Administrative Agent, and satisfactory reinsurance agreements to the extent required by Administrative Agent, together with an agreement from the Title Company that such Title Policy will be deemed issued upon the closing of the Loan notwithstanding that the final Title Policy in the agreed upon form will not be issued until after the recordation of the Security Instrument. All title insurance premiums in connection with the issuance of the Title Policy must be paid on or before the Closing Date by Borrower. The Title Company must provide priority insurance over all possible construction and mechanics’ lien claims, including, for purposes of clarification, unmodified 'Covered Risk 11(a)' coverage as set forth in the ALTA extended coverage mortgagee's title insurance policy (ALTA Loan Policy 2006 Loan Policy of Title Insurance).
(ii)One copy of the Survey.
(iii)The Environmental Report, addressed to Administrative Agent or, in the event the Environmental Report is not addressed to Administrative Agent, Borrower must provide the Environmental Report together with a reliance letter addressed to Administrative Agent in compliance with Administrative Agent’s requirements.
(iv)Evidence that all insurance required pursuant to Section 6.8 is in place.
(v)Administrative Agent shall have received a report as to whether or not any portion of the Land and the Improvements is in a federally designated flood hazard area and, if any improvements thereon are in a federally designated flood hazard area, evidence of the maintenance of flood insurance as may be required by applicable Law.
(vi)Administrative Agent shall have completed its flood review process, and received evidence of compliance, satisfactory to Administrative Agent in Administrative Agent's sole discretion, with Administrative Agent's requirements, policies and procedures with respect to flood-related matters.
(vii)Written evidence regarding zoning and building code compliance for the Land and the Improvements in form and content acceptable to the Title Company to issue an unqualified ALTA 3-series Title Policy endorsement in form and substance satisfactory to Administrative Agent.
(viii)A copy of each noncancelable agreement relating to the management, operation or maintenance of the Project.
(ix)A proposed Operating Budget and Business Plan for the current year of operation.

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(b)On or before the Closing Date, Borrower must provide to Administrative Agent each of the following relating to Borrower, Guarantor and such other Persons identified below, in form and substance acceptable to Administrative Agent:
(i)A copy of Borrower's Organizational Documents, certified as true, correct and complete by an officer of the Borrower authorized to do so, together with (i) a current certificate of good standing (or equivalent) from the Secretary of State of the state in which the Borrower was organized (and from the Secretary of State of the state where the Land is located, if different from the jurisdiction in which the Borrower was organized), and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.
(ii)A copy of Guarantor's Organizational Documents, certified as true, correct and complete by an officer of Guarantor authorized to do so, together with (i) a current certificate of good standing (or equivalent) from the jurisdiction in which Guarantor was organized, and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.
(iii)A copy of the managing member's Organizational Documents for Borrower, certified as true, correct and complete by an officer of such managing member authorized to do so, together with (i) a current certificate of good standing (or equivalent) from the Secretary of State of the state in which such managing member was organized (and from the Secretary of State of the state where the Land is located, if different from the jurisdiction in which such managing member was organized), and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.
(iv)The most current available financial statements of Borrower and Guarantor, signed and certified as true, correct and complete in all material respects by an authorized signatory.
(v)The payment of all applicable Fees, including without limitation, those referenced in the Fee Letter.
(c)On or before the Closing Date, Borrower must execute and deliver (or cause to be executed and delivered) to Administrative Agent, the Loan Documents (as applicable) and such other documents as Administrative Agent may require, in form and substance acceptable to Administrative Agent and to its counsel, in their sole discretion, to evidence and secure the Loan. Administrative Agent may designate which of the Loan Documents are to be placed of record or filed, the order of recording or filing thereof, and the offices in which the same are to be recorded or filed. Borrower must cooperate with Administrative Agent's recordation and filing requirements, and may in no event take any action in contravention thereof. Borrower must pay all documentary, intangible, recording, filing and/or registration taxes and/or fees due upon the Notes, the Security Instrument, the financing statement and/or the other Loan Documents.
(d)On the Closing Date, Administrative Agent must receive from outside counsel for Borrower and Guarantor, one or more current written opinions, in form and substance acceptable to Administrative Agent, addressed to Administrative Agent, in its capacity as Administrative

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Agent, covering matters such as due formation, authorization, execution and delivery of the Loan Documents and enforceability of the Loan Documents.
(e)Prior to the Closing Date, Administrative Agent must receive an Appraisal that demonstrates compliance with the Loan to Value Requirement
(f)KYC Information.
(i)Upon the reasonable request of any Lender made at least ten (10) Business Days prior to the Closing Date, Borrower must have provided to such Lender the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date.
(ii)At least five days prior to the Closing Date, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower must deliver a Beneficial Ownership Certification in relation to Borrower.
(g)On or before the Closing Date, Administrative Agent must receive all other agreements, documents and/or exhibits which may be required, in Administrative Agent's judgment, to assure compliance with the requirements of this Agreement and the other Loan Documents.
(h)On or before the Closing Date, Administrative Agent and the Lenders shall have completed their due diligence of Borrower, Guarantor and received full credit approval with respect to the transaction.
(i)Receipt and approval by Administrative Agent of the Environmental Insurance Policy covering the Project.
(j)Receipt and approval by Administrative Agent of the fully executed Accenture Lease (including all amendments thereto) and a subordination and non-disturbance agreement in form and substance reasonably acceptable to Administrative Agent.
Section 3.3    Conditions Precedent to Initial Advance. As a condition precedent to the initial Advance by the Lenders:
(a)Borrower must have satisfied: (i) all of the conditions to closing set forth in Section 3.2, unless expressly waived by Administrative Agent in writing; and (ii) all other conditions for an Advance set forth in Section 3.4 and in Article IV; and
(b)Borrower must have provided to Administrative Agent the following, or satisfied the following conditions, which must be in form and substance acceptable to Administrative Agent:
(i)Written evidence that the Title Company has recorded the Security Instrument in a first lien position against the Project, and that the Title Company has issued or is

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irrevocably committed to issue the Title Policy pertaining to such Security Instrument insuring the same;
(ii)Written evidence that the Project Financing Statements pertaining to Borrower and Project have been filed with the Secretary of State, or other appropriate office, to perfect the lien on all personal property described in each Security Agreement as collateral for the Loan in a first lien position;
(iii)evidence that all insurance required pursuant to Section 6.8 has been obtained and is being maintained;
(iv)Borrower has established the Operating Account;
(v)Any other documents and assurances as Administrative Agent may reasonably request.
Section 3.4    Conditions Precedent to All Advances. Each Advance by the Lenders (including the initial Advance) is subject to the satisfaction of the following conditions precedent as determined by Administrative Agent:
(a)Borrower must deliver or cause to be delivered to Administrative Agent the following documents in connection with each Draw Request, in form and substance satisfactory to Administrative Agent:
(i)A fully executed Draw Request deliver to Administrative Agent at least two (2) Business Days prior to the requested Funding Date;
(ii)If requested by Administrative Agent in connection with any advance, Borrower shall provide to Administrative Agent one or more endorsements (to the full extent available) to and continuation of the Title Policy, showing that there have been no mechanic's or materialmen's liens or other liens filed since the date of the issuance of the Title Policy, ensuring that each additional Advance shall be secured by the Security Instrument in a first lien position, subject to no other liens or title exceptions, other than the Permitted Encumbrances, and/or updating the effective date of the Title Policy to the relevant date of such Advance, which endorsements shall be provided at Borrower's expense. If any liens or other matters, which in Administrative Agent's good faith reasonable judgment jeopardize or otherwise impair its security interest (and/or the first priority thereof) in the Project, are disclosed by said endorsement and continuation or are in any other manner discovered by the Title Company or Administrative Agent, no further advances shall be made until such liens or other matters have been waived by Agent or satisfied in a manner acceptable to Administrative Agent. Upon written demand of Administrative Agent, Borrower shall immediately cause any such liens or other matters to be satisfied or released, of record, or bonded around and removed from the Project encumbered thereby or affirmatively insured over by the Title Company to Administrative Agent's satisfaction, or shall make other arrangements with respect to the discharge thereof and the releases thereof from the Project encumbered thereby as are acceptable to Administrative Agent, in its reasonable discretion.

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(b)No Default or Event of Default has occurred, and no Default or Event of Default will result from the making of the Advance.
(c)[Intentionally Deleted].
(d)[Intentionally Deleted].
(e)Borrower has not been notified in writing of any existing or, to Borrower’s knowledge, threatened litigation, arbitration or governmental investigation or proceeding brought specifically against Borrower or the operations of Borrower (but expressly excluding any such threatened litigation, arbitration or governmental investigation or proceeding that also applies generally to  other persons or entities located in the City or County of Chicago, and/or the State of Illinois) which, if adversely determined to Borrower would constitute a Material Adverse Change.
(f)The Project, the Improvements, to the extent then constructed, nor any part thereof has been materially damaged, destroyed, condemned or threatened with any material condemnation.
(g)No Lien or notice of intent to file a Lien for work or services performed in or on the Project or any materials or equipment delivered thereto, or any other Lien (including, without limitation, any mortgage, deed of trust, judgment lien or other lien), has been filed or recorded against the Project or delivered to Borrower, the Title Company or Administrative Agent, unless all such Liens are discharged or bonded over and removed from title to the Project to the reasonable satisfaction of Administrative Agent.
(h)No stop payment notice in connection with the Loan has been served on Administrative Agent or any Lender unless the stop payment notice is discharged or if the stop payment notice is bonded, an appropriate counter bond or equivalent reasonably acceptable to Administrative Agent and the applicable Lenders is filed and/or recorded in accordance with applicable law so as to remove and discharge any and all such stop payment notices.
Notwithstanding anything stated to the contrary in this Article III, Article IV below, or elsewhere in this Agreement, the initial funding of the Loan and/or recordation of the Security Instrument shall be deemed a confirmation by Administrative Agent and the Lenders that all conditions precedent to the funding of the initial Advance as set forth in this Article III have been satisfied or waived for all purposes, including for purposes of making of any additional Advances under Article IV (except as otherwise expressly reserved by Administrative Agent in a writing delivered to Borrower prior to the closing of the Loan).
Section 3.5    Additional Conditions to Each Disbursement from the Tenant Improvement Allocation. In addition to all of the conditions and requirements set forth in this Agreement and in any of the other Loan Documents (including, without limitation, Section 3.4 above), Administrative Agent may require that each of the following conditions be satisfied (or deemed satisfied or waived as provided in Article II herein) with respect to each Additional Advance of loan proceeds from the Tenant Improvement Allocation:

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(a)Except as specified in Section 3.6 below, all funds advanced under this Agreement to date from the Tenant Improvement Allocation have been utilized exclusively to pay (or to reimburse Borrower for payment of) leasing costs (“Leasing Costs”) incurred for or in connection with the Accenture Lease, and/or for the costs of construction of the Tenant Improvements relating to the Accenture Lease (or any other work required pursuant to the terms of the Accenture Lease (“Other Accenture Work”)), and no part of the Loan proceeds have been paid for labor, materials, equipment, work, services or supplies incorporated into or employed in connection with any project other than the Project or any other Lease other than the Accenture Lease.
(b)Each disbursement for Tenant Improvement and Other Accenture Work costs and Leasing Costs may be made (if an uncured Event of Default then exists, at Administrative Agent's election) in reimbursement for expenses paid by Borrower, or, at Borrower's option, to pay for said expenses directly. If an uncured Event of Default then exists, Administrative Agent, at its option and without further direction from Borrower, may (but is under no obligation to) disburse any portion of the Loan funds to any Person to whom payment is due or through an escrow satisfactory to Administrative Agent. Except as set forth in Section 3.6 below, all funds allocated to the Tenant Improvement Allocation shall solely be available in connection with the Accenture Lease, and Administrative Agent shall not be obligated to disburse funds in excess of the amounts allocated under the Accenture Lease as of the date of this Agreement for such Tenant Improvements, Other Accenture Work and any applicable leasing commissions.
(c)Except as specified in Section 3.6 below, Borrower shall not use any portion of any advance from the Tenant Improvement Allocation for payment or reimbursement of any other cost except as specifically set forth in a request for advance approved by Administrative Agent in writing.
(d)Borrower has obtained all Permits which are necessary for the construction of such Tenant Improvements and Other Accenture Work.
(e)As to any completed Tenant Improvements and Other Accenture Work for which advances from the Tenant Improvement Allocation have been made under this Agreement, if reasonably determined to be necessary by Administrative Agent, Borrower shall have furnished Administrative Agent with (A) unconditional lien waivers or releases from all contractors, subcontractors and materialmen employed in furnishing labor or materials in connection with the construction of such Tenant Improvements, and (B) a true and correct copy of the final and unconditional certificate of occupancy for the space (or such other evidence reasonable acceptable to Administrative Agent that the space can be occupied under applicable law), issued without restriction by the appropriate Governmental Authority having jurisdiction over the Project.
(f)With respect to the final disbursement for the space under the Accenture Lease being improved (which for purposes of clarification can be done in stages as Accenture accepts the Expansion Space), the tenant under the lease shall be in occupancy, having accepted the leased premises and be paying rent under the Accenture Lease (or is under a free rent period thereunder), without offset, credit or defense.

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(g)Disbursements of Loan proceeds from the Tenant Improvements Allocation that are allocated to leasing commissions shall be made to pay, or reimburse Borrower for payment of, leasing commissions relating to the Accenture Lease in accordance with written leasing commission agreements in effect as of the date of this Agreement or otherwise, on market terms and such commission is due and payable under the applicable leasing commission agreement.
Section 3.6    Revolving Availability of Tenant Improvement Allocation. Commencing December 31, 2023, any remaining undisbursed funds in the Tenant Improvement Allocation may be used by Borrower for any lawful purposes relating to the Project (and not solely for Tenant Improvements, Other Accenture Work, and leasing commissions as is otherwise required under this Agreement). Additionally, on and after December 31, 2023, subject to obtaining any appropriate and reasonably necessary title endorsement (to the extent Administrative Agent has not by then received a revolver endorsement to its Title Policy) or updates to the Title Policy as to any portion of the Tenant Improvement Allocation that was never disbursed (so that the Title Policy covers the full Aggregate Commitment), the portion of the Loan allocated to the Tenant Improvement Allocation (i.e., $30,000,000 assuming the Aggregate Commitment has not been reduced) shall thereafter be available on a revolving basis (and treated for all purposes as part of the Revolving Portion), and Borrower may re-pay, re-borrow funds under the Revolving Portion (including any amounts previously allocated to the Tenant Improvement Allocation) to be used by Borrower for any lawful commercial purposes related to the Project, provided that the Aggregate Commitment outstanding would not exceed the Availability Amount, and all other applicable terms and conditions set forth in this Agreement to Advances have been satisfied.
ARTICLE IV
ADVANCES
Section 4.1    General.
(a)The Loan proceeds will be advanced by the Lenders for the benefit of Borrower in accordance with the terms and conditions set forth in this Agreement. All monies advanced by a Lender with respect to a Project will constitute a loan made by such Lender to Borrower under this Agreement, evidenced by a Note and secured by the Security Instrument and all other collateral for the Loan, and interest will be computed thereon, as prescribed by this Agreement, from the date Lender makes, or is deemed to have made, the Advance.
(b)Upon receipt of a request for an Advance and delivery of a Draw Request, Administrative Agent will send a copy thereof by facsimile to each other Lender and will otherwise notify each Lender of the proposed disbursement and the proposed date of funding (the "Funding Date"), which shall be no less than two (2) Business Days after the date such request for an Advance and Draw Request are delivered to each Lender by Administrative Agent. Each Lender will make available to Administrative Agent (or the funding bank designated by Administrative Agent) the amount of such Lender's Pro Rata Share of such disbursement by wire transfer in immediately available funds by 11:00 a.m. Pacific time on the Funding Date.

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(c)Unless a Lender notifies Administrative Agent on the Business Day immediately preceding the Funding Date that it does not intend to make its Pro Rata Share of any Advance, Administrative Agent may assume that such amount will be made available to Administrative Agent on such date, and Administrative Agent may, but will not be obligated to, make available to Borrower a corresponding amount in reliance upon such assumption. If such Lender has not in fact made such payment to Administrative Agent, then the applicable Lender and the Borrower severally agree to repay to Administrative Agent, on demand, the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) with respect to Borrower, a rate per annum equal to the interest rate applicable to the relevant Advance. If such Lender pays such amount to Administrative Agent, then such amount will constitute such Lender’s Pro Rata Share of such Advance.
(d)Nothing in this Section 4.1 will be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of an Advance on any Funding Date, nor will Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any Advances hereunder, and the Commitment of any Lender will not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.
(e)In no event shall Administrative Agent and the Lenders have any obligation to make any Advance if the requested Advance, plus the sum of all outstanding previous Advances, would exceed the then existing Availability Amount.
Section 4.2    No Waiver. No Advance will constitute a waiver of any condition precedent to the obligation of any Lender to make any further Advance, or preclude Administrative Agent or any Lender from thereafter declaring the failure of Borrower to satisfy any such condition precedent to be an Event of Default. All conditions precedent to the obligations of the Lenders to make any Advance are imposed hereby solely for the benefit of Administrative Agent and the Lenders, and no other party may require satisfaction of any such condition precedent or will be entitled to assume that any Lender will make or refuse to make any Advance in the absence of strict compliance with such condition precedent. Administrative Agent may waive any requirement of this Agreement for any Advance.
Section 4.3    Advances of Sums Due to Lenders. Any advance of proceeds of the Loan made by Lenders will not: (i) relieve Borrower from its obligation to make any payments required hereunder or under the other Loan Documents; (ii) cure any Default or Event of Default; or (iii) serve as a waiver of any of Borrower's obligations hereunder or under the other Loan Documents.
Section 4.4    [Reserved.]
Section 4.5    Availability Amount. Subject to the provisions of Section 6.33, Borrower will at all times cause the outstanding principal balance of the Loan not to exceed the

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Availability Amount, and the Lenders will have no obligation to make any Advance of Loan proceeds if after giving effect to the requested Advance the outstanding principal amount of the Loan would exceed the Availability Amount. If, as of the end of any calendar quarter, as determined by the quarterly reporting provided by Borrower pursuant to the terms of Section 6.15, the outstanding principal balance of the Loan exceeds the Availability Amount, unless Borrower is then subject to Section 6.33, Borrower shall pay down the Loan in compliance with Section 6.32.
Section 4.6    Waiver of Disbursement Condition. The approval of any Advance prior to fulfillment of one or more conditions thereof will not be construed as a waiver of any condition, and Administrative Agent reserves the right to require fulfillment of any and all conditions prior to approving any subsequent Advance.
Section 4.7    All Advances Secured by Security Instrument. It is expressly agreed that any Advances made by the Lenders, from time to time, for whatever purposes, no matter to whom made, will, as and when made, be deemed authorized by Borrower and made pursuant to this Agreement, and will become and remain secured by the Loan Documents and considered part of the obligations secured thereby. These provisions will apply whether or not Administrative Agent or any Lender approves or denies any Advance, and whether or not Administrative Agent or any Lender has approved an Advance, or a Default or an Event of Default has occurred.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Borrower represents, warrants and covenants to Administrative Agent and each Lender that:
Section 5.1    Borrower’s and Guarantor's Formation and Powers.
(a)Borrower is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the Delaware, and is qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Borrower has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to construct, renovate, equip, own and operate the Project and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents; all consents necessary to authorize the execution, delivery and performance of this Agreement and the other Loan Documents have been duly adopted and are in full force and effect; and this Agreement and the other Loan Documents have been duly executed and delivered by Borrower. Borrower uses no trade name other than its actual name.
(b)Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Guarantor has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to own limited liability company interests in Borrower (or

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their members), and to execute, deliver and perform its obligations under the Guaranties, the Indemnity and any other Loan Document to which it is a party; all consents necessary to authorize the execution, delivery and performance of the Guaranties, the Indemnity and the other Loan Documents to which it is a party have been duly adopted and are in full force and effect; and the Guaranties, the Indemnity and the other Loan Documents to which it is a party have been duly executed and delivered by Guarantor.
Section 5.2    Authority.
(a)The execution, delivery and performance by Borrower of this Agreement and other Loan Documents to which Borrower is a party have been duly authorized by all necessary action of the governors, managers, members, partners, shareholders, officers and directors, as applicable, of Borrower, and do not and will not (i) require any additional consent or approval of the members of Borrower, (ii) violate any provision of any Laws (including Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of Borrower's Organizational Documents, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Borrower or any of its properties, except pursuant to the Loan Documents.
(b)The execution, delivery and performance by Guarantor of the Guaranties, the Indemnity and other Loan Documents to which Guarantor is a party have been duly authorized by all necessary action of the members of Guarantor, and do not and will not (i) require any additional consent or approval of the members of Guarantor, (ii) violate any provision of any Laws (including Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor or of Guarantor's Organizational Documents, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected, or (iv) result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Guarantor or any of its properties, except pursuant to the Loan Documents.
Section 5.3    No Approvals. To Borrower’s knowledge, no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by Borrower or Guarantor of this Agreement, the Notes, or any other Loan Documents to which Borrower or Guarantor is a party.
Section 5.4    Legal and Valid Obligations. This Agreement, the Notes, the Indemnity, the Guaranties and the other Loan Documents to which Borrower or Guarantor is a party constitute the legal, valid and binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms, subject to, and except as may be limited by, bankruptcy and insolvency laws and other laws generally affecting the

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enforceability of creditor's rights generally and subject to limitations on the availability of equitable remedies.
Section 5.5    Litigation. To the knowledge of Borrower, there are no actions, suits or proceedings pending or threatened in writing against Borrower, Guarantor or affecting any of the Project, at law or in equity or before any Governmental Authority, domestic or foreign, which contests the validity or enforceability of this Agreement or any of the other Loan Documents or the transactions contemplated hereby. To the knowledge of Borrower, no Borrower nor Guarantor is in default with respect to any final judgment, writ, injunction, decree, rule or regulations of any Governmental Authority, domestic or foreign.
Section 5.6    Title. To Borrower’s knowledge, Borrower has good, marketable and insurable fee simple title to the Land and to the rest of the Project, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances. To Borrower’s knowledge and except as disclosed in the title reports for the Project delivered to Administrative Agent prior to the Closing Date there are no mechanics’, materialman’s or other similar Liens which have been filed for work, labor or materials affecting the Project which are or may be Liens prior to, or equal or subordinate to, the Lien created by the Loan Documents.
Section 5.7    Defects and Hazards. To Borrower’s knowledge, Borrower does not know of any defects, facts or conditions affecting the Land that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards (including soils and groundwater contamination, earth movement or slippage) affecting the Land.
Section 5.8    Payment of Taxes.
(a)There have been filed all federal, state and local tax returns with respect to Borrower and Guarantor and its direct and indirect business operations which are required to be filed. Borrower and Guarantor have paid or caused to be paid to the respective taxing authorities all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due.
(b)To Borrower’s knowledge, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Laws in connection with the transfer of the Project to a Borrower have been paid or are being paid simultaneously herewith. To Borrower’s knowledge, all mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Laws in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Instrument, have been paid or are being paid simultaneously herewith. To Borrower’s knowledge, all taxes and governmental assessments due and owing in respect of the Project have been paid (or will be paid) prior to delinquency, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Policy. To Borrower’s knowledge, (i) there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Project, (ii) nor are there any contemplated improvements to the Project that may result in such special or other assessments.

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Section 5.9    Agreements.
(a)To Borrower's knowledge, Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority. Borrower's Organizational Documents are in full force and effect. To Borrower's knowledge, Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower is a party, the effect of which default would constitute a Material Adverse Change as to the Borrower.
(b)To Guarantor's knowledge, Guarantor is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority. Guarantor's Organizational Documents are in full force and effect. Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Guarantor is a party, the effect of which default would constitute a Material Adverse Change as to Guarantor.
Section 5.10    No Defaults under Loan Documents or Other Agreements. No Default or Event of Default has occurred, and no default or event of default exists under any other document to which Borrower is a party which relates to the ownership, occupancy, use, development, construction, renovation or management of the Project. Borrower is not in default in the payment of the principal or interest on any of its Indebtedness for borrowed money beyond any notice or cure periods. Borrower is not obligated for the payment of any commission or other fee with respect to the purchase of the Land and Improvements, or if Borrower is so obligated, such commission or other fee has been paid in full.
Section 5.11    Boundary Lines; Conformance with Governmental Requirements and Restrictions; Utilities.
(a)Except as specifically disclosed on the survey(s) delivered to Administrative Agent, the exterior lines of the Improvements are, and at all times will be, within the boundary lines of the Land and in compliance with all applicable setback requirements. Borrower and the Project, including the Improvements are, and at all times will be, in compliance (in all material respects) with all Governmental Requirements, all covenants encumbering the Land and all Approved Leases. To Borrower’s knowledge and except as disclosed in any zoning reports delivered to Administrative Agent, Borrower has obtained all permits which are necessary for operating the Improvements in accordance with all applicable Laws, including building, environmental, subdivision, land use and zoning laws.
(b)Telephone services, gas, electric power, storm sewers, sanitary sewer and water facilities are available to the boundaries of the Project, adequate to serve the Project and not subject to any conditions (other than normal charges to the utility supplier) which would limit the use of such utilities. All streets and easements necessary for operation of the Project are available to the boundaries of the Project.
Section 5.12    Personal Property. Borrower, as applicable, is now and will continue to be the sole owner of the Equipment and the Equipment is and will be free from any lien, security

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interest or other adverse claim of any kind whatsoever, except for liens or security interests in favor of Administrative Agent, for the benefit of itself and the Lenders, the interest of a lessor pursuant to a lease of personal property approved by Administrative Agent, in Administrative Agent's sole discretion, or liens or security interests otherwise approved by Administrative Agent in Administrative Agent's sole discretion.
Section 5.13    Condemnation. To Borrower’s knowledge, no condemnation proceeding or moratorium is pending or threatened against the Project.
Section 5.14    Separate Lots. The Land is comprised of 1 or more parcels which constitute legal lots and separate tax lots and do not constitute a portion of any other tax lot not a part of such Land.
Section 5.15    Federal Reserve Regulations. No portion of the Loan hereunder will be used to purchase or carry any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. To Borrower’s knowledge, no portion of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of said Board of Governors.
Section 5.16    Investment Company Act. Neither Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.
Section 5.17    Unregistered Securities. No Borrower has: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would constitute a Material Adverse Change as to Borrower.
Section 5.18    Accuracy of Information.
(a)To Borrower’s knowledge (provided such "knowledge" qualifier shall not apply to any financial statements or other financial information), all factual information heretofore or herewith delivered by or on behalf of Borrower and Guarantor to Administrative Agent or any Lender, including financial statements and other financial information, for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact. To the best of Borrower's knowledge and except as expressly disclosed by Borrower to Administrative Agent in writing, there has been no change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise

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result in a Material Adverse Change, but expressly excluding any change in any condition, fact, circumstance or event that, although it affects Borrower, does not affect Borrower disproportionally as compared to other, similarly situation Persons. For the avoidance of doubt, any changes in general economic conditions (including changes cause by any pandemic, virus or another similar occurrence (including COVID-19) shall not apply to this Section 5.18.
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.
Section 5.19    ERISA Compliance. Borrower has not adopted a Pension Plan. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA. None of the assets of Borrower constitutes, by virtue of the application of 29 C.F.R. Section 2510.3-101(f) as modified by Section 3(42) of ERISA, “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Neither Borrower nor any Related Party is a “governmental plan” within the meaning of Section 3(32) of ERISA. Transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.
Section 5.20    Consents. To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any Governmental Authority, domestic or foreign, are material to the present conduct of the business and operations of Borrower or are required for the acquisition, ownership, operation or maintenance by Borrower of properties it now owns, operates or maintains or the present conduct of its businesses and operations, such franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.
Section 5.21    [Reserved].
Section 5.22    Anti-Corruption Laws; Sanctions. Borrower, Guarantor and their respective Affiliates and, to the knowledge of Borrower and Guarantor, their respective officers, employees and directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Loan, (ii) the use of the proceeds of the Loan, or (iii) to Borrower’s knowledge, any other transactions contemplated hereby will violate Anti-Corruption Laws or any applicable Sanctions. KBS Capital Advisors (which is the investment advisor to Borrower) has implemented and maintains in effect for itself and its respective Subsidiaries policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of Borrower, Guarantor, or, to the knowledge of Borrower, any of their respective Affiliates, directors, officers, or employees is a Sanctioned Person. None of KBS Capital Advisors, Borrower, Guarantor or, to Borrower’s knowledge, any of their respective Subsidiaries or any director, officer, or employee of the same is an individual or entity that is, or is fifty percent (50%) or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria).
Section 5.23    Subsidiaries. Borrower has no Subsidiaries.

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Section 5.24    Leases. Except as set forth in Exhibit L, there is no Lease in effect relating to the Project. To Borrower’s knowledge, Borrower has delivered to Administrative Agent true, correct and complete (in all material respects) copies of all Leases, if any, currently affecting the Project, and there are no oral agreements. Each Lease constitutes the legal, valid and binding obligation of a Borrower and the lessee thereunder, except as disclosed to Administrative Agent in writing, to Borrower's knowledge, is in full force and effect and is enforceable in accordance with its terms except as may be limited by bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditors’ rights generally and subject to limitations on the availability of equitable remedies. To Borrower’s knowledge, there are no defaults with respect to any such Leases.
Section 5.25    Property Management Agreements. Borrower has delivered to Administrative Agent a true, correct and complete (in all material respects) copy of the Property Management Agreement for the Project. To Borrower’s knowledge, (i) the Property Management Agreements is unmodified and in full force and effect, and (ii) Borrower is not in default of, nor to Borrower's knowledge is any other party to its Property Management Agreement in default, of such Agreement.
Seciton 5.26    Alterations.
(a)Borrower will provide notice in connection with any alterations to any Improvements for the Project which are structural in nature and the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold (a "Material Alteration").
(b)Upon substantial completion of any Material Alteration, Borrower will be required, upon Administrative Agent's request, to provide evidence reasonably satisfactory to Administrative Agent that (i) such Material Alteration was constructed in accordance with applicable Governmental Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials, equipment or services in connection with such Material Alteration have been paid in full and have delivered unconditional releases of Liens, and (iii) all licenses and permits reasonably necessary for the use, operation and occupancy of such Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.
Section 5.27    Solvency. Borrower and Guarantor are and will remain solvent after giving effect to all borrowings and guaranties contemplated in the Loan Documents.
Section 5.28    Ownership and Control of Borrower. As of the Closing Date, the direct and indirect owners of Borrower (other than the shareholders of the REIT) are set forth on Exhibit G attached hereto, respectively.
Section 5.29    Brokers. Neither Borrower nor any Affiliate of Borrower has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.
Section 5.30    Use of Loan Proceeds. The proceeds of the Loan shall be used only for the purposes specified in this Agreement.

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Section 5.31    Purchase Options. To Borrower’s knowledge, as of the Closing Date, no part of the Project is subject to any purchase options, rights of first refusal or other similar rights in favor of any Person except as expressly disclosed in writing, to Administrative Agent (including the Title Policy and any approved or deemed approved Leases).
Section 5.32    FIRPTA. None of Borrower, Guarantor nor any Related Party nor any holder of any legal or beneficial interest therein is held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of the Code Sections 897, 1445, or 7701, the Foreign Investments in Real Property Act of 1980, the International Investment and Trade Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.
Section 5.33    Eligible Contract Participant. Guarantor is, as of the date of the execution of the Guaranty, and will be on each date that Borrower enters into a Lender-Provided Swap, an "eligible contract participant" as defined in the Commodity Exchange Act.
Section 5.34    Affected Financial Institution. Neither Borrower nor Guarantor is an Affected Financial Institution.
THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE V, AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN AND IN THE OTHER LOAN DOCUMENTS, SHALL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWER EACH TIME BORROWER SUBMITS A REQUEST FOR AN ADDITIONAL ADVANCE TO AGENT OR DELIVERS A QUARTERLY CERTIFICATE TO AGENT PURSUANT TO SECTION 6.15, SUBJECT TO THE QUALIFICATIONS AS TO SUCH REPRESENTATIONS AND WARRANTIES CONTAINED THEREIN (PROVIDED, FOR PURPOSES OF CLARIFICATION, THIS SHALL IN NO EVENT PREVENT ADMINISTRATIVE AGENT AND LENDERS FROM EXERCISING THEIR RIGHTS AND REMEDIES UNDER THIS AGREEMENT IN ACCORDANCE WITH SECTION 8.2 OF THIS AGREEMENT IF AT ANY TIME ADMINISTRATIVE AGENT OR LENDERS DETERMINE THAT A REPRESENTATION OR WARRANTY IS NOT TRUE, CORRECT AND COMPLETE IN ALL MATERIAL RESPECTS).
ARTICLE VI
COVENANTS OF BORROWER
While this Agreement is in effect, and until the Lenders have been paid in full the principal of and interest on all Advances, and all other sums, made by Administrative Agent and/or the Lenders hereunder and under the other Loan Documents, Borrower agrees to comply with, observe and keep the following covenants and agreements:
Section 6.1    Responsibility for Improvements. As of the Closing Date, no construction/renovation work or other work being performed for or on behalf of Borrower which

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could give rise to mechanics' liens rights with respect to the Improvements has not been paid prior to delinquency, other than the $7,450 lien filed by or on behalf of Infocuss Builders, Inc., which is being contested or satisfied in accordance with the terms of this Agreement.
Section 6.2    [Intentionally Deleted].
Section 6.3    Title to the Project. Borrower will warrant and defend the validity and priority of the Lien of the Security Instrument on the Project against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.
Section 6.4    Using Loan Proceeds.
(a)Subject to the terms and conditions of Article IV, Borrower must use the Loan proceeds for the purposes specified in Section 2.1(e).
(b)Borrower will not request any Advance, and will not use, and Borrower will use their commercially reasonable efforts that their respective Affiliates and each of their respective directors, officers, and employees shall not use, the proceeds of any Advance in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Borrower will not, directly or indirectly, knowingly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).
Section 6.5    Keeping of Records. Borrower must set up and maintain accurate and complete books, accounts and records pertaining to the Project in a manner reasonably acceptable to Administrative Agent. Borrower will permit representatives of Administrative Agent to have free access to and to inspect and copy such books, records and contracts of Borrower and to inspect the Project and to discuss Borrower’s affairs, finances and accounts with any of its principal officers, all at such times and as often as may reasonably be requested (and upon reasonable notice to Borrower). Any such inspection by Administrative Agent is for the sole benefit and protection of Administrative Agent and the Lenders, and Administrative Agent has no obligation to disclose the results thereof to Borrower or to any third party (other than the Lenders pursuant to this Agreement).
Section 6.6    Providing Updated Surveys. If required by Administrative Agent, upon request of Administrative Agent, upon an Event of Default, Borrower must deliver to Administrative Agent, at Borrower’s cost and expense, 1 copy of a Survey for the Project, certifying that the Improvements are constructed within the property lines of the Land, do not encroach upon any easement affecting the Land and do comply with all applicable Governmental Requirements relating to the location of Improvements, along with an endorsement to the Title Policy bringing forth the effective date thereof to the date of said Survey without exception therefor, if applicable.

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Section 6.7    Property Management Agreement. Borrower will at all times employ a Property Manager for the Land and the Improvements and will not amend or modify (in any material respect) or terminate the Property Management Agreement without the prior written consent of Administrative Agent (which consent shall not be withheld, conditioned or delayed unreasonably). Administrative Agent will have the right to require Borrower to replace the Property Manager with a Person approved by the Required Lenders: (a) upon the occurrence of an Event of Default, or (b) upon the occurrence of a default by the Property Manager under the Property Management Agreement beyond all applicable notice, grace or cure periods. Borrower shall have the right to enter into a new Property Management Agreement with a "pre-approved" Property Manager without the Administrative Agent's consent, provided that the Borrower will provide a copy of such new Property Management Agreement to the Administrative Agent promptly following execution.
Section 6.8    Maintaining Insurance Coverage. Borrower must maintain, or cause to be maintained, in full force and effect (and must deliver to Administrative Agent copies of), insurance coverages complying with the provisions of Exhibit H attached hereto, in form and substance satisfactory to Administrative Agent.
Section 6.9    Transferring, Conveying or Encumbering the Land, Equipment, Improvements or Interests in Borrower; Change of Control.
(a)Except as expressly permitted in this Agreement or any other Loan Documents (including, without limitation, this Section 6.9(a)), Borrower may not voluntarily, involuntarily or by operation of law agree to, cause, suffer or permit: (i) any Change of Control; (ii) any sale, transfer, lease, encumbrance, pledge or conveyance of any legal or beneficial interest of Borrower in the Land, the Improvements or the Equipment; or (iii) any mortgage, pledge, encumbrance or Liens to be outstanding against the Land, the Improvements or the Equipment or any portion thereof, or any security interest to exist therein, except (A) as created by the Security Instrument and the other Loan Documents which secure the Notes, (B) Permitted Encumbrances, and (C) Leases approved or deemed approved by Administrative Agent (to the extent such approval is required) and Leases not requiring Administrative Agent's approval. Consent by Administrative Agent to one transfer will not be deemed to be a waiver of the right to require consent to future or successive transfers. Notwithstanding anything stated to the contrary in this Agreement or in any of the other Loan Documents, any transfers (or the pledge or encumbrance ) of equity interests or other interests in KBSIII REIT ACQUISITION XI, LLC, or in any of the direct or indirect owners of KBSIII REIT ACQUISITION XI, LLC (including, without limitation, KBS REIT PROPERTIES III, LLC, KBS LIMITED PARTNERSHIP III or KBS REAL ESTATE INVESTMENT TRUST III, INC.) shall not be prohibited (and shall be expressly permitted) provided that KBS REAL ESTATE INVESTMENT TRUST III, INC. continues to own, either directly or indirectly, 100% of the ownership interests in Borrower.
(b)Notwithstanding anything to the contrary in the Loan Agreement, or in any of the other Loan Documents, Administrative Agent hereby acknowledges and agrees that KBS Real Estate Investment Trust III, Inc. (the "REIT") shall have the right (in its discretion) to (i) convert to a REIT structured as a perpetual life nontraded daily or monthly "net asset value" REIT and/or (ii) merge with a smaller REIT (the advisor to which REIT shall be KBS as defined below) (individually and collectively, the "REIT Conversion"), which REIT Conversion shall be

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expressly permitted by Administrative Agent provided that following such REIT Conversion, (a) the advisor to Borrowers and the REIT (or the surviving entity of any REIT Conversion, as applicable), shall be (x) KBS Capital Advisors LLC, (y) KBS Realty Advisors, LLC, or (z) another entity at least 50% owned (directly or indirectly) by (1) the estate of Peter Bren, or an irrevocable trust whose sole beneficiary is Linda Bren and whose trustee is Richard Bren, and/or (2) Charles J. Schreiber, Jr., individually or collectively, or any combination of the foregoing (entities and persons named in clauses (x), (y) and (z) above shall hereinafter be referred to, collectively and individually, as "KBS"), and (b) Guarantor or a Substitute Guarantor (as defined below) shall have a net worth equal to, or greater than, the then-current net worth of Guarantor. Any new entities within the Borrower, Guarantor or Substitute Guarantor ownership structure arising out of any such REIT Conversion shall be subject to the Administrative Agent and Lenders' know your customer ("KYC") and anti-money laundering ("AML") processes and receipt and approval by Administrative Agent and Lenders of appropriate financial statements, organization documents and other due diligence items reasonably required in connection therewith (including updated opinions of counsel and amended Loan Documents to reflect any such change). For purposes hereof, a “Substitute Guarantor” shall mean a new guarantor that (a) is wholly owned (directly or indirectly) by the REIT or the entity that survives the REIT Conversion, (b) directly or indirectly controls the Borrower, (c) owns (directly or indirectly) no less than a fifty percent (50%) interest in the Borrower, and (d) is approved by Administrative Agent and Lenders in writing, which approval shall not be unreasonably withheld.
(c)No transfer, conveyance, lease, sale or other disposition will relieve Borrower from personal liability for its obligations hereunder or under the Notes, whether or not the transferee assumes the Security Instrument.  Administrative Agent may, without notice to Borrower, deal with any successor owner of all or any portion of the Land, the Improvements or the Equipment in the same manner as with Borrower, without in any way discharging the liability of Borrower hereunder or under the Notes. Notwithstanding anything to the contrary contained in this Agreement, including in this Section 6.9 or any transfers made hereunder, Borrower must maintain compliance under Sections 6.19 and 6.27 of this Agreement.
Section 6.10    Required Minimum Non-Revolving Portion Funded Amount. The outstanding principal balance of the Non-Revolving Portion shall at all times be at least equal to seventy-five percent (75%) of the then Aggregate Commitment. However, should at any time the principal balance of the Non-Revolving Portion be less than seventy-five percent (75%) of the then applicable Aggregate Commitment, Borrower may, at Borrower's option, within thirty (30) days of written demand by Agent, permanently cancel any unfunded portions of the Aggregate Commitment in order to satisfy this requirement; provided further, however, the Borrower shall be required, within ten (10) days of written demand by Administrative Agent, to pay down the total outstanding principal balance of the Loan to the extent that it exceeds the reduced Aggregate Commitment so that the principal balance never exceeds the then applicable Aggregate Commitment.
Section 6.11    Updated Appraisals. Borrower agrees that Administrative Agent has the right to obtain updated Appraisals of the Project prepared by an appraiser in accordance with the Required Appraisal Standard. Borrower will pay for each such updated Appraisal if: (a) an Event of Default has occurred, and is continuing, (b) to the extent expressly requested by Borrower (in its sole discretion) pursuant to the terms of the Loan Documents and

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(c) Administrative Agent determines in its reasonable discretion that such an updated appraisal is required in connection with any casualty or condemnation affecting the Project or required under any laws or regulations applicable to Administrative Agent (but not more frequently than once in any six month period). Borrower will reasonably cooperate with Administrative Agent and the appraiser in obtaining the reasonably necessary information (to the extent available to Borrower) to prepare each such updated Appraisal, and, if Borrower is required to pay for each such updated Appraisal, Borrower must reimburse Administrative Agent for each such updated Appraisal within 15 Business Days of Borrower's receipt of an invoice from Administrative Agent.
Section 6.12    Inspections. Borrower agrees that Administrative Agent, the Title Company, consultants as Administrative Agent may require and their representatives will have access to the Project at all reasonable times and upon not less than twenty four (24) hours prior notice, and shall have the right to enter the Project and to conduct such inspections thereof at their sole cost and expense, and subject to the rights of tenants under their leases, provided if an Event of Default exists, such inspection shall be at Borrower's expense, as they shall deem necessary or desirable for the protection of the interests of Administrative Agent and the Lenders.
Section 6.13    Guarantor Financial Covenants. Borrower will cause Guarantor to at all times maintain and comply with the financial covenants and other covenants set forth in the Guaranties.
Section 6.14    [Intentionally Omitted].
Section 6.15    Reporting Requirements.
(a)Commencing with the calendar quarter ending on December 31, 2020, Borrower must deliver and, as appropriate, cause Guarantor to deliver to Administrative Agent the following:

REPORTING PARTY	REQUIRED STATEMENT	TO BE RECEIVED BY
1. Borrower	Quarterly (i) rent roll, (ii) Operating Statement for the Project (to be prepared and certified by Borrower), (iii) upon Administrative Agent’s request, a leasing status report, and (iv) quarterly unaudited financials for Borrower.	Within sixty (60) days of the end of each calendar quarter during the term of the Loan; or upon request by Lender (not more than once per month)
2. Borrower
Quarterly calculation of the Availability Amount and Borrowing Base Amount, and, if applicable, a certification (a “Borrower Certification”) that Borrower has determined that clauses (i) and (ii) in Section 27(d) of the Payment
Within sixty (60) days of the end of each calendar quarter during the term of the Loan

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REPORTING PARTY	REQUIRED STATEMENT	TO BE RECEIVED BY
Guaranty Agreement have been satisfied regarding satisfaction of the Guaranty Cap Reduction Conditions. .
3. Borrower	An annual Operating Budget and Business Plan for the Project	Within one hundred twenty (120) days of the end of each Fiscal Year
4. Guarantor
Unaudited financial statements for Guarantor including balance sheets, income statements, a statement of cash flow and supporting schedules reasonably requested by Administrative Agent. Such financial statements will be accompanied by a real estate-owned schedule (with such other documentation reasonably satisfactory to Administrative Agent to support the financial covenant calculations set forth in the Guaranties). Notwithstanding the foregoing, if the KBS Real Estate Investment Trust III, Inc. (or the surviving entity of any REIT Conversion (as defined in Section 6.9) ("Parent REIT") no longer files a 10-K Form (the "10-K Form") or a 10-Q Form (the "10-Q Form") with the U.S. Securities and Exchange Commission, the Guarantor or Parent REIT shall during any such time thereafter be required to provide annual audited (by a third-party certified public accountant satisfactory to Agent) financial statements and quarterly unaudited financial statements.
Within sixty (60) days of the end of each 1st, 2nd and 3rd calendar quarter, except 120 days after each calendar quarter ending on December 31st during the term of the Loan
5. Guarantor	Quarterly Financial Covenant Compliance Certificate (with bank statements and any other documentation reasonably satisfactory to Administrative Agent to support the financial covenant	Within sixty (60) days of the end of each fiscal quarter during the term of the Loan, provided, however, for the last quarter of the Fiscal Year, such Certificate may be

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REPORTING PARTY	REQUIRED STATEMENT	TO BE RECEIVED BY
	calculations set forth in the Guaranties).	delivered with the annual financial statement
(b)From time to time, with reasonable promptness, Borrower and Guarantor must deliver (i) to Administrative Agent such further information regarding the business, affairs and financial condition of Borrower or any Guarantor as Administrative Agent or any Lender may reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" requirements under the PATRIOT Act or other applicable anti-money laundering laws From time to time, with reasonable promptness, Borrower and Guarantor must deliver to Administrative Agent such further information regarding the business, affairs and financial condition of the Borrower or any Guarantor as Administrative Agent or any Lender may reasonably request.
Section 6.16    Taxes and Claims. Borrower must pay and discharge all taxes, prior to delinquency, assessments and other governmental charges upon the Improvements, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon the Improvements; provided, however, that Borrower may contest the amount, validity and/or applicability of any of the foregoing which is being contested in good faith and by proper proceedings, and in strict accordance with the terms of the Security Instrument.
Section 6.17    Maintain Existence. Borrower will (i) preserve and maintain, and cause each Guarantor to preserve and maintain, such parties' existence (i.e., shall not dissolve such entities or such party otherwise shall not cease to exist) and (ii) preserve and maintain, and cause each Guarantor to preserve and maintain, such parties’ rights and privileges in the jurisdiction of their respective organization and qualify and remain qualified in each jurisdiction in which such qualification is necessary in view of such parties' business and operations.
Section 6.18    Compliance with Governmental Requirements. Borrower must promptly and faithfully comply with, conform to and obey all present and future Governmental Requirements; provided, however, that Borrower will have the ability to contest any alleged failure to conform to or comply with such Governmental Requirements so long as such obligations are diligently contested by appropriate proceedings pursued in good faith and any penalties or other adverse effect of its nonperformance are stayed or otherwise not in effect, or a cash escrow deposit equal to all such contested payments and potential penalties or other charges is established with Administrative Agent, as determined by Administrative Agent in its discretion.
Section 6.19    Notice. Borrower must give prompt written notice (and in any event within 10 Business Days of obtaining knowledge of same) to Administrative Agent of (to the extent known by Borrower): (a) any action or proceeding instituted by or against Borrower or any Guarantor in any federal or state court or before any commission or other regulatory body, Federal, state or local, foreign or domestic which, if adversely determined, could have a material adverse effect on Borrower or Guarantor; or (b) any such proceedings that are threatened in writing against Borrower, or any Guarantor which, if adversely determined, could have a

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material and adverse effect upon Borrower's or any Guarantor's businesses, operations, properties, assets, managements, natures of ownership or conditions (financial or otherwise) or which would constitute an event of default or a default under any other contract, instrument or agreement to which any of them is a party or by or to which any of them or any of their properties or assets may be bound or subject; or (c) any actions, proceedings or notices materially adversely affecting the Project (or any portion thereof) or Administrative Agent's interest therein or any zoning, building or other municipal officers, offices or departments having jurisdiction with respect to the Project or the leasing of it, but expressly excluding any of the foregoing, although it affects Borrower, does not affect Borrower disproportionally as compared to other, similarly situation Persons. For the avoidance of doubt, any changes in general economic conditions (including changes cause by any pandemic, virus or another similar occurrence (including COVID-19) shall not apply to this Section 6.19, or (d) any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) (regarding the control prong for the Borrower indicating an individual with significant responsibility for managing the Borrower) or (d) (regarding the ownership/equity prong for any Person who owns 25% or more of the equity interests in Borrower) of such Beneficial Ownership Certification, or (e) any event of default (following the expiration of any applicable grace or notice and cure periods) occurs under the Accenture Lease.
Section 6.20    No Other Debt. Borrower will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, any Swap (subject to the terms of Section 6.31 hereof), unsecured trade debt and other expenditures contemplated under this Agreement (including payment of taxes, insurance, tenant improvements and capital expenditures) reasonably incurred in the ordinary course of operating the Borrower's Project, and any indemnity or similar agreement provided by Borrower in favor of Title Company with respect to the Project (all of which are debts which are expressly permitted under the Loan Documents); provided that the foregoing shall not be deemed to prohibit up to $1,000,000 in the aggregate at the Project owing under equipment leases for equipment to be used by Borrower in connection with the Project; and provided further, however, that in no case may such leased equipment be incorporated into any Improvements as part of the structure thereof or otherwise installed as part of any Improvements in such a way that the removal thereof would result in material damage to such Improvements.
Section 6.21    Merger and Consolidation. Borrower may not merge or consolidate into any Person or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person.
Section 6.22    Loss of Note or other Loan Documents. Upon notice from a Lender of the loss, theft, or destruction of a Note and if requested by Borrower, upon receipt of an affidavit of lost note and an indemnity from such Lender in the form customarily given by institutional lenders, or in the case of mutilation of a Note, upon surrender of such mutilated Note, Borrower must make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrower agrees to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

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Section 6.23    Project Accounts. Borrower must maintain all Operating Accounts with Administrative Agent.
Section 6.24    Fees and Expenses. Borrower must pay all reasonable costs and expenses of Administrative Agent and Borrower in connection with the Project, the preparation, review and negotiation of the Loan Documents and the making, underwriting, due diligence, closing, administration, review, amendment, modification, extension, repayment and/or transfer, syndication and/or distribution (including, without limitation, via DebtX and any other internet service selected by Administrative Agent) of the Loan and the Loan Documents, including the fees and expenses of Administrative Agent's attorneys, the fees for Administrative Agent's internal review of the initial Appraisal and any subsequent updates or additional appraisals, the fees for Administrative Agent's internal review of the Environmental Report and/or any subsequent environmental report or up-date thereto, the fees of Administrative Agent's other consultants, the fees associated with the review of the insurance policies and coverages both in connection with the closing and throughout the term of the Loan, appraisal fees, costs of environmental studies and reports, title insurance costs, travel costs and expenses, the cost of any loan brokerage fees, disbursement and advance costs and expenses, the cost of any credit and/or audit investigations (including any Troy reports), recording costs and fees, and all other costs and expenses payable to third parties incurred by Administrative Agent, or Borrower in connection with the Loan. Such costs and expenses must be so paid by Borrower whether or not the Loan is fully advanced or disbursed. Borrower agrees to pay and reimburse Administrative Agent and the Lenders within ten (10) Business Days following written demand for all expenses paid or incurred by Administrative Agent and/or any Lender (including reasonable fees and expenses of legal counsel; provided, however, that Borrower shall be obligated to pay any Lender's legal fees only if such legal fees are incurred by such Lender as a result of Borrower’s Event of Default) in connection with the collection and enforcement of the Loan Documents, or any of them, or incurred in connection with assessing and responding to any subpoena, garnishment or similar process served on Administrative Agent and/or any Lender relating to Borrower, any Collateral, Guarantor, any Loan Document or the extensions of credit evidenced thereby. Borrower agrees to pay, and save Administrative Agent and the Lenders harmless from all liability for, any mortgage registration, mortgage recording, transfer, recording, stamp, like tax or other charge due to any governmental entity, which may be payable with respect to the execution or delivery of the Loan Documents. Borrower agrees to indemnify Administrative Agent and each Lender harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making the Loan or disbursing the proceeds thereof except for losses or expenses caused by the gross negligence or willful misconduct of the party seeking indemnification. The obligations of Borrower under this Section will survive termination of this Agreement.
Section 6.25    Distributions.
(a)If an Event of Default has occurred and is continuing, Borrower will not, without the prior written consent of Required Lenders, make any distribution of assets to any member in Borrower, whether or not such a distribution is permitted under the terms of the Borrower's limited liability company agreement, including repayment of any loans made by a member in Borrower to the Borrower, return of capital contributions, distributions upon termination, liquidation or dissolution of the Borrower or any development, property management,

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accounting or other fees payable to a member in the Borrower (unless any such fee has been approved by Required Lenders in writing).
(b)Borrower may not at any time make a distribution of assets that would cause the Loan to constitute an HVCRE loan. Notwithstanding the foregoing or anything else to the contrary in this Agreement, Borrower shall be entitled to make distributions of assets so long as no Event of Default shall have occurred and be continuing.
Section 6.26    Permits, Approvals and Licenses. Borrower must promptly obtain and comply with all necessary licenses, permits and approvals from and, must satisfy within any applicable time periods required by or specified in any Governmental Requirements, the requirements of, all governmental entities necessary to operate the Improvements and must promptly deliver the same to Administrative Agent upon its written request.
Section 6.27    Compliance with Laws; Anti-Money Laundering Laws.
(a)Borrower and Guarantor will, and will cause their respective Subsidiaries to, comply in all material respects with all Laws to which it may be subject including Environmental Laws, Anti-Corruption Laws and applicable Sanctions. Borrower must deliver to Administrative Agent any certification or other evidence reasonably requested from time to time by Administrative Agent in its discretion, confirming compliance with this Section 6.27(a). KBS Capital Advisors LLC will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, Guarantor, their respective Subsidiaries with Anti-Corruption Laws and applicable Sanctions.
(b)Borrower and Guarantor will, and will cause their respective Subsidiaries and Affiliates to, within 30 days of demand of same (or a longer time period if reasonably necessary), provide such information and take such actions as are reasonably requested by Administrative Agent or any Lender in order to assist Administrative Agent and the Lenders in maintaining compliance with anti-money laundering Laws.
Section 6.28    Related Party Transactions. Except for the Property Management Agreement, no Borrower may enter into, or be a party to, any contract or other transaction with a Related Party without the prior written consent of Administrative Agent and such contract or other transaction is an arm's-length transaction.
Section 6.29    Lease Approval Rights. Except as specified below, Borrower shall not enter into, amend or modify any lease covering any portion of the Project without Administrative Agent's prior written consent, in Administrative Agent's reasonable discretion, and shall furnish to Administrative Agent, upon execution, a fully executed copy of each such lease entered into by Borrower, together with all exhibits and attachments thereto and all amendments and modifications thereof. For leases that require Administrative Agent approval, Borrower shall provide Administrative Agent with a copy of the Letter of Intent ("LOI") for each proposed lease and, to the extent available, with financial information on the proposed tenant to aid Administrative Agent in determining whether it will consent thereto. Administrative Agent may declare any future leases with key tenants at the Project to be prior or subordinate to the Security Instrument encumbering the Project, at Administrative Agent's sole option, and Borrower shall

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use commercially reasonable efforts to obtain SNDAs to achieve such subordination. A proposed LOI shall be deemed approved by Administrative Agent unless Administrative Agent disapproves such LOI in writing within five (5) Business Days after such LOI is submitted to Administrative Agent for approval. Upon approval (or deemed approval) of the LOI, no further approval will be required by Administrative Agent and Administrative Agent will have granted its consent to the lease that results from the LOI so long as such lease is on a lease form reasonably approved by Administrative Agent (with no material changes which have not been approved by Administrative Agent in writing, provided that such lease form may be modified to address customary lease modifications in the marketplace), and the business terms in the lease are not materially different from the terms outlined in the approved (or deemed approved) LOI and such lease otherwise qualifies as an Approved Lease.
Notwithstanding the first sentence of this Section 6.29, with respect to Qualifying Leases (as defined below), Borrower shall not be obligated to obtain Administrative Agent's prior written consent so long as such lease (i) is on a lease form approved by Administrative Agent (which lease form may be modified to address customary lease modifications in the marketplace) and such lease otherwise qualifies as an Approved Lease; (ii) the net effective rent payable under such lease is equal to or in excess of 90% of market rents at the time the lease is executed; and (iii) the term for such lease is equal to or greater than 1-year.
Borrower shall use commercially reasonable efforts to obtain SNDAs and estoppel statements, in form and substance reasonably satisfactory to Administrative Agent, as to those leases and tenants requested by Administrative Agent, within thirty (30) days of Administrative Agent's request.
For purposes of this Section 6.29, "Qualifying Lease" shall mean a Lease for less than 70,000 square feet.
Section 6.30    Single Purpose Entity Provisions. Borrower’s sole business purpose must be to own and operate the Project. Borrower (a) must conduct business only in its own name, (b) must not engage in any business or own any assets unrelated to the Land and the Improvements, (c) must not have any Indebtedness other than as permitted by this Agreement, (d) must have its own separate books, records, and accounts (with no commingling of assets), (e) must hold itself out as being an entity separate and apart from any other Person, (f) must observe organizational formalities independent of any other entity, and (g) must not change its name, identity, or organizational structure (except as expressly permitted in Section 6.9(b) above), unless Borrower has obtained the prior written consent of Administrative Agent to such change, and has taken all actions necessary or requested by Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.
Section 6.31    Swap.
(a)Borrower may enter (or cause Guarantor to enter) into one or more Swaps with one or more financial institutions acceptable to Administrative Agent in its reasonable discretion for the purpose of hedging and protecting against interest rate fluctuation risks with respect to the Loan; provided, however, to the extent (x) Borrower is party to such Swap or (y) any such Swap

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is secured by the Property, the terms of such Swap shall be subject to Administrative Agent’s and Lenders’ written consent, which consent shall be subject to Administrative Agent’s and the Lenders’ reasonable discretion. Notwithstanding anything to the contrary contained herein, any Swap entered into by Guarantor in connection with the Loan shall not be secured by the Property.
(b)Borrower or Guarantor, as applicable, must send to Administrative Agent written notice of the execution of any Swap entered in connection with Loan as soon as is reasonably possible after execution, including a copy of the confirmation of the Swap entered in connection with Loan. Borrower or Guarantor, as applicable, must send to Administrative Agent any written notice of default or breach of or under the Swap entered in connection with Loan that Borrower or Guarantor, as applicable, sends to (such notice to Administrative Agent to be sent simultaneously therewith) or receives from (such notice to Administrative Agent to be sent immediately upon receipt by the Borrower thereof) any Person that is a party to any Swap entered in connection with Loan.
Section 6.32    Mandatory Principal Payments. If, as of the end of any calendar quarter, as determined by the quarterly reporting provided by Borrower pursuant to the terms of Section 6.15 above, the outstanding principal balance of the Loan exceeds the Availability Amount then, unless Borrower is in a Compliance Period in accordance with the provisions of Section 6.33 below, Borrower shall, within thirty (30) days of written demand by Administrative Agent, pay down the outstanding principal of the Loan by an amount (as reasonably determined by Administrative Agent, but without paying any prepayment or exit fees other than amounts and sums owing with respect to Swap fees or breakage amounts) sufficient to cause the outstanding principal balance of the Loan to not exceed the Availability Amount. The calculation of the Borrowing Base Amount shall, as to the component of such calculation pertaining to operating income, be based upon Net Operating Income based on the financial information received from Borrower in accordance with Section 6.15 or, if Borrower has failed to deliver such information as and when required by Section 6.15 (or if Administrative Agent reasonably and in good faith believes such information to be inaccurate), such other information as Administrative Agent reasonably and in good faith deems appropriate.
Section 6.33    Minimum Required Debt Service Coverage Ratio. Subject to the following provisions of this Section 6.33, commencing on the December 31, 2020 reporting period, Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.0 (the “Minimum Required Debt Service Coverage Ratio”) tested as of the end of each calendar quarter and upon the occurrence and during the continuance of any Event of Default (each a “DSCR Testing Date”) (in the manner provided for in the definition of Debt Service Coverage Ratio) during the term of the Loan.
(a)Notwithstanding the foregoing, so long as no Event of Default exists, if as of any DSCR Testing Date (based on the statements Borrower is required to submit to Administrative Agent pursuant to Section 6.15 of this Agreement), Administrative Agent determines that the Debt Service Coverage Ratio is equal to or greater than 1.10 to 1.0 but less than 1.25 to 1.0 (“Temporary Permitted Debt Service Coverage Ratio”), Borrower shall have two (2) calendar quarters following the applicable DSCR Testing Date (the “Compliance Period”) to cause the Debt Service Coverage Ratio to be equal to or greater than the Minimum Required Debt Service

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Coverage Ratio. If Administrative Agent or Borrower determines that the Debt Service Coverage Ratio at any time is within the Temporary Permitted Debt Service Coverage Ratio and the applicable Compliance Period has expired, Borrower shall, within forty-five (45) days of written demand by Administrative Agent, pay down the outstanding principal amount of the Loan by an amount (as reasonably determined by Administrative Agent, but without paying any prepayment or exit fees other than Swap fees or Swap breakage amounts) sufficient to cause the Debt Service Coverage Ratio to be equal to or greater than the Minimum Required Debt Service Coverage Ratio. If, as of any DSCR Testing Date, the Debt Service Coverage Ratio is less than 1.10 to 1.0, Borrower shall, within forty-five (45) days of written demand by Administrative Agent (without any Compliance Period), pay down the outstanding principal amount of the Loan by an amount (as reasonably determined by Administrative Agent) sufficient to cause the Debt Service Coverage Ratio to be equal to or greater than the Minimum Required Debt Service Coverage Ratio. For purposes of clarification, (i) during the Compliance Period, Administrative Agent and Lenders shall have no obligation to disburse any additional funds from the Revolving Portion and (ii) to the extent any amounts repaid under this Section 6.33 pay down the Revolving Portion, and the Minimum Required Debt Service Ratio is again satisfied as of a subsequent DSCR Testing Date, amounts repaid can be reborrowed subject to the Availability Amount (including any restrictions regarding the Tenant Improvement Allocation) and other applicable conditions contained herein. For purposes of clarification, to the extent any payment is made hereunder towards the Non-Revolving Portion of the Loan, amounts repaid may not be reborrowed and will permanently reduce the maximum Aggregate Commitment of the Loan available to Borrower (with appropriate adjustments to the Non-Revolving Portion and the Revolving Portion of the Loan).
(b)Notwithstanding the foregoing or anything else contained herein which may be construed to the contrary, in the event that the Debt Service Coverage Ratio ever falls below 1.10 to 1.0, (i) there shall be no Compliance Period, or any other grace period for Borrower to remedy that situation, and (ii) Borrower shall, within forty-five (45) days of written demand by Administrative Agent, pay down the outstanding principal amount of the Loan by an amount (as reasonably determined by Administrative Agent, but without paying any prepayment or exit fees other than Swap fees or Swap breakage amounts) sufficient to cause the Debt Service Coverage Ratio to be equal to or greater than the Minimum Required Debt Service Coverage Ratio.
(c)If upon any subsequent DSCR Testing Date the Minimum Required Debt Service Coverage Ratio is satisfied prior to the end of the Compliance Period (so that, for example, Borrower is not required to pay down the Loan), and thereafter, the Minimum Required Debt Service Coverage Ratio is not met, the provisions of Section 6.33(a) above shall again go into effect.
Section 6.34    Personal Property. Borrower is, and after the date hereof, will be the sole owner of all Equipment pertaining to the Borrower's Property, free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for security interests and liens in favor of Agent and other liens approved by Agent, in Agent's sole discretion. Borrower may not, without the prior written consent of Administrative Agent, not to be unreasonably withheld, sell, assign, transfer, or encumber any of the Equipment owned by Borrower. So long as no Event of Default has occurred, Borrower may sell or otherwise dispose of the Equipment when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Land

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and the Improvements, but, if material to the operation of the Land and the Improvements, only upon replacing the same with other Equipment comparable in value and utility to the Equipment that is disposed if needed for the operation of the Land and the Improvements. Borrower will deliver to Administrative Agent from time to time, within 10 days of Administrative Agent's request therefore, a list of all Equipment then in existence.
Section 6.35    Further Assurances. Borrower must, at Borrower’s sole cost and expense: (a) execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Administrative Agent may reasonably require; and (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Administrative Agent reasonably requires from time to time.
Section 6.36    Estoppel Statements.
(a)After written request by Administrative Agent, Borrower must within 20 Business Days furnish Administrative Agent with a statement, stating (i) to Borrower’s knowledge, the unpaid principal amount of the Notes, (ii) to Borrower’s knowledge, the then current Loan Rate, (iii) the date installments of interest and/or principal were last paid, (iv) to Borrower’s knowledge, any offsets or defenses to the payment of the Loan, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.
(b)After written request by Borrower, Administrative Agent much within 20 Business Days furnish borrower with a statement, stating (i) the unpaid principal amount of the Notes, (ii) the then current Loan Rate, (iii) the date installments of interest and/or principal were last paid and (iv) whether or not Administrative Agent has sent any notice of default under the Loan Documents which remains uncured in the opinion of Administrative Agent.
Section 6.37    [Intentionally Deleted].
Section 6.38    Zoning; Assessment Districts.
(a)No Borrower may initiate or consent in writing to any zoning reclassification of all or any portion of the Land or seek any variance under any existing zoning ordinance or use or knowingly permit the use of all or any portion of said Land in any manner that could result in such use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Administrative Agent (which consent shall not be withheld unreasonably).
(b)Unless otherwise required by applicable Law, no Borrower will, without Administrative Agent's prior written consent (which consent shall not be withheld, conditioned or delayed unreasonably, cause or consent in writing to the formation of any assessment district, or any other comparable or similar district, area or territory which includes the Land or any part of the Land which would require the Land to pay taxes higher than would otherwise be payable

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or require minimum tax payments or cause or otherwise consent to the levying of special taxes, assessments or payments in lieu against the Land and the Improvements or any part thereof, the levying of assessments by any assessment district against the Land and the Improvements or any part thereof, or the levying of assessments, taxes and/or other Taxes by any district, area or territory.
Section 6.39    ERISA Compliance. Borrower will not adopt a Pension Plan. At all times while the Obligations are outstanding, (i) Borrower will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of Borrower will constitute, by virtue of the application of 29 C.F.R. Section 2510.3-101(f) as modified by Section 3(42) of ERISA, “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.
Section 6.40    Lease Termination Account. If any tenant of any Lease at the Project shall give notice that it intends to terminate a portion or portions of its Lease in accordance with provisions of the Lease and the fee related to such termination exceeds $1,000,000 (together with the termination fee payable for the termination of that lease or any other lease at the Project with the same tenant) (such leased space being referred to herein as the "Prior Space" and such lease referred to as the "Prior Lease"), Borrower shall, within ten (10) Business Days of written demand by Administrative Agent, deposit in an account with Administrative Agent (the "Lease Termination Account") an amount (the "Required Amount") equal to such lease termination fee paid by the tenant under such Lease (the "Releasing Funds"). At Administrative Agent’s request, Borrower shall promptly confirm (and in any event, within ten (10) Business Days) whether any such terminations have occurred and if any termination fee exceeds the amounts set forth above. Borrower hereby grants to Administrative Agent and Lenders a lien on and security interest in the Lease Termination Account and all such Releasing Funds and all other amounts and funds in the Lease Termination Account (and in all other deposit accounts of Borrower with U.S. Bank or Administrative Agent) to secure all indebtedness and obligations owing to Administrative Agent and Lenders under the Note and other Loan Documents. The Lease Termination Account shall be a blocked account from which Borrower shall have no right of withdrawal except as specified below. So long as no Event of Default has occurred and is continuing, Borrower may request that Administrative Agent release funds from the Lease Termination Account for the purposes of paying or reimbursing Borrower for leasing commissions and Tenant Improvement costs at the Project (in accordance with the conditions on disbursing such funds under Article III of this Agreement; provided, for purposes of this Section 6.40, references to the Accenture Lease shall be deemed to be references to any Approved Lease at the Project), and Administrative Agent shall not unreasonably withhold, condition or delay such consent, and shall promptly disburse any such funds to Borrower, provided that such monies are designated for and in fact used for such purposes. U.S. Bank, as depository bank, shall take directions from U.S. Bank, as Administrative Agent, with respect to the Lease Termination Account, and all funds therein; and Borrower shall not have the authority to direct U.S. Bank, as depository bank, as to the Lease Termination Account or the funds therein. Once any Prior Space is once again at least 90% leased pursuant to a Lease (or Leases) which satisfies the requirements of Section 6.29 hereof, and the tenant (or tenants) thereunder are in possession,

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and all Tenant Improvement costs, leasing commissions, and all other sums and amounts payable in connection with the releasing of the applicable Prior Space have been paid in full (the "Release Threshold"), providing that no Event of Default, or event that with the giving of notice and/or the passage of time could become an Event of Default, has occurred and is continuing, Administrative Agent shall promptly return to Borrower any remaining unused funds then on deposit in the Lease Termination Account. The Lease Termination Account shall be an interest bearing account that bears interest at a rate which U.S. Bank determines is typical and reasonable for similar deposit accounts with U.S. Bank. Any interest accruing in such account shall accrue for the Borrower's benefit (subject to the Administrative Agent's and Lenders' lien and rights to apply such sums and interest to the Loan upon the occurrence, and during the continuance of, of an Event of Default).
Section 6.41    Post-Closing SNDA Covenant. Within 90 days of the Closing Date, Borrower shall use commercially reasonable efforts to obtain Subordination, Attornment and Non-Disturbance Agreements in form and substance reasonably acceptable to Administrative Agent from the top 5 tenants at the Project based on total revenue under the applicable Lease.
ARTICLE VII
COVENANTS REGARDING OPERATING ACCOUNTS; SECURITY AGREEMENT
During the term of the Loan, Borrower will maintain the following accounts:
Section 7.1    [Intentionally Deleted].
Section 7.2    Operating Account. Borrower agrees to open and maintain an Operating Account for the Project at Administrative Agent. Borrower must at all times deposit, or cause to be deposited, all gross revenues and other income from the Project into the Operating Account.
Section 7.3    Security Agreement for Operating Accounts. Borrower will open and maintain at Administrative Agent the Operating Accounts under the terms and conditions set forth above. Borrower hereby grants to Administrative Agent, for the benefit of itself and the Lenders, a first lien security interest in each of the Operating Accounts, whether now existing or hereafter established, and all funds from time to time on deposit therein. Borrower will maintain each Operating Account free and clear of any claim, lien or other encumbrance other than the security interest granted to Administrative Agent hereunder. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, to the maximum extent permissible by law, apply any or all of the funds in the Operating Accounts, including accrued interest on such funds, if any, toward the unpaid balance of the Loan and/or to any other amounts which may be due and owing under the Loan Documents. The parties acknowledge and agree that each of the Operating Accounts is a "deposit account" within the meaning of Section 9104 of the UCC. The parties further acknowledge and agree that Illinois constitutes the "Administrative Agent's jurisdiction" with respect to the perfection, the effect of perfection or non-perfection, and the priority of a security interest in a deposit account maintained at a bank under Section 9304(b)(1) of the UCC. Administrative Agent will at all times have "control" of the Operating Accounts and all assets now or hereafter credited thereto within the meaning of Section 9106 of

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the UCC or Section 9104(a) of the UCC for purposes of maintaining its first and prior perfected security interest therein.
ARTICLE VIII
DEFAULTS
Section 8.1    Events of Default. Any of the following events constitutes an Event of Default under this Agreement (each an "Event of Default"):
(a)Borrower defaults in any payment of principal within three (3) Business Days after the same becomes due according to the terms of this Agreement or of any Note (other than principal owing on the Maturity Date or any earlier acceleration date);
(b)Borrower defaults in the payment of interest due according to the terms of this Agreement or of any Note, or of fees or other amounts payable to Administrative Agent or any Lender hereunder or under any other document other than as set forth in Section 8.1(a), and such default continues unremedied for a period of three (3) Business Days after notice from Administrative Agent to Borrower thereof;
(c)A default occurs in the performance of Borrower's obligations in Section 6.4(b) (Use of Proceeds), 6.15 (Reporting Requirements) (provided Borrower fails to provide the required statements within ten (10) Business Days of Administrative Agent's notice to Borrower requesting same), 6.17(i) (Maintain Existence), 6.19(b) and (e) (regarding notices of default), 6.25 (Distributions), 6.27 (Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws), 6.30 (Single Purpose Entity Provisions, provided Borrower fails to remedy the situation within 30 days of having knowledge of any such failure), 6.39 (ERISA Compliance), and 6.40 (Lease Termination Account);
(d)Borrower or Guarantor defaults in the performance or observance of any agreement, covenant or condition required to be performed or observed by the Borrower or Guarantor (as applicable) under the terms of this Agreement, any other Loan Document, other than a default described elsewhere in this Section 8.1, and such default continues unremedied for a period of 30 days after notice from Administrative Agent to Borrower or Guarantor (as applicable) thereof; provided that, if a cure cannot reasonably be effected within such 30-day period and so long as Borrower or Guarantor (as applicable) commence(s) a cure within 10 days after receipt of such notice and thereafter diligently and expeditiously proceed(s) to cure such Default to completion, then such 30-day period will be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such extension not to exceed 60 days; and provided further, however, that notwithstanding the 30-day cure period or 60-day extended cure period described above in this subparagraph (d), if a different notice or cure period is specified under any Loan Document or under any provision of the Loan Documents as to any such failure or breach, the specific Loan Document or provision controls, and Borrower will have no more time to cure the failure or breach than is allowed under the specific Loan Document or provision as to such failure or breach; Any representation or warranty made by Borrower in this Agreement or any other Loan Document, or a Guarantor, if made in connection with the Loan, in any of the other Loan Documents, or in any certificate or

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document furnished under the terms of this Agreement or in connection with the Loan, shall be untrue or incomplete in any material respect provided, to the extent curable and to the extent Administrative Agent determines a breach was not intentional, Borrower or Guarantor (as applicable) shall have thirty (30) days to remedy the untrue or incomplete representation, warranty, document or other material (so that it is true and complete in all material respects), before such event constitutes an Event of Default hereunder;
(e)Borrower, Guarantor and/or any other obligor under any Loan Document is in default under any term, covenant or condition hereunder or under any of the other Loan Documents to which Borrower, Guarantor and/or such obligor, as applicable, is a party, other than a default described elsewhere in this Section 8.1, after the expiration of any notice or grace period provided therein, provided that, (1) if no notice, compliance or cure period is provided, then this clause (e) shall not apply and clause (d) above shall apply instead and (2) if there is an express compliance period specified, but no notice and cure period, so long as Administrative Agent has knowledge of same, and such default was not intentional, such default shall not constitute an Event of Default until Borrower has received notice from Administrative Agent and 5 Business Days’ to cure;
(f)Borrower, any Guarantor or any Affiliate of any of them, commits an act of bankruptcy; or applies for, consents to in writing or permits the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or generally fails to, or admits in writing its inability to, pay its debts as they mature; or makes a general assignment for the benefit of creditors or is adjudicated bankrupt or insolvent; or takes other similar action for the benefit or protection of its creditors; or gives notice to any governmental body of insolvency of pending insolvency or suspension of operations; or files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or is dissolved, liquidated, terminated or merged; or effects a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian is appointed for it or for any of its property or assets and is not discharged within 90 days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within 90 days after the date of its filing;
(g)Borrower, any Guarantor or any Affiliate of any of them, dissolves, terminates or winds-up or consolidates or merges with any other Person;
(h)Borrower fails to perform their obligations under Section 6.32 within the time period set forth therein;
(i)A transfer, encumbrance, lien, change of ownership or other action or occurrence prohibited by this Agreement or any Security Instrument shall occur (and all notice and cure periods, if any, have elapsed) or Borrower fails to remove any lien in accordance with the terms of this Agreement or any Security Instrument (after all notice and cure periods, if any, have elapsed);

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(j)Any Guarantor for any reason contests, repudiates or purports to revoke any Guaranty or the Indemnity, or any Guaranty or the Indemnity at any time and for any reason ceases to be in full force and effect;
(k)Guarantor is not in compliance with its financial covenants under any Guaranty;
(l)The occurrence or existence of any event of default by Borrower or Guarantor with respect to any Lender-Provided Swap entered into in connection with the Loan (executed by Borrower or Guarantor or secured by any collateral for the Loan) at the discretion of Administrative Agent beyond any applicable notice and cure periods.
(m)Borrower shall fail to maintain insurance as required by this Agreement (which, for purposes of clarification, shall not include the Environmental Insurance Policy, it being understood by the parties that termination of such Environmental Insurance Policy shall not be an Event of Default, or constitute a breached obligation under this Agreement, but instead shall only trigger liability of the Guarantor under the Guaranty for any amounts owing by Borrower under the Environmental Indemnity, as more fully set forth in the Guaranty) or shall fail to furnish to Administrative Agent proof of payment of all premiums for such insurance within five (5) business days following Administrative Agent's written request for same (provided that Borrower has received proof of such payment at the time Administrative Agent requests such proof).
Section 8.2    Rights and Remedies. Upon the occurrence, and during the continuance, of an Event of Default, unless such Event of Default is subsequently waived in writing by the Required Lenders (provided that the Required Lenders have no obligation whatsoever to grant any such waiver and any such waiver, if granted, will be considered a one-time waiver unless otherwise specified), Administrative Agent and/or the Lenders, may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:
(a)The Lenders may make one or more Advances without obligation or liability to make any subsequent Advance;
(b)Administrative Agent may, and at the request of the Required Lenders will, suspend or terminate the obligation of the Lenders to make Advances without notice to Borrower, provided, however, that if an Event of Default occurs under Section 8.1(h), the Lenders' obligation to make Advances to Borrower will immediately and automatically terminate without any action of Administrative Agent or the Lenders and without notice to or demand on Borrower, provided further, however, that these remedies do not limit or restrict the Required Lenders' right to suspend making Advances if a Default occurs;
(c)Administrative Agent may, and at the request of the Required Lenders will, declare that the Commitments are terminated whereupon the Commitments will be terminated;
(d)Administrative Agent may, and at the request of the Required Lenders will, declare the entire unpaid principal balance of the Notes to be immediately due and payable, together with accrued and unpaid interest on such Advances, without notice to or demand on Borrower, provided, however, that if an Event of Default occurs under Section 8.1(f), such

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amounts will become immediately and automatically due and payable without any action of the Required Lenders or Administrative Agent and without notice to or demand on Borrower;
(e)Administrative Agent may, and at the request of the Required Lenders will, exercise any or all remedies specified herein and in the other Loan Documents against Borrower, Guarantor and/or any other party to the Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Security Instrument, and/or any other remedies which it may have therefor at law, in equity or under statute;
(f)Administrative Agent will have the right to cure the Event of Default on behalf of Borrower, and, in doing so, enter upon the Project, and expend such sums as it may deem desirable, including attorneys' fees. All funds so expended will be added to the Obligations and constitute a portion of the Loan, will bear interest at the Default Rate provided herein and will be payable by Borrower on demand; and/or
(g)Administrative Agent will have the right, in person or by agent, in addition to all other rights and remedies available to Administrative Agent under this Agreement and the other Loan Documents and all other remedies permitted by law, to the fullest extent permitted by law, to take possession of the Project and perform any and all work and labor necessary to complete the Improvements pertaining thereto (with such modifications thereto as deemed appropriate by Administrative Agent), and employ watchmen to protect the Lenders' interest in the Project. All reasonable sums so expended by Administrative Agent will be deemed to have been paid to Borrower and constitute Obligations. Effective upon the occurrence and during the continuance of an Event of Default, Borrower hereby constitutes and appoints Administrative Agent its true and lawful attorney-in-fact, with full power of substitution, to so complete the Improvements in the name of the Borrower. Borrower hereby empower said attorney to: (a) use any funds of Borrower, including any funds which may remain undisbursed hereunder for the purpose of so completing the Improvements; (b) make such additions, changes and corrections thereto as Administrative Agent deems appropriate; (c) employ such contractors, subcontractors, agents, architects and inspectors as are required for said purposes; (d) pay, settle or compromise all existing bills and claims which may be liens against the Project, or as may be necessary or desirable for such completion of the Improvements or for clearance of title; (e) execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (f) prosecute and defend all actions or proceedings in connection with the Project or the construction of the Improvements and take such action and require such performance as it deems necessary under any bond or guaranty of completion; and (g) do any and every act which Borrower might do on its own behalf. It is further understood and agreed that this power of attorney, which will be deemed to be a power coupled with an interest, cannot be revoked.
Section 8.3    Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the entire unpaid principal balance of the Notes, together with accrued and unpaid interest on such Advances, have automatically become immediately due and payable as set forth in Section 8.2(d)), any amounts received by Administrative Agent on account of the Obligations shall be applied by Administrative Agent, subject to Sections 9.19, 9.21 and 9.22, in the following order:

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(a)First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Sections 2.6 and 2.10) payable to Administrative Agent in its capacity as such;
(b)second, to payment of fees, indemnities and other reimbursable expenses (other than principal and interest payable to the Lenders) (including fees, charges and disbursements of counsel to the respective Lenders as required by Section 10.1 and amounts payable under Sections 2.6 and 2.10);
(c)third, to payment of accrued and unpaid interest on the Advances ratably among the Lenders;
(d)fourth, to payment of all Obligations ratably among the Lenders and any Affiliate of a Lender, other than any Lender-Provided Swaps;
(e)fifth, to Lender-Provided Swaps, if any; and
(f)last, the balance, if any, to Borrower or as otherwise required by law;
provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.3.
Obligations arising under Lender-Provided Swaps provided by a Lender or Affiliate of a Lender other than U.S. Bank or one of its Affiliates shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with such supporting documentation as Administrative Agent requests, from the applicable Lender (or Affiliate of a Lender) in accordance with the definition of “Obligations.” Each Affiliate of a Lender that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
Section 8.4    Rights to Cure Defaults and Protection of Collateral. After the occurrence, and during the continuance, of any Default or Event of Default, Administrative Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any Obligations, make any payment or do any act required of Borrower hereunder or in the other Loan Documents with respect to any Obligations, which payment or action on the part of Administrative Agent will be in such manner and to such extent as Administrative Agent, in its discretion, deems necessary to protect the Collateral. Administrative Agent is authorized to enter upon the Project for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Project or to foreclose the Security Instrument or to collect the Obligations, and the cost and expense thereof (including attorneys' fees and expenses to the extent permitted by law), with interest as provided in this Section 8.4, will be due and payable to Administrative Agent upon demand. All such costs and expenses incurred by Administrative Agent in remedying any Default or Event of Default or in appearing in, defending, or bringing any such action or proceeding will bear interest at the

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Default Rate, for the period beginning on the first day that such cost or expense was incurred and continuing until the date of payment to Administrative Agent. All such costs and expenses incurred by Administrative Agent, together with interest thereon calculated at the Default Rate, will constitute a portion of the Loan and to be secured by the Security Instrument and the other Loan Documents and are immediately due and payable upon demand by Administrative Agent therefor.
Section 8.5    [Intentionally Deleted].
Section 8.6    Acceptance of Payments. Borrower agrees that if Borrower makes a tender of a payment but does not simultaneously tender payment of any late charge, Default Rate interest, or any other amount then due and owing by Borrower under this Agreement or the other Loan Documents, and such payment is accepted by Administrative Agent or any Lender, with or without protest, such acceptance will not constitute any waiver of Administrative Agent's or such Lender's rights to receive such amounts. Furthermore, if Administrative Agent or any Lender accepts any payment from Borrower or Guarantor after a Default or Event of Default, such acceptance will not constitute a waiver or satisfaction of any such Default or Event of Default (except to the extent such payment cures such Default or Event of Default). Any waiver or satisfaction of a Default or Event of Default must be evidenced by an express writing of Administrative Agent.
ARTICLE IX
ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS
Section 9.1    Appointment; Nature of Relationship. U.S. Bank is hereby appointed by each of the Lenders as its contractual representative (herein referred to as "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article IX. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that Administrative Agent will not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, Administrative Agent (i) will not hereby assume any fiduciary duties to any of the Lenders, and (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. Administrative Agent shall perform its duties hereunder in accordance with the same standard of care as that customarily exercised by Administrative Agent with respect to the administration of other similar facilities. Without the consent of all Lenders, Administrative Agent shall not delegate all or any portion of its responsibilities under this Loan Agreement and the other Loan

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Documents to any servicer with regard to the granting of any approval or consent under the Loan Documents or the other administration or enforcement of the Loan or the discharge of Administrative Agent’s or Lender’s obligations under the Loan (other than purely administrative matters such as calculating interest payments or verifying payments and deposits). Unless consented to by all Lenders, Lenders shall not be responsible for any set-up fees or any other costs relating to or arising under any servicing agreement, and Lenders shall not be responsible for payment of any monthly servicing fee due to the servicer under the servicing agreement.
Section 9.2    Powers. Administrative Agent has and may exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Administrative Agent has no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Administrative Agent.
Section 9.3    General Immunity. Neither Administrative Agent nor any of its directors, officers, agents or employees will be liable to Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
Section 9.4    No Responsibility for Advances, Recitals, etc. Neither Administrative Agent nor any of its directors, officers, agents or employees will be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or any Guarantor of any of the Obligations.
Section 9.5    Action on Instructions of Lenders. Administrative Agent will in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto will be binding on all of the Lenders. The Lenders hereby acknowledge that Administrative Agent will be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it is requested in writing to do so by the Required Lenders. Administrative Agent will be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it is first indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. Administrative Agent may, at any time, request instructions from the Required Lenders with respect to any actions or approvals

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which, by the terms of this Agreement or any of the Loan Documents, Administrative Agent is permitted or required to take or to grant without consent or approval from the Required Lenders, and if such instructions are promptly requested, Administrative Agent will be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents and will not have any liability for refraining from taking any action or withholding any approval under any of the Loan Documents until it has received such instructions from the Required Lenders.
Section 9.6    Employment of Administrative Agent and Counsel. Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact. Administrative Agent will not be responsible for the negligence or misconduct of any agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of agents or attorneys-in-fact.
Section 9.7    Reliance of Documents; Counsel. Administrative Agent is entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be employees of Administrative Agent.
Section 9.8    Protective Advances. Each Lender hereby authorizes Administrative Agent, without the necessity of any notice or further consent from any Lender, from time to time prior to a Default, to make any Protective Advance with respect to any Collateral or the Loan Documents which may be necessary to protect the priority, validity or enforceability of any lien on, and security interest in, any Collateral and the instruments evidencing or securing the obligations of Borrower under the Loan Documents. In addition, Administrative Agent may, after notice to Borrower, make Protective Advances during any twelve (12) month period with respect to any Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Collateral; and (ii) amounts expended to pay insurance premiums for policies of insurance related to the Project. Any additional Protective Advances requires the consent of the Required Lenders. Borrower agrees to pay on demand all Protective Advances. The Lenders must reimburse Administrative Agent for any Protective Advances (in accordance with their Pro Rata Shares) to the extent not reimbursed by Borrower.
Section 9.9    Foreclosure. In the event that all or any portion of the Project is acquired by Administrative Agent as the result of a foreclosure or acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations, title to the Project or any portion thereof will be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the benefit of itself and the Lenders, or in an entity co-owned by the Lenders as determined by Administrative Agent. Administrative Agent will prepare a recommended course of action for the Project (the "Post-Foreclosure Plan") and submit it to the Lenders for approval by the Required Lenders. In the absence of an approved Post Foreclosure Plan, Administrative Agent may make such decisions and incur such expenses

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relating to the ownership, operation, maintenance and marketing of the Project as Administrative Agent reasonably determines are necessary, and Administrative Agent’s and the Lenders’ interest therein, and the Lenders must reimburse and indemnify Administrative Agent for any such decisions in accordance with Section 9.10. In the event that Administrative Agent does not obtain the approval of the Required Lenders to such Post-Foreclosure Plan within thirty (30) days from the date Administrative Agent submitted the Post-Foreclosure Plan to the Lenders, any Lender will be permitted to submit an alternative Post-Foreclosure Plan to Administrative Agent, and Administrative Agent will submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Required Lenders. If the Required Lenders have not agreed on a proposed course of action by the end of six (6) months days after the occurrence of the Maturity Date or the acceleration of the Loan, as applicable, Administrative Agent shall be authorized to commence to foreclose on, or otherwise realize on, the Project and otherwise exercise such other remedies as Administrative Agent determines are necessary (and Administrative Agent will exercise any such remedies in a commercially reasonable manner) and Administrative Agent may incur such expenses relating to the ownership, operation, maintenance and marketing of the Project, and the Lenders must reimburse and indemnify Administrative Agent for any such decisions in accordance with Section 9.10. In accordance with the approved Post-Foreclosure Plan, Administrative Agent will manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Project acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of the Project, and the collecting of rents and other sums from the Project and paying the expenses of the Project. Upon demand therefor from time to time, each Lender will contribute its Pro Rata Share of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Project. In addition, Administrative Agent will render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for the Project, and each of the Lenders must promptly contribute its Pro Rata Share of any operating loss for the Project, and such other expenses and operating reserves as Administrative Agent deems reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from the Project, Administrative Agent will, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions will be made to the Lenders in proportion to their Pro Rata Share. The Lenders acknowledge that if title to the Project is obtained by Administrative Agent or its nominee, or an entity co-owned by the Lenders, the Project will not be held as a permanent investment but will be disposed of as soon as practicable and within a time period consistent with the regulations applicable to national banks for owning real estate. Administrative Agent will undertake to sell the Project at such price and upon such terms and conditions as the Required Lenders reasonably determine to be most advantageous; provided (1) for the first 60 days following any such acquisition of title, any sale or other disposition of the Project at a price less than the total amount of all outstanding Obligations shall require the consent of all Lenders, and (2) at any time thereafter, any such acquisition of title, any sale or other disposition of the Project at a price less than the total amount of all outstanding Obligations shall require the consent of Required Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of the Project in accordance with the immediately preceding sentence will name Administrative Agent, as agent for the Lenders, as the beneficiary

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or mortgagee. In such case, Administrative Agent and the Lenders will enter into an agreement with respect to such purchase money mortgage defining the rights of the Lenders in the same, which agreement will be in all material respects similar to the rights of the Lenders with respect to the Project. The Lenders agree not to unreasonably withhold or delay their approval of a Post-Foreclosure Plan or any third party offer to purchase the Project. An offer to purchase the Project at a gross purchase price of 95% of the fair market value of the Project as set forth in a current appraisal, will be deemed to be a reasonable offer.
Section 9.10    Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by Borrower for which Administrative Agent is entitled to reimbursement by Borrower under the Loan Documents, (ii) for any other expenses incurred by Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by Administrative Agent in connection with any dispute between Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against Administrative Agent in connection with any dispute between Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender will be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Administrative Agent and (ii) any indemnification required pursuant to Section 2.10(d) will, notwithstanding the provisions of this Section 9.10, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 9.10 will survive payment of the Obligations and termination of this Agreement.
Section 9.11    Notice of Event of Default. Administrative Agent will not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Administrative Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent will give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, Administrative Agent will not have any duty to disclose, and will not be liable for the failure to disclose, any information relating to Borrower that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
Section 9.12    Rights as a Lender. In the event Administrative Agent is a Lender, Administrative Agent will have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its loans as any Lender and may exercise the same as though it were not Administrative Agent, and the term "Lender" or "Lenders" will, at any time when Administrative Agent is a Lender, unless the context otherwise indicates, include

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Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its affiliates in which any the Borrower or such affiliate is not restricted hereby from engaging with any other Person.
Section 9.13    Lender Credit Decision, Legal Representation.
(a)Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent will have no duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of Borrower or any of their respective Affiliates that may come into the possession of Administrative Agent (whether or not in its capacity as Administrative Agent) or any of their Affiliates.
(b)Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable Laws and regulations relating to the transactions contemplated hereby, and that the counsel to Administrative Agent represents only Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.
Section 9.14    Successor Administrative Agent.
(a)Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 30 days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, if no successor Administrative Agent has been appointed pursuant to the immediately following sentence in this Section 9.14, the Required Lenders shall appoint (upon consultation with Borrower so long as no Event of Default exists), on behalf of Borrower and the Lenders, a successor Administrative Agent. If an Event of Default occurs and is continuing, if no successor Administrative Agent has been appointed by the Required Lenders within 15 days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent shall appoint (upon consultation with Borrower so long as no Event of Default exists), on behalf of Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, Administrative Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. Upon the appointment as Administrative Agent

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hereunder by a successor Administrative Agent, such successor Administrative Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of Administrative Agent, the resigning Administrative Agent will be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article IX will continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to Administrative Agent by merger, or Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 9.14, then the term “Prime Rate” as used in this Agreement will mean the prime rate, base rate or other analogous rate of the new Administrative Agent.
(b)In the event (i) of the occurrence of any material gross negligence or willful misconduct of Administrative Agent with respect to the administration of the Loan or Administrative Agent’s duties under the Loan and the Loan Documents as expressly provided herein and as determined by a final unappealable judgment by a court of competent jurisdiction, if all of Lenders (other than a Lender that is then acting as Administrative Agent) agree or (ii) Administrative Agent is a Defaulting Lender and the Required Lenders agree, then Administrative Agent may be removed as the administrative agent; provided, however, that no such removal of Administrative Agent shall in any way affect the rights of Administrative Agent in its individual capacity as a Lender.
Section 9.15    Delegation to Affiliates. Borrower and the Lenders agree that Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement will be entitled to the same benefits of the indemnification, waiver and other protective provisions to which Administrative Agent is entitled under this Article IX and Section 10.1.
Section 9.16    Borrower, Collateral and Guarantor Releases. The Lenders hereby empower and authorize Administrative Agent to execute and deliver to Borrower on their behalf any agreements, documents or instruments as are necessary or appropriate to effect any releases of a Borrower and the Collateral or any portion thereof which is permitted by the terms hereof or of any other Loan Document (including, without limitation, in connection with any asset sale permitted hereunder or in connection with any release of a borrower or guarantor made in accordance with the Loan Documents) or which otherwise has been approved by the Required Lenders (or, if required by the terms of Section 10.12, all of the Lenders) in writing. In addition, the Lenders authorize Administrative Agent to release Borrower or Guarantor from its obligations under the Loan Documents if such Person is no longer required to be a borrower or guarantor under the Loan Documents, as applicable. Upon the request of Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent's authority to release its interest in the Collateral or any portion thereof, or to release Borrower or Guarantor from its respective obligations under the Loan Documents pursuant to the foregoing. In each case as specified hereto, Administrative Agent (and each Lender hereby authorizes Administrative Agent to), at Borrower’s expense, execute and deliver to Borrower such

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documents as Borrower may reasonably request to evidence the release of the Collateral or portion thereof from the security interest granted under the Loan Documents, or to release a borrower or guarantor from its obligations under any Loan Documents, in each case in accordance with the terms of the Loan Documents.
Section 9.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent and any book runner and the Lenders are arm's-length commercial transactions between Borrower and their respective Affiliates, on the one hand, and the Lenders, Administrative Agent and any book runner on the other hand, (B) Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Administrative Agent, any book runner and each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, any book runner nor any Lender has any obligation to Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, any book runner, each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and their respective Affiliates, and neither Administrative Agent, any book runner nor any Lender has any obligation to disclose any of such interests to Borrower or Borrower's Affiliates.  To the fullest extent permitted by law, Borrower hereby waives and releases any claims that any of them may have against Administrative Agent, any book runner and each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.18    Documentation Agent, Syndication Agent, etc. None of the Lenders identified in this Agreement as an “arranger” or a "co-agent" or a "book runner" or a “syndication agent” will have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders will have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to Administrative Agent in Section 9.13.
Section 9.19    Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Advance from the Lenders will be made from the Lenders, each payment of the fees will be made for the account of the Lenders, and each termination or reduction of the amount of the Aggregate Commitment pursuant to this Agreement will be applied to the respective Commitments of the Lenders, pro rata in accordance with their respective Commitments; (b) each payment or prepayment of principal of the Loan by Borrower will be made for the account of the Lenders pro rata in accordance with their respective Pro Rata Shares, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan will not be held by the Lenders pro rata in accordance

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with their respective Pro Rata Shares, then such payment will be applied to the Loan in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by the Lenders pro rata in accordance with their respective Pro Rata Shares; and (c) each payment of interest on the Loan by Borrower will be made for the account of the Lenders pro rata in accordance with their respective Pro Rata Shares.
Section 9.20    Security Interest in Deposits. Borrower hereby grants each Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of Borrower with such Lender or any Affiliate of such Lender to secure the Obligations. In addition to, and without limitation of, any rights of the Lenders under applicable Law, if any Event of Default has occurred and is continuing, Borrower authorizes each Lender to, with the prior written consent of Administrative Agent, apply all such deposits, credits and deposit accounts toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, will then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided, that in the event that any Defaulting Lender exercises such right of setoff, (x) all amounts so set off must be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 9.22 and, pending such payment, must be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender must provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
Section 9.21    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to its portion of the Loan (other than payments received pursuant to Section 2.6 or 2.10) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loan held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Loan. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Loan. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments will be made.
Section 9.22    Defaulting Lenders.
(a)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement will be restricted as set forth in the definition of Required Lenders.

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(ii)Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 9.20 will be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent (excluding any Advance (or portion thereof) which has been funded by a Special Advance); third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any Special Advances paid by any Lenders as a result of such Defaulting Lender's failure to fund its portion of any Advance; fifth, to the payment of any other amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Sections 3.3 and 3.4 and 3.5 were satisfied or waived, such payment will be applied solely to pay the Advances of all Lenders that are not Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender will be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)No Defaulting Lender will be entitled to receive any unused fee for any period during which that Lender is a Defaulting Lender (and Borrower will not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting

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Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.
Section 9.23    Special Advances. If a Lender fails to fund its portion of any Advance, in whole or part, within three Business Days after the date required hereunder and Administrative Agent has not funded the Defaulting Lender's portion of the Advance under Section 4.1(c), Administrative Agent will so notify the Lenders, and within three (3) Business Days after delivery of such notice, the Lenders (other than any Defaulting Lender) will have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Lenders being referred to herein as a "Special Advance") to Borrower. In such event, the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, a rate per annum equal to the interest rate applicable to the relevant Advance.
Section 924    Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or Guarantor, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the

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Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any Guarantor, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.25    Approvals of Lenders. In the event that Administrative Agent requests a Lender’s consent, approval or determination, and Administrative Agent does not receive the Lender’s written response within seven (7) Business Days of the request therefor (the “Lender Reply Period”), Administrative Agent shall send such Lender a reminder notice, which shall, at the top of such notice, set forth a legend in all caps and bolded text as follows: “THIS IS A REMINDER NOTICE RELATING TO AN ACTION OR DECISION CONCERNING THE LOAN WITH RESPECT TO [●] RECOMMENDED BY ADMINISTRATIVE AGENT IN THAT CERTAIN NOTICE DATED AS OF [_______]. IF ADMINISTRATIVE AGENT DOES NOT RECEIVE A WRITTEN APPROVAL OR DISAPPROVAL FROM THE ADDRESSEE OF SUCH ACTION OR DECISION WITHIN THREE (3) BUSINESS DAYS AFTER THE DATE HEREOF, WHICH DATE IS [___], SUCH ADDRESSEE SHALL BE DEEMED TO HAVE APPROVED SUCH ACTION OR DECISION.” Notwithstanding the foregoing, if Administrative Agent determines in its reasonable business judgment that there is not sufficient time for a reminder notice, Administrative Agent shall not be required to send a reminder notice but shall instead send the initial notice to Lenders with a legend substantially in the form required for the reminder notice but stating that failure to receive a written approval or disapproval from such Lender within the initial Lender Reply Period shall be deemed approval by such Lender of the proposed action or decision. Unless a Lender delivers written notice to Administrative Agent within the Lender Reply Period, which for the purposes herein shall include the period set forth in the reminder notice, if any, that such Lender objects to the recommendation or determination of Administrative Agent, such Lender shall be deemed to have approved of or consented to such recommendation or determination.

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ARTICLE X
MISCELLANEOUS
Section 10.1    General Indemnities. Except as to the claims, costs, losses and damages described in the Indemnity which shall be governed by the Indemnity, Borrower hereby agrees to indemnify, defend and hold harmless Administrative Agent and each Lender and their respective Affiliates, directors, officers and employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not Administrative Agent, any Lender or any Affiliate of Administrative Agent or any Lender is a party thereto, settlement costs, in-house and outside attorney's fees and expenses) (collectively, "Losses") which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents (other than the Indemnity and the Guaranties), the transactions contemplated hereby, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any of their Subsidiaries, or the direct or indirect application or proposed application of the Loan proceeds, except to the extent that such Losses are caused by, or have resulted from, the gross negligence or willful misconduct of the party seeking indemnification. Borrower also hereby agrees to indemnify, defend and hold Administrative Agent and each Lender and their respective Affiliates, directors, officers and employees, agents and advisors harmless against any Losses which any of them may pay or incur arising out of or relating to any claim or claims made by any Person, including any broker or agent, that they are or may be entitled to a commission or other form of compensation in connection with the securing of or making of the Loan. The obligations of Borrower under this Section 10.1 will survive the termination of this Agreement. Neither Administrative Agent nor any Lender will have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any lost profits or special, indirect, consequential or punitive damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby (provided, however, that such waiver shall not apply to any actual damages suffered by Borrower). Notwithstanding the foregoing indemnity or anything else contained in this Agreement or any of the other Loan Documents which may be construed to the contrary, all of Borrower’s indemnity obligations and other obligations of Borrower pertaining to Environmental Liabilities and/or Hazardous Substances will be deemed to be contained in and arise under only the Indemnity, and not under this Agreement or any other Loan Document, and any of Borrower’s indemnity obligations or other obligations pertaining to Environmental Liabilities and/or Hazardous Substances that might be construed to exist under any other Loan Document (other than the Indemnity) will be deemed to be removed from such other Loan Document and transferred to the Indemnity, so that the Indemnity is the only Loan Document that contains and sets forth the Borrower’s indemnity obligations and other obligations of Borrower pertaining to Environmental Liabilities and/or Hazardous Substances.
Section 10.2    Binding Effect; Waivers; Cumulative Rights and Remedies. The provisions of this Agreement inure to the benefit of and are binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, (a) Borrower will not have the right to assign their respective rights or obligations under the Loan Documents without the prior written consent of

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each Lender, (b) any assignment by any Lender must be made in compliance with Section 10.10, and (c) any transfer by participation must be made in compliance with Section 10.11. Any attempted assignment or transfer by any party not made in compliance with this Section 10.2 will be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (b) of this Section 10.2 relates only to absolute assignments and this Section 10.2 will not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest will release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 10.10. Administrative Agent may treat the Person which made any Advance or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 10.10; provided, however, that Administrative Agent may in its discretion (but will not be required to) follow instructions from the Person which made any Advance or which holds any Note to direct payments relating to such Advance or Note to another Person. Any assignee of the rights to any Advance or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Advance will be conclusive and binding on any subsequent holder or assignee of the rights to such Loan. No delay on the part of Administrative Agent in exercising any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which will be continuing. The rights and remedies of Administrative Agent specified in this Agreement are in addition to, and not exclusive of, any other rights and remedies which Administrative Agent or any Lender would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Administrative Agent's rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.
Section 10.3    Reduction of Aggregate Commitment. Provided (a) no Draw Request is pending that would result in the outstanding principal balance of the Loan exceeding the Aggregate Commitment, and (b) that immediately after such reduction the outstanding principal balance of the Loan is less than or equal to the Aggregate Commitment, (which for the purposes of this Section shall include any amounts requested under a pending Draw Request), Borrower may (in its sole and absolute discretion) permanently reduce the available Aggregate Commitment of the Loan (without the payment of any prepayment fee, other than break funding, including any sums and any charges relating to early termination of any Swap Contracts), by giving Administrative Agent irrevocable notice of such reduction at least two (2) Business Days prior to the indicated effective date of the reduction. Each such reduction shall (a) be in a minimum amount of $1,000,000 (and in increments of $500,000 thereafter), (b) in no event reduce the Aggregate Commitment below $100,000,000 (unless the entire Loan facility is being paid off), and (c) permanently reduce the maximum Aggregate Commitment of the Loan available to Borrower (with appropriate adjustments to the Non-Revolving Portion and the Revolving Portion of the Loan).

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Section 10.4    Survival. All agreements, representations and warranties made in this Agreement survive the execution of this Agreement, the making of the Advances by the Lenders, and the execution of the other Loan Documents, and will continue until payment in full of all Obligations of Borrower incurred under this Agreement and under the other Loan Documents.
Section 10.5    Governing Law; Waiver of Jury Trial; Jurisdiction. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, AND ANY LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.
TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF ILLINOIS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN WILL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY OF THE LENDERS TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE WILL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN WILL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).
Section 10.6    Counterparts. This Agreement may be executed in any number of counterparts, all of which constitutes a single Agreement.

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Section 10.7    Notices.
(a)Except in the case of notices pursuant to the definition of “Obligations” (which shall be given via email in accordance with Exhibit M), all notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted or desired to be given hereunder must be in writing and must be sent by: (i) registered or certified mail, postage prepaid, return receipt requested, (ii) reputable overnight courier, or (iii) delivered by hand by commercial courier service, addressed to the party to be so notified at its address set forth opposite its signature, below, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.7. Any Notice will be deemed to have been received: (A) 3 days after the date such Notice is mailed, (B) on the date of delivery by hand (or refusal to accept such delivery) if delivered during business hours on a Business Day (otherwise on the next Business Day), and/or (C) on the next Business Day if sent by an overnight commercial courier.
(b)Any party may change the address to which any such Notice is to be delivered by furnishing 10 days prior written notice of such change to the other parties in accordance with the provisions of this Section 10.7. Notices will be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.
Section 10.8    Administrative Agent's Sign. Agent may, if it so desires, publicize its involvement with the Properties, including, but not limited to, issuing press releases (subject to Borrower's review and approval thereof, not to be withheld unreasonably), but it may not place any signage on any Property without Borrower's prior written consent (which consent may be withheld, conditioned or delayed in Borrower's sole and absolute discretion).
Section 10.9    No Third Party Reliance. No third party is entitled to rely upon this Agreement or to have any of the benefits of Administrative Agent's or any Lender's interest hereunder, unless such third party is an express assignee of all or a portion of a Lender's interest hereunder in accordance with Section 10.10 and Section 10.11 hereof.
Section 10.10    Assignments.
(a)Any Lender may, at any time and at no cost, expense, liability or potential liability to Borrower or Guarantor (and with no obligation to travel and meet with any Lender or such Purchaser (defined below)), assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment must be substantially in the form of Exhibit J or in such other form reasonably acceptable to Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund must either be in an amount equal to the entire applicable Commitment or aggregate amount of the outstanding Advances of the assigning Lender or (unless each of Borrower and Administrative Agent otherwise consents) be in an aggregate amount not less than $10,000,000. The amount of the assignment must be based on the Commitment or aggregate amount of the outstanding Advances of the assigning Lender (if the Commitment has been terminated) subject

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to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.
(b)The consent of Borrower will be required prior to an assignment becoming effective, provided that the consent of Borrower will not be required if an Event of Default has occurred and is continuing; provided further that Borrower will be deemed to have consented to any such assignment unless it objects thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof. The consent of Administrative Agent is required prior to an assignment becoming effective; provided, however, that any assignment by any Lender that has executed this Agreement as of the Closing Date to an Eligible Assignee shall not require the prior consent of Administrative Agent. Any consent required under this Section 10.10(b) will not be unreasonably withheld, conditioned or delayed.
(c)Upon (i) delivery to Administrative Agent of an Assignment and Assumption, together with any consents required by Sections 10.10(a) and 10.10(b), and (ii) payment of a $3,500 fee by the assignee or the assignor to Administrative Agent for processing such assignment (unless such fee is waived by Administrative Agent), such assignment will become effective on the effective date specified in such assignment. The assignment must contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and the portion of the Loan assigned to Purchaser under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser will for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and will have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender will be released with respect to the Commitment and the portion of the Loan assigned to such Purchaser without any further consent or action by Borrower (and shall have no further liability hereunder with respect to the portion of the Loan that was the subject of such transfer), the Lenders or Administrative Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender will cease to be a Lender hereunder but will continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.10 will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.11. Upon the consummation of any assignment to a Purchaser pursuant to this Section 10.10(c), the transferor Lender, Administrative Agent and Borrower will make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. Upon request, Borrower will execute and deliver to Administrative Agent, at Borrower's cost to the extent such costs do not exceed $10,000, an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment percentage and advances) reflecting such assignee's (and assignor's) percentage of the Commitment. Upon execution and delivery of such replacement promissory note(s), the original

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promissory note or notes evidencing all or a portion of the Lenders' percentages of the Aggregate Commitment and advances being assigned shall be canceled and returned to Borrower. For purposes of clarification, if Borrower's costs relating to an Assignment and Assumption exceed $10,000, such costs exceeding $10,000 shall be borne by the Lenders receiving replacement notes pro rata in accordance with such Lenders' percentage of the Aggregate Commitment. Under no circumstances shall Borrower be required to execute any certifications or similar documents or to provide any representations or warranties confirming the accuracy of any information or otherwise in connection with any assignment or participation. Promptly following receipt by Administrative Agent of an executed Assignment and Assumption, Administrative Agent shall give notice to the Borrower and to the Lenders of: (i) the effectiveness of the assignment by the assigning Lender to the assignee Lender (or the affiliate of the Lender); and (ii) the revised percentages and maximum amounts of the Commitment percentage of the Aggregate Commitment in effect as a result of such assignment.
(d)Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, will maintain at one of its offices in the United States of America, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register will be conclusive, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)Borrower authorizes each Lender to disclose to any actual or prospective Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any actual or prospective Transferee any and all information in such Lender's possession, provided, however, that any such Transferee executes a confidentiality agreement in form and substance reasonably satisfactory to Borrower; provided Borrower shall not be required to execute any certificates or similar documents or to provide any representations or warranty confirming the accuracy of any such information provided to any Transferee.
(f)So long as no Event of Default exists, unless Borrower otherwise consents, U.S. Bank shall at all times retain at least twenty percent (20%) of the Aggregate Commitment.
(g)The Borrower and Administrative Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to a Transferee until such time as (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Purchaser shall have been given to the Borrower and Administrative Agent by the assigning Lender and the Transferee; (ii) the assigning Lender and the Transferee shall have delivered to the Borrower and Administrative Agent an Assignment and Assumption.

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(h)Notwithstanding anything to the contrary in this Section 10.10, any Lender shall have the right at any time without the consent of or notice to Administrative Agent, any other Lender, Borrower or any other Person to grant a security interest in all or any portion of such Lender’s interest in the Notes or the Loan (i) to any Federal Reserve Bank or the central reserve bank or similar authority of any other country to secure any obligation of such Lender to such bank or similar authority (a “Central Bank Pledge”) or (ii) to any Person to secure any obligation of such Lender, including to the bondholders (as a collective whole) (or their nominee, collateral agent or security trustee) under, or the trustee, administrator or receiver (or their respective nominees, collateral agents or collateral trustees) of a mortgage pool securing covered mortgage bonds issued under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation (a “Pfandbrief Pledge”); and the applicable Lender shall use its commercially reasonable efforts to provide Borrower with prompt written of any such Central Bank Pledge or Pfandbrief Pledge. Except for a Central Bank Pledge or a Pfandbrief Pledge, Administrative Agent shall promptly notify Borrower of any assignment hereunder approved by Administrative Agent, specifying the assignee thereof and the amount of the assignment. Notwithstanding anything to the contrary contained herein, no assignment of any interest in the Loan shall be made to any Affiliate of Borrower. Any assignment, transfer, sale, negotiation, pledge or other hypothecation of all or any portion of any Lender’s rights in and to the Loan in contravention of this Section 10.10 shall be void ab initio.
Section 10.11    Participations.
(a)Any Lender may, upon prior written notice to Borrower of the intended Participant, (at no cost, expense, liability or potential liability to Borrower or Guarantor) at any time sell to one or more entities ("Participants") participating interests in its Commitment or the Obligations owing to such Lender~~.~~; provided, however, the voting rights of any participants shall be limited to actions with respect to increases in the maximum Aggregate Commitment, extensions of the maturity date beyond the extension option terms and changes in the interest rates applicable to the Loan. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents will remain unchanged, such Lender will remain solely responsible to the other parties hereto for the performance of such obligations, such Lender will remain the owner of its Commitment and the Obligations owing to such Lender, all amounts payable by Borrower under this Agreement will be determined as if such Lender had not sold such participating interests, and Borrower and Administrative Agent will continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.
(b)Each Lender will retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Commitment or Loan in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 10.12 or of any other Loan Document.
(c)Each Lender that sells a participation will, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in any

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Commitment or any other Obligations under the Loan Documents (the "Participant Register"); provided that no Lender will have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitment or any other Obligations under the Loan Documents) to any Person except to Borrower, upon Borrower’s request or to the extent that such disclosure is necessary to establish that any Commitment or any other Obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register will be conclusive absent manifest error, and such Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) will have no responsibility for maintaining a Participant Register.
Section 10.12    Amendments. Subject to the provisions of this Section 10.12, the Required Lenders (or Administrative Agent with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement, the Guaranty or any other Loan Document or changing in any manner the rights of the Lenders or Borrower hereunder or thereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement will:
(a)Except as expressly provided in Section 2.5, without the consent of each Lender directly affected thereby, extend the final maturity of the Loan, or postpone any regularly scheduled payment of principal of the Loan, or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon or increase the amount of the Commitment of such Lender;
(b)without the consent of all of the Lenders, amend the definition of Required Lenders, or amend any of the provisions hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;
(c)without the consent of all of the Lenders, amend Section 9.21 or this Section 10.12; provided, that the foregoing limitation in respect of Section 9.21 will not prohibit each Lender directly affected thereby from consenting to the extension of the final maturity date of the Loan as contemplated by Section 10.12(a) above;
(d)except as otherwise provided in Section 9.16, without the consent of all of the Lenders, release all or substantially all of the Collateral;
(e)except as otherwise provided in Section 9.16, without the consent of all the Lenders, release any Guarantor from its obligations under a Guaranty; and
(f)without the consent of all the Lenders:
(i)approve any encumbrances on the Project except Permitted Encumbrances or as otherwise permitted in the Loan Documents;

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(ii)waive any monetary Event of Default;
(iii)agree to any mezzanine debt or enter into, amend, modify or waive any provision of, any intercreditor agreement with a mezzanine lender;
(iv)subordinate or release any portion of the Project granted under the Loan Documents except as required hereunder or thereunder;
(v)change any of the payment waterfalls set forth in Section 8.3 (or any other applicable Loan Document provision), which change would result in any Swap termination payments in respect of any Swap being paid prior to repayment in full of any and all Obligations due Lenders;
(vi)consent to any transfer or other disposition of the Project or any direct or indirect interest in Borrower, except for any transfers expressly permitted in accordance with Section 6.9 hereof (or waive any conditions to any such transfer);
(vii)decrease the insurance coverage required pursuant to Exhibit H;
(viii)consent to any Swap or other financial product for hedging and protecting against interest rate fluctuation risks with respect to the Loan to the extent such Swap is either executed by Borrower or secured by the Property;
(ix)change to the Loan Rate, except as set forth in Section 2.5 hereof in connection with a Benchmark Transition Event;
(x)amend or waive any of the terms and/or conditions of Sections 2.8 or 2.9 hereof;
(xi) any of the terms and/or conditions of Sections 3.2, 3.3 or 3.4 hereof; or
(xii)amend or waive any of the terms and/or conditions of (x) the definition of “Change of Control”, (y) the definition of “Control” or (z) Section 6.9 hereof.
No amendment of any provision of this Agreement relating to Administrative Agent will be effective without the written consent of Administrative Agent. Administrative Agent may waive payment of the fee required under Section 10.10(c) without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by Administrative Agent.
Section 10.13    Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

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Section 10.14    Entire Agreement; No Oral Modifications. The Loan Documents set forth the entire agreement of the parties with respect to the Loan and supersede all prior written or oral understandings and agreements with respect thereto and no modification or waiver of any provision of this Agreement will be effective unless set forth in writing and signed by the parties hereto. By executing this Agreement and initialing below Borrower expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Agreement or any of the other Loan Documents in reaching its decision to enter into this Agreement or any of the other Loan Documents and that no promises or other representations have been made to Borrower which conflict with the written terms of the Loan Documents. Borrower represents to Administrative Agent and the Lenders that (i) it has read and understands the terms and conditions contained in this Agreement and the other Loan Documents executed in connection with this Agreement, (ii) its legal counsel has carefully reviewed all of the Loan Documents and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and all other Loan Documents, (iii) it is satisfied with its legal counsel and the advice received from it, and (iv) it has relied only on its review of the Loan Documents and its own legal counsel's advice and representations (and it has not relied on any advice or representations from Administrative Agent, any Lender, or any of their respective officers, employees, agents or attorneys). The Loan Documents may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.

/s/ CJS
Borrower's Initials

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Section 10.15    Captions. The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.
Section 10.16    Borrower-Lender Relationship. The relationship of Borrower, Administrative Agent and the Lenders created hereby and by the other Loan Documents is that of a borrower and a lender only, and in no event will Administrative Agent or any Lender be deemed to be a partner of, or a joint venturer with, Borrower.
Section 10.17    Joint and Several Liability. If there is more than one (1) party to this Agreement who is a borrower under this Agreement, then each of said individuals and/or entities are jointly and severally liable for each covenant, agreement, representation and warranty of Borrower hereunder.
Section 10.18    Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is prohibited by or invalid under applicable Law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.19    [Reserved.]
Section 10.20    [Reserved.]
Section 10.21    Defenses. No failure by Administrative Agent or any Lender to perform any of its respective obligations hereunder will be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.
Section 10.22    Designated Representative(s). Borrower hereby represents that any person signing this Agreement on behalf of the Borrower is hereby authorized to act as the Borrower's authorized representative for purposes of dealing with Administrative Agent on behalf of the Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents and the Loan. As of the Closing Date, the Borrower hereby designates the following persons as “Designated Representatives” (as defined below):

Robert M. Durand	Executive Vice President
Jeffrey K. Waldvogel	Chief Financial Officer
Stacie Yamane	Senior Vice President/Controller
Pamela Azanza Rogalski	Assistant Controller
Dharshi Chandran	Assistant Controller
Todd Smith	Vice President, Controller REIT Corporate Accounting
Andree Ngo	Accounting Manager
Sharon Yang	Accounting Manager

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In addition, Borrower may designate by appropriate action in form acceptable to Administrative Agent, additional individuals who are authorized to act on behalf of the Borrower (together with the person(s) designated above and signing this Agreement, collectively the "Designated Representatives"). The Designated Representative has the power to give and receive all notices, monies, approvals and other documents and instruments, and to take any other action on behalf of the Borrower. All actions by the Designated Representative will be conclusive and binding on the Borrower. Administrative Agent may rely on the authority given to the Designated Representative until actual receipt by Administrative Agent of a duly authorized resolution substituting a different person as the Designated Representative.
Section 10.23    Document Imaging; Electronic Transactions and the UETA; Telecopy and PDF Signatures; Electronic Signatures.
(a)Without notice to or consent of Borrower or any Guarantor, Administrative Agent and each Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against Borrower and any other parties thereto. Administrative Agent and each Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in Administrative Agent’s or such Lender’s possession constituting an “authoritative copy” under UETA.
(b)If Administrative Agent agrees, in its sole discretion, to accept delivery by telecopy, “pdf”, “tif” or “jpg” of the image of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes.
(c)If Administrative Agent agrees, in its sole discretion, to accept an image of or any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include the image or electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. Administrative Agent and each Lender may rely on any such electronic signatures without further inquiry.
(d)Borrower agrees that it will be solely responsible to employ all security procedures necessary to ensure that only authorized parties will have access to making the electronic signatures by Borrower or its affiliates. In the event Administrative Agent agrees in its sole discretion to accept electronic signatures executed or adopted using an electronic signature platform not provided by Administrative Agent, Administrative Agent’s counsel or their respective electronic signature vendor, Borrower will, or will use commercially reasonable efforts to cause their vendor providing the electronic signature platform to, make available to Administrative Agent all such information and records as Administrative Agent reasonably

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requests to evaluate the electronic signature platform and any actual signatures that Borrower is requesting Administrative Agent to accept, including any digital records authenticating the identity of the signer. Any such electronic signature platform must be fully compliant with UETA and E-Sign.
Section 10.24    Lender Provided Swaps. Subject to the terms of Section 6.31 above, Borrower may enter into one or more Swaps with the prior consent of all Lenders with the Swap Counterparty on terms that are acceptable to Swap Counterparty and all Lenders in their sole discretion for the purpose of hedging and protecting against interest rate fluctuation risks with respect to the Loan. All Lender Provided Swaps, if any, are independent agreements governed by the written agreements evidencing said Swaps, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loan Documents, except as otherwise expressly provided in said Swaps, and any payoff statement from Administrative Agent relating to the Loan will not apply to said Lender Provided Swaps, and any such Swaps will only be entered into in accordance with the terms of Section 6.31.
Section 10.25    USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:
Each Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow the Lenders to identify Borrower in accordance with the PATRIOT Act.
Section 10.26    Confidentiality.
(a)Administrative Agent and each Lender agrees to hold any confidential information which it may receive from Borrower or Guarantor in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to Administrative Agent and any other existing Lender and their respective Affiliates, and, in each case, their respective employees, directors, and officers, (ii) to legal counsel, accountants, and other professional advisors to Administrative Agent or any Lender provided such parties have been notified of the confidential nature of such information, (iii) as provided in Section 10.10(e), (iv) in connection with any regulatory requirements applicable to Administrative Agent or Lenders, to regulatory officials, (v) to any Person as required pursuant to or as required by law, regulation, or legal process or proceeding, (vi) [intentionally deleted], (vii) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties provided such parties have been notified of the confidential nature of such information, (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (x) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 10.26 or (2) becomes available to Administrative Agent, or any other Lender on a non-confidential basis from a source other than Borrower or Guarantor, (xi) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring

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of CUSIP numbers with respect to the Loan, and (xii) to third-party data reporting services including, but not limited to, credit bureaus and “league table” providers in the ordinary course of business. Without limiting Section 10.15, Borrower agrees that the terms of this Section 10.26 will set forth the entire agreement between Borrower and Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by Administrative Agent or such Lender in connection with this Agreement, and this Section 10.26 will supersede any and all prior confidentiality agreements entered into by Administrative Agent or any Lender with respect to such confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF BORROWER OR ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT BORROWER, ANY GUARANTOR AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO BORROWER AND ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO BORROWER AND ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES..
Section 10.27    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:

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1.a reduction in full or in part or cancellation of any such liability;
2.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
3.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.28    Limited Recourse Provision. Except as to Guarantor as set forth in the Guaranty, Administrative Agent and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower (except for the Guarantor as provided in the Guaranty, but including the sole member of Borrower (other than Guarantor), including KBS Limited Partnership III or KBS Real Estate Investment Trust III, Inc.) with respect to the obligations of Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower's liability or obligations under the Loan Documents, Guarantor's liability or obligations under the Guaranty or Administrative Agent's right to exercise any rights or remedies against any collateral securing the Loan.
Section 10.29    Civil Code Section 2822 Waiver. If, at any time, any surety exists that is liable for only a portion of Borrower obligations under the Loan Documents and Borrower provides partial satisfaction of Borrower obligations, to the extent California law is ever applied to the transaction notwithstanding the parties choice of law, Borrower waives any right they would otherwise have under California Civil Code Section 2822, or under any similar law or otherwise, to designate the portion of Borrower obligations to be satisfied. The designation of the portion of Borrower obligations to be satisfied will, to the extent not expressly made by the terms of the Loan Documents, be made by Bank rather than by Borrower.
Section 10.30    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
BORROWER:
KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XI, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer
Address:
KBSIII 500 WEST MADISON, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Dan Park
[Signatures follow on next page.]

SMRH:4847-1441-2233	S-1

ADMINISTRATIVE AGENT:	U.S. BANK NATIONAL ASSOCIATION, a national banking association

Address:	By:	/s/ Chris Coburn
U.S. Bank National Association Commercial Real Estate 4100 Newport Place, Suite 900 Newport Beach, CA 92660 Attention: Loan Administration		Name:	Chris Coburn
		Its:	SVP

[Signatures follow on next page.]

SMRH:4847-1441-2233	S-2

LENDER:	U.S. BANK NATIONAL ASSOCIATION, a national banking association

Address:	By:	/s/ Chris Coburn
U.S. Bank National Association Commercial Real Estate 4100 Newport Place, Suite 900 Newport Beach, CA 92660 Attention: Loan Administration		Name:	Chris Coburn
		Its:	SVP

[Signatures follow on next page.]

SMRH:4847-1441-2233	S-3

LENDER:	DEUTSCHE PFANDBRIEFBANK AG

Address:	By:	/s/ Authorized Signatory
Deutsche Pfandbriefbank AG Parkring 28 85748 Garching, Germany Attention: Karsten Imhoff		Name:	___________
		Title:	___________

With a copy to:	By:	____________________
King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 Attention: Elizabeth A. Gable, Esq.		Name:	____________
		Its:	____________

[Signatures follow on next page.]

SMRH:4847-1441-2233	S-4

LENDER:	DEUTSCHE PFANDBRIEFBANK AG

Address:	By:	/s/ Andreas A. Wuerm
Deutsche Pfandbriefbank AG Parkring 28 85748 Garching, Germany Attention: Karsten Imhoff		Name:	Andreas A. Wuerm
		Title:	MD

With a copy to:	By:	________________________
King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 Attention: Elizabeth A. Gable, Esq.		Name:	________________
		Its:	________________

SMRH:4847-1441-2233	S-5

LENDER:	BANK OF AMERICA, N.A.

Address:	By:	/s/ Kevin McLain
Bank of America, N.A. 520 Newport Center Drive #1100 Newport Beach, CA 92660		Name:	Kevin McLain
		Title:	Senior Vice President

SMRH:4847-1441-2233	S-6

SCHEDULE 1
COMMITMENTS

Lender	$ Amount	Pro Rata Share
US Bank, N.A.	$165,000,000.00	44.0000000000%
Bank of America	$125,000,000.00	33.3333333333%
Deutsche Pfandbriefbank AG	$85,000,000.00	22.6666666667%

SMRH:4847-1441-2233.18	Schedule 1
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EXHIBIT A
Improvements
The Improvements for the Project will consist of a 40 story class A office and retail building containing approximately 1,457,724 rentable square feet, located at 500 West Madison Street in Chicago, Illinois and commonly referred to as Accenture Tower, and related improvements.

SMRH:4847-1441-2233.18	Exhibit A
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EXHIBIT B
Legal Description
That certain real property located in Chicago, Illinois, more particularly described as follows:
Note: The phrase "vacated 18 foot alley" as used in these legal descriptions is in reference to the 18 foot wide North-South alley lying in Block 50 which was vacated by Ordinance recorded January 5, 1907 as Document No. 3974491.
Parcel 1:
The South 275.06 feet (measured perpendicularly) of the following described property, all taken as a tract:
Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened) in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian in Cook County, Illinois.
Parcel 2a:
That part of the following described property, all taken as a tract, lying below a horizontal plane having an elevation of
+23.00 feet Chicago City Datum and lying North of the South 275.06 feet (measured perpendicularly) of said tract:
Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened) in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian in Cook County, Illinois.
Parcel 2b:
Easement for the benefit of Parcels 1, 2a and 2c, as created by the Declaration of Easements, Covenants, Conditions and Restrictions made by Chicago and Northwestern Transportation Company, a Delaware corporation, and Chicago Title and Trust Company as Trustee under Trust Agreement dated March 31, 1982 and known as Trust Number 1079000, dated March 31, 1982 and recorded September 7, 1984 as Document No. 27245590, over the following described property:

SMRH:4847-1441-2233.18	Exhibit B
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That part of the following described property, all taken as a tract, lying above a horizontal plane having an elevation of
+23.00 feet Chicago City Datum, lying below a horizontal plane having an elevation of +59.63 feet Chicago City Datum, and lying North of the South 275.06 feet (measured perpendicularly) of said tract:
Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened) in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian in Cook County, Illinois,
for the construction, maintenance, use, repair, replacement, renovation, reconstruction and improvement with caissons, support posts, arches, columns or other support devices; and for the installation and maintenance of utility lines.
Parcel 2c:
That part of the following described property, all taken as a tract, lying above a horizontal plane having an elevation of
+59.63 feet Chicago City Datum and lying North of the South 275.06 feet (measured perpendicularly) of said tract:
Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened) in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian in Cook County, Illinois.

SMRH:4847-1441-2233.18	Exhibit B
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EXHIBIT C
Permitted Encumbrances
As set forth in Administrative Agent's letter of title instructions to the Title Company setting forth Administrative Agent's requirements for the Title Policy, for each Security Instrument encumbering a Project. In no event shall any deeds of trust, mortgages, mechanic's liens or other liens securing indebtedness or monetary obligations (other than the Security Instrument in favor of Administrative Agent for the benefit of Lenders) be "Permitted Encumbrances."

SMRH:4847-1441-2233.18	Exhibit C
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EXHIBIT D
DRAW REQUEST FORM
Borrower hereby requests an advance of Loan proceeds in the amount of $________, which request is supported by the attached.
Borrower hereby certifies as follows (all terms herein having the meanings set forth in the Revolving and Term Loan Agreement (the "Loan Agreement") dated as of November 2, 2020, between Borrower and U.S. Bank National Association, as "Administrative Agent" and the Lenders from time to time a party thereto ("Lenders"):
1.    At the date hereof, to the knowledge of Borrower, no suit or proceeding at law or in equity, and, to the knowledge of Borrower, no investigation or proceeding of any governmental body, has been instituted or is threatened, which in either case would substantially, negatively affect the condition or business operations of Borrower or the Project, except the following:
__________________________________________________________________________________________________________________________________________________________________________________________________________________
2.    At the date hereof, to the knowledge of Borrower, no default or Event of Default under the Loan Agreement or under any of the other Loan Documents has occurred and is continuing, and, to the knowledge of Borrower, no event has occurred which, upon the service of notice and/or the lapse of time, would constitute an Event of Default thereunder, except the following:
__________________________________________________________________________________________________________________________________________________________________________________________________________________
3.    Guarantor is in compliance with all required financial covenants under the Loan Documents.
4.    All bills for labor, materials, equipment, work, services and supplies furnished in connection with the Project, which could give rise to a mechanic's lien if unpaid, have been paid or will be paid before they become delinquent.
5.    [For Tenant Improvement Allocation Draws] The progress of construction of the Tenant Improvements is such that it can be completed for the cost originally represented to Administrative Agent, except for the following:

6.    Immediately following the disbursement of the requested funds, the outstanding principal amount of the Loan will not exceed the Availability Amount.

SMRH:4847-1441-2233.18	Exhibit D
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7.    [For Tenant Improvement Allocation Draws] All Tenant Improvement Allocation funds advanced under the Loan Agreement to date pursuant to a Draw Request have been utilized as specified in the Draw Requests pursuant to which the same were advanced, exclusively to pay or reimburse Borrower for payment of costs incurred for or in connection with Tenant Improvements and leasing commissions, and Borrower represents that no part of the Loan proceeds have been paid for labor, materials, equipment, work, services or supplies incorporated into or employed in connection with any project other than the Project, as that term is defined in the Loan Agreement.
8.    Borrower authorizes and requests Administrative Agent and Lenders to charge the total amount of this Draw Request against Borrower's Loan account and to advance from the proceeds of the Loan the funds hereby requested. The advance made pursuant to this Draw Request is acknowledged to be an accommodation to Borrower and is not a waiver by Administrative Agent or Lenders of any defaults or events of default under the Loan Documents or any other claims of Administrative Agent or Lenders against Borrower or Guarantor(s).
9.    The representations of Borrower in Article 5 are true and correct in all material respects except as disclosed to Administrative Agent in writing.
The advances and disbursements on the attached sheets are hereby approved and authorized.
BORROWER:
__________________________,
a _______________________

By: ______________________

SMRH:4847-1441-2233.18	Exhibit D
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EXHIBIT E
Financial Covenant Compliance Certificate Form
Loan Amount: $[___________]
Revised for the fiscal quarter ending on [____________] (the "Quarter-Annual Date")
With reference to the Guaranty dated November 2, 2020, from KBS REIT Properties, III, LLC, to Administrative Agent, Guarantor hereby certifies as follows (each capitalized term used herein having the same meaning given to it in the Guaranty unless otherwise specified):
    As of the Quarter-Annual Date, Guarantor's Leverage Ratio is: [_______________]. Maximum Per Guaranty: 65%.
    As of the Quarter-Annual Date, Guarantor's Net Worth is: $[_______________]. Minimum requirement per Guaranty: $500,000,000.
    As of the Quarter-Annual Date, Guarantor's ratio of EBITDA to Fixed Charges is ______________. Minimum per Guaranty is 1.50 to 1.0.
    As of the Quarter-Annual Date, there exists no Default or, to Guarantor's knowledge, any condition, event or act which constitutes an Event of Default under the Term Loan Agreement.

Guarantor: KBS REIT Properties III, LLC, a Delaware limited liability company By: ______________________________ Its: ______________________________

SMRH:4847-1441-2233.18	Exhibit E
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EXHIBIT F
[Reserved.]

SMRH:4847-1441-2233.18	Exhibit F
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EXHIBIT G
Organizational Chart

SMRH:4847-1441-2233.18	Exhibit G
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EXHIBIT H
COMMERCIAL REAL ESTATE
STANDARD INSURANCE REQUIREMENTS
I.    PROPERTY INSURANCE
For the Project, all-Risk Hazard Insurance Policy or Policy Declarations Pages or Binders of Insurance, or such other evidence of insurance acceptable to U.S. Bank in its sole discretion, naming the borrowing entity as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by U.S. Bank with a current A.M. Best's Insurance Guide Rating of at least A- VIII (which is authorized to do business in the state in which the property is located) that affirmatively includes the following, either in the standard policy terms or by separate endorsement to the policy:

1. Mortgagee Clause Endorsement naming U.S. Bank National Association as Mortgagee ISAOA ATIMA, with a 30-day notice to U.S. Bank in the event of cancellation or non-renewal.
2. Lender's Loss Payable Endorsement (ISO 1218 or similar) with a 30-day notice to U.S. Bank in the event of cancellation or non-renewal.
3. Replacement Cost Endorsement.
4. Agreed Amount endorsement or No Coinsurance.
5. No Exclusion for Acts of Terrorism.
6. Boiler and Machinery Coverage (aka Electrical and Mechanical Breakdown).
7. Sprinkler Leakage Coverage.
8. Vandalism and Malicious Mischief Coverage.
9. Flood Insurance, if applicable, covering the building(s) and contents owned by the mortgagor
10.    Loss of Rents Insurance in an amount of not less than 100% of one year's Rental Value of the Project. "Rental Value" must include:
a)    The total projected gross rental income from tenant occupancy of the Project as set forth in the Operating Budget and Business Plan,
b)    The amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Borrower, and

SMRH:4847-1441-2233.18	Exhibit H – Page 1
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c) The fair rental value of any portion of the Project which is occupied by Borrower or One year's business interruption insurance in an amount acceptable to U.S. Bank.
11. Collapse Coverage.
12. Earthquake Coverage, if applicable,
13. Coastal & Other Wind Coverage (as applicable for gulf and east coast properties).
14. Extra Expense Coverage.
15. Borrower's coverage is primary and non-contributory with any insurance or self- insurance carried by U.S. Bank.
16. Waiver of Subrogation against any party whose interests are covered in the policy.
17. Demolition and Increased Cost of Construction.
18. U.S. Bank must be the only mortgagee / lender loss payee as to the Collateral covered by U.S. Bank's Security Instrument(s).

SMRH:4847-1441-2233.18	Exhibit H – Page 2
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II.    LIABILITY INSURANCE
Commercial General Liability Policy or Policy Declarations Pages or Binders of Insurance, or such other evidence of insurance acceptable to U.S. Bank in its sole discretion, naming the borrowing entity as an insured, providing coverage on an "occurrence" rather than a "claims made" basis and written by a carrier approved by U.S. Bank, with a current A.M. Best's Insurance Guide Rating of at least A – VIII (which is authorized to do business in the state in which the property is located) that affirmatively includes the following, either in the standard policy terms or by separate endorsement to the policy:

1.    Combined general liability policy limit of at least $5,000,000.00 each occurrence and aggregate applying liability for Bodily Injury, Personal Injury, Property Damage,
Contractual and Products and Completed Operations which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess
Liability Policy (or policies); provided, the coverage afforded under any such
Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy. Such policies must contain a Separation of Insureds/Severability of Interest clause.
2. No Exclusion for Acts of Terrorism.
3. Aggregate limit to apply per location.
4. Borrower's coverage is primary and non-contributory with any insurance or self- insurance carried by U.S. Bank.
5. Waiver of Subrogation against any party whose interests are covered in the policy.
6. Additional Insured Endorsement naming U.S. Bank National Association as an additional insured with a 30-day notice to U.S. Bank in the event of cancellation, non-renewal, or material change.
U.S. Bank may from time to time to make changes to the foregoing insurance requirements and/or to require additional coverages not described above. In addition, the above insurance requirements are subject to change or the imposition of additional coverages if required by applicable Laws, regulations or policies applicable to U.S. Bank or the Project.

SMRH:4847-1441-2233.18	Exhibit H – Page 3
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EXHIBIT I
Form of Promissory Note
PROMISSORY NOTE

$[___________]                             [_____________], 2020
KBSIII 500 West Madison, LLC, a Delaware limited liability company, collectively as maker, having their principal place of business at 800 Newport Center Drive, Suite 700, Newport Beach, California 92660 ("Borrower"), hereby unconditionally promises to pay to the order of [___________] ("Lender"), having an address at 4100 Newport Place, Suite 900, Newport Beach, CA 92660 or such other place as the holder hereof may from time to time designate in writing, the principal sum of [___________] and [______]/100 Dollars ($[___________]), or so much thereof as may have been advanced pursuant to the Loan Agreement (as defined below), in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note (this "Note") at the Loan Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof among Borrower, Lender, certain other "Lenders" named therein or made party thereto, and U.S. Bank National Association, a national banking association, as Administrative Agent ("Administrative Agent") (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms not defined herein have the respective meanings set forth in the Loan Agreement.
1.Payment Terms. Borrower agrees to pay the principal sum of this Note, to the extent advanced pursuant to the Loan Agreement, and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement. The outstanding principal balance of the principal sum of this Note and all accrued and unpaid interest thereon is due and payable in full on the Maturity Date. This Note may only be prepaid in accordance with the terms and conditions of the Loan Agreement.
2.Acceleration. The Loan Agreement contains, among other things, provisions for the acceleration of the outstanding principal balance of the principal sum of this Note together with all interest accrued and unpaid hereon and all other sums, including late charges, and other costs relating to the Loan, due to Lender under this Note, the Loan Agreement or any other Loan Document (the "Debt") upon the happenings of certain stated events.
3.Loan Documents. This Note is one of the Notes referred to in the Loan Agreement. This Note is secured by each Security Instrument (as defined in the Loan Agreement) executed by a Borrower and given to Administrative Agent, covering the respective Project described therein (as defined in the Loan Agreement). In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement will govern.
4.Savings Clause. In the event that the interest and/or charges in the nature of interest, if any, provided for by this Note, the Loan Agreement or by any other Loan Document, contravenes a legal or statutory limitation applicable to the Loan, if any, Borrower will pay only

SMRH:4847-1441-2233.18	Exhibit I – Page 1
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such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower will pay all amounts provided for herein, in the Loan Agreement and in the other Loan Documents. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts will be applied to principal, unless principal has been fully paid, in which event such excess amount will be refunded to Borrower.
5.Waivers. Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person will release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower will waive any obligation of Borrower or waive any right of Lender or Administrative Agent to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership or limited liability company, the agreements herein contained will remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership or limited liability company, and the term "Borrower," as used herein, will include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and their partners or members will not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein will remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower," as used herein, will include any alternative or successor corporation, but any predecessor corporation will not be relieved of liability hereunder. Nothing in the foregoing sentences may be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, any Security Instrument or any other Loan Document.
6.No Oral Change. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
7.[Intentionally Deleted].
8.Governing Law; Waiver of Jury Trial; Jurisdiction. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT

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REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD CAUSE ANOTHER STATE'S LAWS TO APPLY) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THE LOAN AGREEMENT, AND THIS NOTE AND THE LOAN AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, AND ANY LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.
TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF ILLINOIS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN WILL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESSES FOR NOTICES DESCRIBED IN THE LOAN AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE WILL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN WILL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).
9.Severability. Wherever possible, each provision of this Note must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
10.Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Note and the Loan Agreement.
11.Notices. All notices or other written communications hereunder must be delivered in accordance with Section 10.7 of the Loan Agreement.

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12.Limitation on Liability. Notwithstanding anything to the contrary set forth herein, under no circumstances shall any of the members, partners, directors, shareholders or other constituent owners of Borrower (direct or indirect), other than Guarantor, have any liability for Borrower’s obligations hereunder.
[NO FURTHER TEXT ON THIS PAGE]

SMRH:4847-1441-2233.18	Exhibit I – Page 4
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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed and delivered as of the day and year first above set forth.
BORROWER:
KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XI, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	____________________
Charles J. Schreiber, Jr., Chief Executive Officer

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EXHIBIT J
Form of Assignment and Assumption Agreement
This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein will have the meanings given to them in the Loan Agreement identified below (as amended, the "Loan Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation, to the extent permitted to be assigned under applicable Law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[ ]

2.	Assignee:	[ ][and is an Affiliate of [identify Lender][1]

3.	Borrower(s):	[ ]

4.	Administrative Agent:	U.S. Bank National Association, as the agent under the Loan Agreement.

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5.	Loan Agreement:
The Loan Agreement dated as of [_______________], 20[__] among [name of Borrower(s)], the Lenders party thereto, U.S. Bank National Association, as Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

		Aggregate Amount of Commitment/Advances for all Lenders[1]	Amount of Commitment/Advances Assigned[2]	Percentage Assigned of Commitment/Advances[3]
		$[____________]	$[____________]	[_______]%
		$[____________]	$[____________]	[_______]%
		$[____________]	$[____________]	[_______]%

7.	Trade Date:	[______________________][4]

Effective Date: [____________________], 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH WILL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:_________________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:_________________________________
Title:

[Consented to and] Accepted:[5]
1 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
4 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
5 To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

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U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:____________________________
Title:

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[Consented to:][7]

ACKNOWLEDGED AND AGREED; Borrower is executing in the signature block below solely for the purpose of acknowledging receipt of the Assignment and Assumption Agreement to which this acknowledgement is attached and by signing below Borrower shall not be incurring any additional obligations or additional liability except as contemplated by the Loan Documents

[NAME OF RELEVANT PARTY]

By:____________________________
Title:

____________________________________
7 To be added only if the consent of Borrower and/or other parties (e.g. Swing Line Lender, LC Issuer) is required by the terms of the Credit Agreement.

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ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys will be responsible for (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by Borrower, any of its Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the Project, books or records of Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loan or the Loan Documents.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the Effective Date, it will be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, will have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Loan Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with

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their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. The Assignee will pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, Administrative Agent will make all payments in respect of the Assigned Interest (including payments of principal, interest, reimbursement obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together will constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy will be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption will be governed by, and construed in accordance with, the law of the State of Illinois.

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EXHIBIT K
[Intentionally Deleted]

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EXHIBIT L
LIST OF LEASES
[to be provided]

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Exhibit M
Form of Notice of Obligations

TO:        U.S. Bank National Association, as Administrative Agent
        Via email to Agencyserviceslcmshared@usbank.com

RE:        Revolving and Term Loan Agreement dated as of November 2, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), between KBSIII 500 West Madison, LLC, a Delaware limited liability company (“Borrower”), the Lenders party thereto, and U.S. Bank National Association, as administrative agent (in such capacity, “Administrative Agent”; capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement)

DATE:        [•], 20[•]
______________________________________________________________________________

[•] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Agreement, that the Secured Party has provided Lender-Provided Swaps.
[Describe nature and scope of Lender-Provided Swaps and related exposure]
A duly authorized representative of the undersigned has executed this notice as of the day and year set forth above.

[•]

By:
Name:    [•]
Title:    [•]

SMRH:4847-1441-2233.18	Exhibit M
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